UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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Citigroup Inc.

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2024

Citigroup Inc.
2024 Notice of Annual Meeting and Proxy Statement

April 30, 2024
9:00 a.m. Eastern Time

Virtual Annual Meeting Site:
www.virtualshareholdermeeting.com/CITI2024

Citigroup Inc.
388 Greenwich Street
New York, New York 10013

March 19, 2024

Dear Stockholder:

We cordially invite you to attend Citi’s 2024 Annual Meeting, which will be held on Tuesday, April 30, 2024, at 9:00 a.m. Eastern Time. This year’s Annual Meeting will be held in a virtual format through a live webcast to facilitate stockholder attendance regardless of location and reduce the carbon footprint of Citi’s activities. Details relating to the Annual Meeting logistics are provided in this 2024 Proxy Statement and at www.virtualshareholdermeeting.com/CITI2024.

At the Annual Meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the Proxy Statement.

Thank you for your support of Citi.

Sincerely,

John C. Dugan

Chair of the Board

4

2024 Board Letter to Stockholders

2023 marked the second full year of Citi’s execution of the multi-year strategic and Transformation goals set forth at our last Investor Day, in early 2022. Once again, despite some serious and unforeseen challenges, the Company made significant progress in achieving these goals.

Perhaps the most significant challenge arose from the cluster of bank failures and resolutions that occurred in March 2023, with attendant concerns about the potential for contagion and systemic risk. Here, Citi demonstrated the strength of its diversified business model and prudent risk management. The Company had deliberately managed its interest rate risk to have far lower unrealized losses from the sharp rise in interest rates than those experienced by the banks that failed. It was therefore able to play a central role, along with other large banks, in providing support for the government’s effort to achieve an orderly resolution of the problems, which in turn helped restore depositor confidence across the system. Nevertheless, the bank failures that did occur caused substantial deposit insurance losses, which large banks were required to cover through sharp increases in their deposit insurance premiums, including a $1.5 billion expense for Citi in the fourth quarter of 2023.

In terms of its strategic goals, the Company continued its successful divestitures of the 14 non-U.S. consumer businesses identified at Investor Day. As of the date of this letter, nine of the businesses have been sold; three have been substantially wound down (Korea, Russia, and China); the Mexico consumer business is on track for an initial public offering beginning in 2025; and the Polish consumer business—despite the war in Ukraine—is once again being offered for sale. Taken together, these transactions continue to simplify Citi and significantly reduce headcount and expense.

In the wake of this progress on divestitures, the Company embraced its most significant structural changes since it announced its strategy on Investor Day: it reorganized the firm to focus much more transparently on the five core businesses of Services, Markets, Banking, Wealth, and U.S. Personal Banking, the heads of which now report directly to the CEO. The reorganization also eliminated previous regional structures and unnecessary layers of management, while establishing a centralized Client organization led by a new Chief Client Officer to enhance the focus of all Citi businesses on client service. The new organization is plainly simpler, and its transparency will increase accountability to you, our stockholders, for improved business performance.

As important as these changes are to Citi’s future, their success depends fundamentally on the multi-year Transformation of the Company’s risk and control environment and data architecture—the number one priority of the firm. With most of the planning and foundational work completed in 2021 and 2022, Citi’s focus shifted to execution and improved outcomes in 2023. The Company made substantial progress over the course of the year, as evidenced by the retirement of roughly 390 legacy applications in 2023, thereby simplifying its technology infrastructure and enabling greater focus on more strategic platforms. The Company also launched a SMaRT platform for booking controls in Markets to reduce manual trade entry errors by 85 percent across more than 50 trade order/entry systems.

Notwithstanding this progress, enhanced performance will be necessary to achieve expected improvements in data quality and regulatory reporting, which are key priorities for 2024. The Board is keenly focused on the Transformation receiving the resources necessary for its successful completion.

Turning to business performance, 2023 was mixed. The Services business had a record year; Markets’ performance was solid; and revenues rebounded in U.S. Personal Banking based on significantly increased borrowing in Cards. At the same time, revenues declined for both Wealth and Banking, but for both businesses Citi was able to attract strong new leaders to help improve results going forward.

Overall, the key metric of Total Stockholder Return showed marked improvement year-over-year; the firm met its full year expense guidance; and revenues increased to $78.5 billion. That said, Citi incurred a number of idiosyncratic expenses in the fourth quarter, and the Return on Tangible Common Equity (RoTCE) declined to a disappointing 4.9 percent for the year.

Citi 2024 Proxy Statement

5

Looking forward, and taking into account the strategic divestitures, reorganization, and progress on the Transformation, management remains confident that Citi is on track to meet the medium-term financial targets set forth at Investor Day, including achieving an 11-12 percent RoTCE. The Board continues to believe that significantly improving RoTCE in the medium- and longer-term is critical to improving Citi’s Total Stockholder Return—and our oversight of financial performance will continue to be focused on achieving that result.

Thank you for your ongoing support of Citi. Dialogue with stockholders is a fundamental feature of a well-governed organization, and we will continue to make it a priority. Please write with any concerns or suggestions to: Citigroup Inc. Board of Directors, c/o Brent J. McIntosh, Chief Legal Officer and Corporate Secretary, 388 Greenwich Street, New York, NY 10013.

Ellen M. Costello	Duncan P. Hennes	Diana L. Taylor
Grace E. Dailey	Peter B. Henry	James S. Turley
Barbara J. Desoer	S. Leslie Ireland	Casper W. von Koskull
John C. Dugan	Renée J. James
Jane N. Fraser	Gary M. Reiner

www.citigroup.com

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7

Notice of Annual Meeting of Stockholders

Citigroup Inc.
388 Greenwich Street
New York, New York 10013

Dear Stockholder:

Citi’s Annual Stockholders’ Meeting will be held on Tuesday, April 30, 2024, at 9:00 a.m. Eastern Time (E.T.) through a virtual meeting platform. Please go to the “Register for Meeting” link at www.proxyvote.com to register for the meeting. Live audio of the 2024 Annual Meeting will be webcast at www.citigroup.com. You or your proxyholder can participate, vote, ask questions, and examine the rules of the meeting at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CITI2024 and using your 16-digit control number. Electronic entry to the meeting will begin at 8:45 a.m. E.T. and the meeting will begin promptly at 9:00 a.m. E.T. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CITI2024.

At the meeting, stockholders will be asked to:

1.  elect the directors listed in Proposal 1,

2.  ratify the selection of Citi’s independent registered public accounting firm for 2024,

3.  consider an advisory vote to approve our 2023 executive compensation,

4.  approve additional shares for, and a term extension and restatement of, the Citigroup 2019 Stock Incentive Plan,

5.  act on certain stockholder proposals, each if properly presented, and

6.  consider any other business properly brought before the meeting, or any adjournment or postponement thereof, by or at the direction of the Board of Directors.

Citi has utilized the Securities and Exchange Commission (SEC) rule allowing companies to furnish proxy materials to its stockholders over the Internet. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of our 2024 Annual Meeting.

In accordance with this rule, on or about March 19, 2024, we sent to those current stockholders who were stockholders at the close of business on March 4, 2024, a notice of the 2024 Annual Meeting containing a Notice of Internet Availability of Proxy Materials (Notice). The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice.

By order of the Board of Directors,

Brent J. McIntosh
Corporate Secretary
March 19, 2024

www.citigroup.com

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9

FORWARD-LOOKING STATEMENTS

Certain statements in this Proxy Statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical facts but instead represent Citi’s and its management’s beliefs regarding future events. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results, performance or outcomes may differ materially from those expressed in or implied by any of these forward-looking statements due to a variety of factors, including, among others, global socio-demographic and economic trends, energy prices, consumer and client behavior, physical and transition risks associated with climate change, our ability to gather and verify data regarding environmental impacts, our ability to successfully implement various initiatives throughout the Company within expected time frames, and technological innovations and challenges, including the ability of our partners or potential partners as well as their suppliers to successfully implement initiatives and produce or scale new technologies under expected time frames. Other factors that could cause actual results, performance, outcomes or financial condition to differ materially from those described in forward-looking statements can be found in this report and in Citi’s filings with the SEC, including without limitation the “Risk Factors” section of Citi’s 2023 Annual Report on Form 10-K. Any forward-looking statements made by or on behalf of Citi speak only as to the date they are made, and Citi does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date that the forward-looking statements were made.

www.citigroup.com

10

Proxy Statement Highlights

Voting Items
Proposal 1: Election of Directors (Pages 46–67) The Board recommends you vote FOR each nominee
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm (Pages 69–70) The Board recommends you vote FOR this proposal
Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation (Pages 71–114) The Board recommends you vote FOR this proposal
Proposal 4: Approval of Additional Shares for, and a Term Extension and Restatement of, the Citigroup 2019 Stock Incentive Plan (Pages 115–124) The Board recommends you vote FOR this proposal
Stockholder Proposals 5-10 (Pages 125–138) The Board recommends you vote AGAINST each of the stockholder proposals
Meeting and Voting Information (For additional information, please see About the 2024 Annual Meeting starting on page 140.)
Date and Time April 30, 2024, 9:00 a.m. E.T.

Record Date March 4, 2024

Voting
Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on.

Admission Procedures
Please register to attend Citi’s 2024 Annual Meeting. Please go to the “Register for Meeting” link at www.proxyvote.com to register for the virtual meeting. Go to www.virtualshareholder meeting.com/CITI2024 to attend the virtual meeting. Please remember to submit your 16-digit control number on your proxy card or voting instruction form as well as your first and last name and your email address.

Board and Corporate Governance Highlights

Citi’s Board of Directors

The members of the Board of Directors each have the qualifications and experience to guide Citi’s strategy and oversee management’s execution of that strategic vision. Citi’s Board of Directors consists of individuals with the skills and backgrounds necessary to oversee Citi’s efforts on delivering sustainable, client-led revenue growth while operating within a complex financial and regulatory environment.

Independence		92% of our Board Nominees are Independent.
Board Refreshment		The average board tenure of our nominees is 7.8 years and four nominees have served for more than 10 years. There have been 2 new Directors elected within the last 5 years.
Diversity

Citi’s Board is committed to ensuring that it is composed of individuals whose backgrounds reflect the diversity represented by our employees, customers, stockholders, and stakeholders. Based on the voluntary self-identification of gender, race, ethnicity, sexual orientation, disability, and veteran status by our Board members, the graphs disclose the diversity of the Board.

Women	Racially Diverse

Citi 2024 Proxy Statement

Proxy Statement Highlights	11

Citi’s Board of Directors

Name and Primary Qualifications	Age	Director Since	Principal Occupation and Other Current Public Company Directorships	Citi Committees
				A	CPC	E	NGP	RM	T
Ellen M. Costello	69	2016	Former President and CEO, BMO Financial Corporation, and Former U.S. Country Head, BMO Financial Group	●				●
Grace E. Dailey	63	2019	Former Senior Deputy Comptroller for Bank Supervision Policy and Chief National Bank Examiner, Office of the Comptroller of the Currency	●				●
Barbara J. Desoer	71	2019	Chair, Citibank, N.A. Board: DaVita Inc.			●		●	●
John C. Dugan	68	2017	Chair, Citigroup Inc.	●		●	●	●
Jane N. Fraser	56	2020	Chief Executive Officer, Citigroup Inc.
Duncan P. Hennes	67	2013	Co-Founder and Partner, Atrevida Partners, LLC Board: RenaissanceRe Holdings Ltd.	●	●	●		●
Peter B. Henry	54	2015	Class of 1984 Senior Fellow, Hoover Institution, and Senior Fellow, Freeman Spogli Institute for International Studies, Stanford University Boards: Nike, Inc. and Analog Devices, Inc.		●		●
S. Leslie Ireland	64	2017	Former Assistant Secretary for Intelligence and Analysis, U.S. Department of the Treasury, and National Intelligence Manager for Threat Finance, Office of the Director of National Intelligence						●
Renée J. James	59	2016	Founder, Chair and CEO, Ampere Computing Board: Oracle Corporation	●	●	●			●
Gary M. Reiner	69	2013	Operating Partner, General Atlantic LLC Board: Hewlett Packard Enterprise Company		●		●		●
Diana L. Taylor	69	2009	Former Superintendent of Banks, State of New York Board: Brookfield Corporation		●	●	●
James S. Turley	68	2013	Former Chairman and CEO, Ernst & Young Boards: Emerson Electric Co., Northrop Grumman Corporation, and Precigen, Inc.	●		●		●
Casper W. von Koskull	63	2023	Former President and Group Chief Executive Officer, Nordea Bank Abp		●		●	●

Qualifications

Compensation	Human Capital Management
Corporate Governance	International Business or Economics
Environmental and Sustainability	Legal, Regulatory and Compliance
Financial Reporting	Risk Management
Financial Services	Technology, Cybersecurity and Data Management
●	committee member
●	committee chair
A	Audit
CPC	Compensation, Performance Management and Culture
E	Executive
NGP	Nomination, Governance and Public Affairs
RM	Risk Management
T	Technology

www.citigroup.com

12	Proxy Statement Highlights

Corporate Governance Highlights

Citigroup Inc. (Citigroup, Citi, or the Company) is active in implementing its governance practices that are at the leading edge of best practices. Highlights include:

Alignment with Stockholders	Adherence to Corporate Governance Best Practices

●  Threshold for stockholders to call a Special Meeting is 15%

●  Citi provides Proxy Access to eligible stockholders, which gives them the right to include their own Board nominees in the Company’s proxy materials

●  Stockholders have the right to act by written consent

●  Citi has an Independent Chair; if there is no Independent Chair, the Board will appoint a Lead Independent Director

●  Majority vote standard for uncontested Director elections

●  No super-majority vote provisions in our Restated Certificate of Incorporation

●  The Board of Directors has a Transformation Oversight Committee, an ad hoc committee, to provide oversight of Citi’s efforts to improve its Risk and Control environment. (Please see page 32  to review additional disclosure regarding the Transformation Oversight Committee)

●  Citi’s Compensation, Performance Management and Culture Committee has oversight of Citi’s efforts to ensure ethical behavior in Citi’s culture, business practices, and employees

●  Members of Citi’s Board of Directors and Citi’s executive officers are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan; see Citi’s Hedging Policies on pages 40–41

●  Citi’s Board of Directors includes seven women and one racially diverse director

●  Ongoing Board refreshment, with 6 of our 13 current directors having tenures of seven years or less

●  Citi appointed a Chief Sustainability Officer in September 2019

●  In 2021, Citi announced its commitment to reach net zero greenhouse gas emissions by 2050

Our Investor Engagement Program*

*    In the period following the 2023 Annual Meeting and prior to the issuance of the 2024 Proxy Statement, Citi engaged with investors regarding, among other topics, the following: executive compensation, human capital management (including diversity, equity and inclusion and pay equity), culture, risk and controls, climate change risk and disclosures, human rights, Board refreshment and governance, and certain stockholder proposals. For information about our engagement efforts in advance of the 2024 Annual Meeting, please see pages 101–102.

Citi 2024 Proxy Statement

13

Environmental and Social Highlights

Environmental and Social Program Governance at Citi

The full Board reviews and provides oversight of environmental and social priorities, and four Board-level committees also have direct oversight responsibility for specific environmental and social-related activities, which are delegated based on each committee’s responsibilities and expertise as set forth in their charters. Management organizations provide strategic guidance and help drive activities, with senior-level review, on environmental and social topics.

Board of Directors		Senior Management & Committees

Members of Citi’s Board have expertise on key environmental and social matters, including regulatory trends, community investment, diversity, equity and inclusion and talent management, and climate change. For more information on the qualifications of our Board members, please refer to the Election of Directors section on pages 46–67.

●

Chief Sustainability Officer

●

Chief Diversity, Equity and Inclusion Officer and Global Head of Talent

●

Head of Environmental and Social Risk Management

●

Head of Climate Risk

●

Head of Community Investing and Development

●

Executive Management Team

●

ESG Council

●

Reputation Risk Committee

●

Climate and Sustainability Council

●

Climate Risk Steering Group

●

ESG Disclosure Committee

Nomination, Governance and Public Affairs Committee	Risk Management Committee

Receives reports from management on Citi’s activities pertaining to environmental sustainability, climate change, human rights and other environmental and social issues as well as Citi’s strategy for engagement with external stakeholders	Reviews Citi’s risk appetite framework, including reputation risk appetite, and reviews key risk policies, including those focused on environmental, social and climate risk
Compensation, Performance Management and Culture Committee	Audit Committee
Oversees incentive compensation structure for senior management, management’s efforts to foster and support Citi’s desired culture and promote ethical decision-making within the organization, and promotion of diversity and inclusion in the workplace in Citi’s hiring, retention and staff development practices	Reviews and discusses management’s evaluation of disclosure controls and procedures for Citi’s ESG metrics and related disclosures, and periodically reviews management’s plans and progress in enhancing the design and operating effectiveness of such internal controls and procedures

www.citigroup.com

14	ENVIRONMENTAL AND SOCIAL HIGHLIGHTS

Key ESG Initiatives

$1 Trillion Sustainable Finance Goal
We set a goal of $1 trillion in sustainable finance by 2030. We finance and facilitate sustainable solutions related to climate such as renewable energy, energy efficiency, sustainable transportation and circular economy and social finance activity including affordable housing, economic inclusion, food security and healthcare. On an annual basis, Citi reports financial progress toward this goal as well as the associated environmental and social impacts within our global ESG reporting.

Climate Change
Citi’s net zero greenhouse gas (GHG) emissions commitment includes our financed emissions target by 2050 and our operational footprint emissions target by 2030. We publish updates on our progress in our climate reporting, including baseline emissions and 2030 targets for priority sectoral loan portfolios. Over 2023, our climate change progress included the following areas of activity:

●

Implemented the Climate Risk Assessment and Scorecard (CRAS) - an assessment designed to identify our clients’ significant climate-related risks and their plans to adapt to and/or mitigate those risks–using both quantitative and qualitative inputs–into client-level credit review processes for a number of sectors.

●

Further developed and refined the Net Zero Review Template (NZRT), which helps internal teams better understand the alignment of clients’ transition strategies applicable to their respective sectors. In 2022–2023, the initial NZRT assessment process was completed for our Energy and Power clients, and in 2023, we began the assessment process for Auto Manufacturing and Steel clients. The assessment process focuses on clients with significant emissions relative to each sector’s baseline emission profiles.

●

Continued climate training for first line banking teams, Risk and Global Functions personnel, and established the Sustainability Learning Center open to all employees (see highlight on the following page).

●

Participated in the development of the Sustainable Aluminum Finance Framework (see highlight on the following page).

Sustainable Operations
In addition to our 2030 net zero GHG commitment for our operations, Citi continues to reduce the environmental impact of its facilities. We have set 2025 Operational Footprint goals, which include reductions in emissions, energy, water consumption and waste generation as well as the pursuit of sustainable building certifications for our facilities. Our efforts to further integrate sustainable practices across our geographic footprint also include renewable electricity sourcing, employee engagement and seeking opportunities for efficiency in business travel. Progress toward these operational footprint goals is provided in our annual ESG reporting.

Citi also purchases voluntary third-party verified carbon credits consisting of a portfolio of nature-based, energy efficiency and methane destruction credits in an amount equivalent to our Scope 1 direct GHG emissions.

Workforce Diversity, Equity and Inclusion
Our approach to workforce diversity, equity and inclusion includes providing equal employment opportunities and creating a more inclusive environment. We set aspirational representation goals to increase women leadership globally and Black leadership in the United States at the firm by the end of 2021. In 2022, Citi announced new aspirational representation goals, which are more global and inclusive of a number of dimensions of diversity. In 2023, we promoted a diverse Managing Director (MD) class, with women making up nearly 30% of the cohort. We continue to leverage diverse slates in our recruiting efforts for all U.S.-based roles and at least two qualified women interviewed for global roles at the AVP to MD levels. To retain and develop our talent, we support internal mobility by investing in career development programs, mentorship, networking, rotational programs and initiatives with our global employee resource groups. For additional details on our Diversity, Equity and Inclusion efforts, please see pages 18–19.

Citi 2024 Proxy Statement

ENVIRONMENTAL AND SOCIAL HIGHLIGHTS	15

Financial Inclusion
Citi continues to work to support financial inclusion and economic opportunity in underserved communities. In the U.S., Citi and the Citi Foundation have continued to advance the work begun through the Action for Racial Equity (ARE) initiative to help close the racial wealth gap. This includes expanding support for Community Development Financial Institutions (CDFIs) and Minority Depository Institutions (MDIs) as well as integrating the objectives underlying ARE into Citi’s core business, including through the work of dedicated business teams focused on supporting the needs of diverse financial institutions and financial inclusion.

Through its Impact Fund, Citi makes direct equity investments in startup companies in the U.S. that are applying innovative solutions to critical issues for underserved communities. Such investments are intended to help startups serve beneficiaries in the areas of Financial Resilience, Future of Work, Climate Resilience and Social Infrastructure solutions that deliver more equitable access to healthcare, mobility and housing.

Citi also advances financial inclusion by providing specialized technical and capacity building support to nonprofits and municipalities addressing financial inclusion solutions. In 2023, the Citi Start Saving® platform enabled qualified public sector and nonprofit entities to efficiently manage matched savings programs that help low-income participants achieve financial inclusion goals faster and scale the availability of these programs to more communities across the U.S. Citi also added new institutions to the Citi® ATM Community Network, which enables customers of participating community banks and community development credit unions to make cash withdrawals without a surcharge fee at Citibank branch ATMs in the U.S.

ESG Highlights

●

Based on voluntary self-identification by Board members, the Board is currently composed of 54% women and 8% U.S. minorities

●

Performance scorecards of certain members of the Executive Management Team (EMT) and other senior executives include relevant metrics, including those related to sustainable finance, climate risk and our net zero plan

●

Financed nearly $6.5 billion in U.S. affordable housing projects

●

Established the Sustainability Learning Center, an online training hub for employees interested in learning more about climate and sustainability topics

●

Participated in the development of the Sustainable Aluminum Finance Framework, a reporting framework that supports banks’ ability to assess and disclose the alignment of their aluminum lending portfolios against a 1.5°C pathway

●

More than 70% of the Citi Impact Fund’s portfolio companies are founded or co-founded by women and/or people of color

●

Announced an innovative sustainable aviation fuel emissions reduction agreement with American Airlines to support solutions for low-carbon air travel

●

Published climate report including updates to our net zero plan and 2030 emissions reduction targets for four new sectors: Auto Manufacturing, Commercial Real Estate, Steel and Thermal Coal Mining

www.citigroup.com

16

Executive Compensation and Human Capital Resources and Management Highlights

Summary of 2023 Executive Compensation Decisions

This Proxy Statement provides detailed information concerning our executive compensation program, and the alignment between our performance and the compensation we paid to our executive officers named in this Proxy Statement (named executive officers (NEOs)), beginning on page 72. The following supplements that discussion by summarizing the principal executive compensation decisions we made for 2023.

CEO Compensation

The Compensation, Performance Management and Culture Committee (Compensation Committee) set Ms. Fraser’s total compensation for 2023, her second full year as our Chief Executive Officer (CEO), at $26 million, consisting of a base salary of $1.5 million and an incentive award of $24.5 million. In setting the amount of Ms. Fraser’s incentive award, the Compensation Committee took into account the 2023 results of Citi’s strategic and operational efforts, Ms. Fraser’s exemplary leadership, absolute and relative total stockholder returns for 2023, including the various elements of Citi’s executive compensation program that tie compensation to total stockholder return, and an analysis of competitive market levels of pay for CEOs of peer companies.

As Citi’s CEO, Ms. Fraser has created a firm foundation for great progress and transformative evolution, setting the conditions for a period of substantial upside potential. While that potential is present, it has not yet been fully realized and reflected in our financial performance, but the Compensation Committee believes that real progress has been made. 2023 financial results are discussed on pages 78 and 79 below.

The Compensation Committee has seen positive change in the organization because of Ms. Fraser’s leadership efforts. To start with, the Compensation Committee notes Ms. Fraser’s leadership in shaping certain changes in operational matters. Those efforts are complemented by Ms. Fraser’s ability to enunciate an overall vision for the organization and to convey that vision to multiple stakeholders.

Regarding strategy, in 2022, Ms. Fraser established a clear set of priorities for Citi to increase stockholder value over time: Citi’s Transformation, Strategic Refresh, Improved Culture and Talent and most recently Citi’s Organizational Simplification. Notwithstanding a challenging macroeconomic environment for the banking industry, including persistent inflation uncertainty, regional bank turmoil, the U.S. debt ceiling crisis and geopolitical conflict and tension around the globe, under Ms. Fraser’s leadership in 2023 Citi continued to deliver against its guidance and make solid progress on each of our strategic priorities.

As in 2022, Ms. Fraser’s incentive compensation for 2023 was delivered in three parts. First, 35% was delivered in the form of deferred Citi common stock awards. Second, 15% was paid in cash at the beginning of 2024. Third, the remainder of Ms. Fraser’s incentive compensation was delivered in the form of Performance Share Units (PSUs). Overall, 85% of Ms. Fraser’s incentive compensation was equity-based, and 59% of the equity-based compensation was delivered in the form of PSUs.

Other Executive Compensation

Citi has since 2013 delivered a portion of incentive compensation for our EMT in the form of PSUs. For 2023, we expanded the use of PSUs in our compensation program by extending the use of PSUs to EMT members resident in the UK. In addition, our EMT was enlarged from 16 to 19 executives.

Citi 2024 Proxy Statement

Executive Compensation and Human Capital Resources and Management Highlights	17

As described more fully on page 93 below, the Compensation Committee determined that 100% of the target number of shares subject to PSUs granted as part of our 2020 incentive compensation awards were earned for the three-year performance period from 2021 through 2023. This determination reflected the capping of above-target financial metric performance because of negative total stockholder return during such period. The resulting payout value was equal to 93% of initial value, reflecting the impact of both financial performance and total stockholder return, as compared to a zero payout for the prior period.

To incentivize effective execution in connection with the Consent Order programs and to drive change in Citi’s risk and control environment and culture, in August 2021 the Compensation Committee approved a long-term performance-based bonus program (the Transformation Bonus Program). Following the completion of the first performance measurement period under the Transformation Bonus Program, the Compensation Committee determined that the Performance Achievement Percentage for the period ending on December 31, 2022 would be 94%. Following the completion of the second performance measurement period under the Program, the Compensation Committee determined that the Performance Achievement Percentage for the period ending on December 31, 2023 would be 80%. In each case, the determination reflected the Compensation Committee’s assessment of performance relative to preset targets.

While Ms. Fraser is not eligible to participate in the Transformation Bonus Program, all other members of our EMT at the time the Program was adopted, as well as approximately 250 other employees who were deemed to be critical to execution in connection with the Consent Order programs, are eligible to participate. The metrics established for the second performance period included execution, quality of execution and culture change. Citi provides the Office of the Comptroller of the Currency and the Federal Reserve Board on an ongoing basis information regarding its plans and progress and continues to work constructively with these regulators to reflect their feedback on remediation efforts.

Human Capital Resources and Management

Citi strives to deliver to its full potential by focusing on its strategic priority of attracting and retaining highly qualified and motivated colleagues. Citi seeks to enhance the competitive strength of its workforce through the following efforts:

●  Continuously innovating its efforts to recruit, train, develop, compensate, promote and engage colleagues

●  Actively seeking and listening to diverse perspectives at all levels of the organization

●  Optimizing transparency concerning workforce goals to promote accountability, credibility and effectiveness in achieving those goals

●  Providing compensation programs that are competitive in the market and aligned to strategic objectives

In 2023, Citi undertook significant changes to simplify the Company and accelerate the progress it is making in executing its strategy. As previously disclosed, Citi aligned its organizational structure to its business strategy–making the Company more client centric and agile, speeding up decision-making, improving productivity to deliver efficiency and driving increased accountability across the organization. Citi is aligned around five businesses–Services, Markets, Banking, U.S. Personal Banking and Wealth–focusing on a streamlined client organization to strengthen how Citi delivers for clients across the Company and around the globe.

Workforce Size and Distribution

As of December 31, 2023, Citi employed approximately 239,000 colleagues in over 90 countries. The Company’s workforce is constantly evolving and developing, benefiting from a strong mix of internal and external hiring into new and existing positions. In 2023, Citi welcomed over 38,000 new colleagues in addition to filling 44,600 roles by colleagues through internal mobility and promotions. Citi also sustains connections with former colleagues through our Alumni Network, and in 2023 hired more than 3,000 “returnees” back to Citi.

www.citigroup.com

18	Executive Compensation and Human Capital Resources and Management Highlights

The following table presents the geographic distribution of Citi’s colleagues by segment or component and gender:

Segment or component(1) (in thousands)	North America	International(2)	Total(3)	Women(4)	Men(4)
Services	4	20	24	52.4%	47.6%
Markets	3	7	10	38.9	61.1
Banking	3	6	9	43.2	56.8
U.S. Personal Banking (USPB)	21	—	21	65.3	34.7
Wealth	6	8	14	49.9	50.1
All Other, including Legacy Franchises, Operations and Technology, and Global Staff Functions	54	107	161	47.8	52.2
Total	91	148	239	49.4%	50.6%

(1) Colleague distribution is based on assigned region, which may not reflect where the colleague physically resides.

(2) Mexico is included in International.

(3) Part-time colleagues represented less than 0.9% of Citi’s global workforce.

(4) Information regarding gender is self-identified by colleagues.

Driving a Culture of Excellence and Accountability

Citi continues to embark on a talent and culture transformation to drive a culture of excellence and accountability that is supported by strong risk and controls management.

Citi’s Leadership Principles of “taking ownership, delivering with pride and succeeding together” have been reinforced through a behavioral science-led campaign, referred to as Citi’s New Way, that reinforces the key working habits that support Citi’s leadership culture.

Citi’s performance management approach also emphasizes the Leadership Principles through a four-pillar system, evaluating colleagues against financial performance, risk and controls, and client and franchise goals as well as how colleagues deliver from a leadership perspective. The performance management and incentive compensation processes and associated policies and frameworks have enhanced accountability through increased rigor and consistency, in particular for risk and controls.

The culture shift is supported by changes in the way Citi identifies, assesses, develops and promotes talent, particularly at senior levels of the Company. Citi promotes a new class of managing directors each year. This is a testament to these individuals’ performance and commitment to living our Leadership Principles and instilling them throughout their teams and the entire Company. Further, all potential successors to EMT roles are evaluated by the Board and are now subject to a risk and controls assessment.

Diversity, Equity and Inclusion

Citigroup’s Board is committed to ensuring that the Board and Citi’s EMT are composed of individuals whose backgrounds reflect the diversity of Citi’s employees, customers and other stakeholders. In addition, Citi has continued its efforts to support its globally diverse workforce, including, among other things, taking actions with respect to pay equity, setting aspirational representation goals and using diverse slates and hiring panels in recruiting.

Citi’s commitment to diversity, equity and inclusion continues to reflect a workforce that represents the clients it serves globally from all walks of life, backgrounds and origins. Understanding that diversity fuels our culture and business success, Citi’s 2025 aspirational representation goals are embedded in its business strategy. Having aspirational goals across all levels–from early career through senior leadership roles–will help ensure Citi not only has diverse talent in leadership roles but will also help build a diverse talent pipeline for the future.

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The Company constantly strives to ensure Citi remains a great place to work, where people can thrive professionally and personally. In 2023, Citi increased its unique Inclusion Network membership by 23.8% and added 15 new global Inclusion Network chapters. The Company launched the Allyship 365 initiative, focused on cultivating allyship year round and educating colleagues on its diversity, equity and inclusion efforts.

Citi values pay transparency and has taken significant action to provide both managers and colleagues with greater clarity around Citi’s compensation philosophy. Citi has introduced market-based salary structures and bonus opportunity guidelines in various countries worldwide, and posts salary ranges on all external U.S. job postings, which aligns with strategic objectives of pay equity and transparency. Citi also raised its U.S. minimum wage in 2022, the second broad-based increase in less than two years.

In addition, Citi has focused on measuring and addressing pay equity within the organization:

●   In 2018, Citi was the first major U.S. financial institution to publicly release the results of a pay equity review comparing its compensation of women to that of men, as well as U.S. minorities to U.S. non-minorities. Since 2018, Citi has continued to be transparent about pay equity, including disclosing its unadjusted or “raw” pay gap for both women and U.S. minorities. The raw gap measures the difference in median compensation. The existence of Citi’s raw pay gap reflects a need to increase representation of women and U.S. minorities in senior and higher-paying roles.

●   In 2023, due to its organizational and management simplification initiatives, Citi paused its annual pay equity analysis, as the Company continues the process of aligning roles to its new organizational structure. Citi looks forward to resuming routine pay equity reviews once that work is complete.

●   For historical context, Citi’s 2022 pay equity review determined that on an adjusted basis, women globally are paid on average more than 99% of what men are paid at Citi, and that there was not a statistically significant difference in adjusted compensation for U.S. minorities and non-minorities.

●   Citi’s 2022 raw pay gap analysis showed that the median pay for women globally was 78% of the median for men, up from 74% in 2021 and 2020. The median pay for U.S. minorities was more than 97% of the median for non-minorities, which was up from just above 96% in 2021 and 94% in 2020.

Workforce Development

Citi’s numerous programmatic offerings aim to reinforce its culture and values, foster understanding of compliance requirements and develop competencies required to deliver excellence to its clients. Citi encourages career growth and development by offering broad and diverse opportunities to colleagues, including the following:

●  Citi provides a range of internal development and rotational programs to colleagues at all levels, including an extensive leadership curriculum, allowing the opportunity to build the skills needed to transition to supervisory and managerial roles. Citi’s tuition assistance program further enables colleagues in North America to pursue their educational goals.

●  Citi continues to focus on internal talent development and aims to provide colleagues with career growth opportunities. Of the 44,600 mobility opportunities filled in 2023, 14% were open roles applied for and filled by internal candidates, and 38% were filled by colleagues who applied for, and were promoted into, new opportunities. These opportunities are particularly important as Citi focuses on providing career paths for its internal talent base as part of its efforts to increase organic growth within the organization.

●  Citi enabled Development Plans for colleagues of all levels. Last year, more than 100,000 employees completed a plan, setting a roadmap for how they can achieve their career aspirations.

Well-being and Benefits

Citi is proud to provide a wide range of benefits that support its colleagues’ mental, emotional, physical and financial well-being through various life stages and events. Citi is focused on providing equitable benefits that are designed to attract, engage and retain colleagues.

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Citi has significantly enhanced mental well-being programs by offering free, accessible counseling sessions for colleagues and their family members, as well as offering an online tool so that all colleagues around the globe can easily find their local Employee Assistance Programs and resources. Citi offers instructor-led mental health training for people managers to equip them in supporting their team members.

Citi also continues to value the importance of physical wellbeing–providing employees in several office locations and countries access to onsite medical care clinics, fitness centers, subsidized gym memberships and virtual fitness programs. Citi continues to make modern telemedicine programs increasingly available to colleagues and their family members through programs like digital physical therapy, which rolled out in the U.S. in 2022.

In 2023, one year after we became the first major U.S. bank to publicly embrace a flexible, hybrid work model, Citi fully implemented it across the organization. Most of Citi’s colleagues now work in hybrid roles, working remotely up to two days a week. How We Work provides the majority of Citi’s colleagues with the ability to balance the demands of their home lives with the work commitments that are necessary for success. The program includes three role designations for colleagues globally: Resident, Hybrid or Remote. The implementation and continuation of this program differentiates Citi from other financial organizations with respect to flexible working arrangements. By embracing a flexible model of work, Citi has focused on keeping its approach consistent and aligned with its values and priorities.

For additional information about Citi’s human capital management initiatives and goals, see Citi’s 2022 ESG Report available at www.citigroup.com. The 2022 ESG Report and other information included elsewhere on Citi’s Investor Relations website are not incorporated by reference into, and do not form any part of, this Proxy Statement.

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Corporate Governance

Citi continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency and maintaining full compliance with the laws, rules, and regulations that govern Citi’s businesses. Citi is active in implementing its governance practices that are at the leading edge of best practices. Below is a compilation of Citi’s Corporate Governance initiatives:

Good Governance

● Citi committed in 2021 to conduct a racial equity audit of its Action for Racial Equity commitments. In December 2022, Citi released the results of the audit, which assessed the design and implementation for Citi’s Action for Racial Equity;

● Citi’s Board is committed to diversity–currently 54% of its members are women and 8% are racially diverse;

● Citi has appointed the first female CEO of a major U.S. financial institution;

● Citi has an Independent Chair; the By-Laws provide that if Citi does not have an Independent Chair of the Board, the Board is required to elect a lead independent Director;

● 92% of Citi’s Board members are independent;

● In 2019, Citi was the first U.S. company to disclose our unadjusted or “raw” pay gap for women and U.S. minorities, which measures median total compensation unadjusted for factors such as job function, level, and geography; and

● Citi appointed a Chief Sustainability Officer in September 2019.

Stockholder Rights

● Citi’s By-Laws provide that stockholders holding at least 15% of the outstanding common stock have the right to call a special meeting;

● No super-majority vote provisions in our Restated Certificate of Incorporation;

● Annual election of all Directors;

● Majority vote standard for uncontested Director elections;

● Proxy Access By-Law; and

● Stockholders may act by written consent.

Executive and Director Compensation

● Strong executive compensation governance practices, including clawback policies and a requirement that executive officers must hold a substantial amount of vested Citi common stock for at least one year after they cease being executive officers;

● Stock ownership commitment for the Board and executive officers; and

● Members of Citi’s Board of Directors and Citi’s executive officers (i.e., Section 16 Insiders) are not permitted to hedge their Citi securities or pledge their Citi securities as collateral for a loan. For more information, please see Citi’s Hedging Policies on pages 40–41.

Political Activity

● Political Engagement Report 2023 (formerly Citi’s Political Activities Statement) includes significant disclosure about our lobbying practices and oversight. The Political Engagement Report provides meaningful disclosure about our lobbying policies and procedures;

● Nomination, Governance and Public Affairs Committee has responsibility for overseeing management with respect to Citi’s trade association payments, for political contributions and lobbying activities; and

● Transparency on practices around political contributions and trade and business associations through:

    ➢  a link on our website to federal, state, and international government websites where our lobbying activities are reported;

    ➢  requiring trade and business associations that make independent expenditures, to which Citi pays dues, to attest that no portion of such payments from Citi is used for such activities; and

    ➢  listing on Citi’s website the names of our significant trade and business associations in which membership dues total $100,000 or more, and the associations’ allocated portion of the dues attributable to lobbying during the calendar year.

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Corporate Governance Materials Available on Citi’s Website

In addition to our Corporate Governance Guidelines, other information relating to corporate governance at Citi is available in the Corporate Governance section of our website at www.citigroup.com. Click on “Investors” and then “Corporate Governance.”

Citi stockholders may obtain printed copies of these documents by writing to Citigroup Inc., Corporate Governance, 388 Greenwich Street, 17th Floor, New York, New York 10013.

Annual Report

If you received these proxy materials by mail, you should have also received Citi’s Annual Report to Stockholders for 2023 with them. The 2023 Annual Report is also available on Citi’s website at www.citigroup.com. Alternatively, we will promptly send a copy of the Annual Report on Form 10-K to you without charge upon request by mail to Citi’s Corporate Secretary, Brent J. McIntosh, at 388 Greenwich Street, New York, New York 10013. We urge you to read these documents carefully. In accordance with the SEC’s rules, the Five-Year Performance Graph appears in the 2023 Annual Report on Form 10-K, which is included in Citi’s Annual Report to Stockholders for 2023.

Corporate Governance Guidelines

Citi’s Corporate Governance Guidelines (the Guidelines) embody many of our long-standing practices, policies, and procedures, which are the foundation of our commitment to best practices. The Guidelines are reviewed at least annually, and revised as necessary, to continue to reflect best practices. The full text of the Guidelines, as approved by the Board, is set forth on Citi’s website at www.citigroup.com. Click on “Investors,” then “Corporate Governance,” and then “Corporate Governance Guidelines.” The Guidelines outline the responsibilities, operations, qualifications, and composition of the Board. The following summarizes certain provisions of the Guidelines.

Director Independence

Our goal is that at least two-thirds of the members of the Board be independent. Descriptions of our independence criteria and the results of the Board’s independence determinations are set forth below.

Board Committees

The Guidelines require that all members of the following committees of the Board be independent: Audit; Compensation, Performance Management and Culture; and Nomination, Governance and Public Affairs. Committee members are appointed by the Board upon the recommendation of the Nomination, Governance and Public Affairs Committee. Committee membership and Chairs are rotated periodically. The Board and each Committee have the power to hire and fire independent legal, financial, or other advisors, as they may deem necessary, without consulting or obtaining the approval of management.

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Additional Board Service

In accordance with Citi’s Corporate Governance Guidelines, subject to the discretion of the Nomination, Governance and Public Affairs Committee, a Director may not serve on more than five for-profit public company boards, including Citi’s Board, and a Director who is the Chief Executive Officer of a public company may not serve on more than three for-profit public company boards, including Citi’s Board. Members of the Audit Committee may not serve on more than three public company audit committees, including Citi’s Audit Committee. The number of other for-profit public and non-public company boards and not-for-profit boards on which a Director may serve, including leadership positions on such for-profit and not-for-profit boards, is subject to review and approval by the Nomination, Governance and Public Affairs Committee, in order to ensure that each Director is able to devote sufficient time to performing his or her duties as a Director. This review is performed annually and the full Board, based on a recommendation of the Nomination, Governance and Public Affairs Committee, determines whether each Nominee can, based on his or her outside board commitments, including committee memberships and leadership positions, devote sufficient time to performing his or her duties as a Director of Citi. In addition to the annual review, if a director is considering joining a for-profit board, the Director must advise the Nomination, Governance and Public Affairs Committee, which will consider whether, after joining such board and any of its committees, as well as assuming any leadership positions, the Director can continue to devote sufficient time to performing his or her duties as a Director of Citi. In addition, under the Corporate Governance Guidelines, Board members are required to disclose significant changes in professional responsibilities, including assuming a significant role in a not-for-profit entity, to the Nomination, Governance and Public Affairs Committee for consideration.

No Board nominee serves on more than four for-profit public company boards and no Audit Committee member serves on more than three public company audit committees. Our CEO does not sit on any for-profit company boards besides Citi. For the 2024 slate of nominees for Citi’s Board, Citi’s Board of Directors, based on a recommendation of the Nomination, Governance and Public Affairs Committee, has determined, that upon consideration of the number of for-profit public and non-public company boards and not-for-profit boards on which each Director serves, including committee memberships and leadership positions on each of such for-profit and not-for-profit boards, that each nominee is able to devote sufficient time to performing his or her duties as a Director of Citi.

Change in Status or Responsibilities

If a Director has a substantial change in professional responsibilities, occupation, or business association, he or she is required to notify the Nomination, Governance and Public Affairs Committee and to offer his or her resignation from the Board. The Nomination, Governance and Public Affairs Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request that the Director continue to serve on the Board. If a Director assumes a significant role in a not-for-profit entity, he or she is asked to notify the Nomination, Governance and Public Affairs Committee.

Attendance at Meetings

Directors are expected to attend Board meetings and meetings of the Committees on which they serve, and the Annual Meeting of Stockholders. All of the Directors then in office attended Citi’s 2023 Virtual Annual Meeting.

Evaluation of Board Performance

The Nomination, Governance and Public Affairs Committee conducts an annual review of Board performance in which the full Board participates, and each standing committee (except for the Executive Committee) conducts its own self-evaluation. As part of the self-evaluation, the Board engages in an examination of its own performance of its obligations with regard to such matters as regulatory requirements, strategic and financial oversight, oversight of risk management, executive compensation, succession planning, and governance, among many other topics. The committees evaluate their performance against the requirements of their charters and other aspects of their responsibilities. The Board Chair conducts one-on-one interviews with each board member. The full Board and each committee then discuss the results of their respective self-evaluations in executive session, highlighting actions to be taken in response to the discussion. See Board Self-Assessment Process on page 30 for further information.

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24	Corporate Governance

Directors Access to Senior Management and Director Orientation

Directors have full and free access to senior management and other employees of Citi. New Directors are provided with an orientation program to familiarize them with Citi’s businesses and functions, as well as its legal, compliance, regulatory, and risk profile. Citi provides educational sessions on a variety of topics throughout the year for all members of the Board. These sessions are designed to allow Directors to develop a deeper understanding of, for example, a business issue or a complex financial product.

Succession Planning

The Board reviews the Compensation, Performance Management and Culture Committee’s report on the performance of senior executives to evaluate whether they are providing the highest quality leadership for Citi. The Board also works with the Nomination, Governance and Public Affairs Committee to evaluate potential successors to the CEO. With respect to regular succession of the CEO and senior management, Citi’s Board evaluates internal, and, when appropriate, external candidates. To find external candidates, Citi seeks input from the members of the Board, senior management, and from recruiting firms. To develop internal candidates, Citi engages in a number of practices, formal and informal, designed to familiarize the Board with Citi’s talent pool. The formal process involves an annual talent review conducted by senior management at which the Board studies the most promising members of senior management. The Board learns about each person’s experience, skills, areas of expertise, accomplishments, and goals. This review is conducted at a regularly scheduled Board meeting on an annual basis. In addition, members of senior management are periodically asked to make presentations to the Board at Board meetings and Board strategy sessions. These presentations are made by senior managers of the various business units as well as those who serve in corporate functions. The purpose of the formal review and other interaction is to familiarize Board members with the talent pool inside and outside Citi from which the Board would be able to choose successors to the CEO and evaluate succession for other senior managers as necessary from time to time.

Charitable Contributions

If a Director, or an immediate family member who shares the Director’s household, serves as a director, trustee, or executive officer of a foundation, university, or other not-for-profit organization, and such entity receives contributions from Citi and/or the Citi Foundation, such contributions must be reported to the Nomination, Governance and Public Affairs Committee at least annually.

Insider Investments and Transactions

Members of Citi’s Board of Directors and Citi’s executive officers (i.e., Section 16 Insiders) are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan. The Guidelines restrict certain financial transactions between Citi and its subsidiaries on the one hand and Directors, senior management, and their immediate family members on the other. Personal loans from Citi or its subsidiaries to Citi’s Directors and its most senior executives, or immediate family members who share any such person’s household, are prohibited, except for margin loans to employees of a broker-dealer subsidiary of Citi, mortgage loans, home equity loans, consumer loans, credit cards, and overdraft checking privileges, all made on market terms in the ordinary course of business. See Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation on pages 38–40.

The Guidelines prohibit investments or transactions by Citi or its executive officers and those immediate family members who share an executive officer’s household in a partnership or other privately held entity in which an outside Director is a principal, or in a publicly traded company in which an outside Director owns or controls more than a 10% interest. Directors and those immediate family members who share the Director’s household are not permitted to receive initial public offering allocations. Directors and their immediate family members may participate in Citi-sponsored investment activities, provided they are offered on the same terms as those offered to similarly situated non-affiliated persons. Under certain circumstances, or with the approval of the appropriate

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committee, members of senior management may participate in certain Citi-sponsored investment opportunities. Finally, there is a prohibition on certain investments by Directors and executive officers in third-party entities when the opportunity comes solely as a result of their position with Citi.

Director Independence

The Board has adopted categorical standards to assist the Board in evaluating the independence of each of its Directors. The categorical standards, which are set forth below, describe various types of relationships that could potentially exist between a Director or an immediate family member of a Director and Citi, and set thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a Director under the categorical standards and no other relationships or transactions exist of a type not specifically mentioned in the categorical standards that, in the Board’s opinion, taking into account all facts and circumstances, would impair a Director’s ability to exercise his or her independent judgment, the Board will deem such person to be independent.

The Nomination, Governance and Public Affairs Committee reviewed certain information obtained from Directors’ responses to a questionnaire asking about their relationships with Citi, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, as well as certain data collected by Citi’s businesses related to transactions, relationships, or arrangements between Citi on the one hand and a Director, immediate family member of a Director, or a primary business or charitable affiliation of a Director, on the other. The Nomination, Governance and Public Affairs Committee also reviewed certain relationships or transactions between the Directors or immediate family members of the Directors or their primary business or charitable affiliations and Citi and determined that the relationships or transactions complied with the Corporate Governance Guidelines and the related categorical standards. The Board, based on the recommendation of the Nomination, Governance and Public Affairs Committee, determined that, applying the Guidelines and standards, which are intended to comply with the NYSE corporate governance rules, and all other applicable laws, rules, and regulations, each of the following Director nominees standing for re-election is independent:

● Ellen M. Costello ● Grace E. Dailey ● Barbara J. Desoer ● John C. Dugan	● Duncan P. Hennes ● Peter B. Henry ● S. Leslie Ireland ● Renée J. James	● Gary M. Reiner ● Diana L. Taylor ● James S. Turley ● Casper W. von Koskull

The Board has determined that Jane N. Fraser, our Chief Executive Officer, is not independent.

Independence Standards

To be considered independent, a Director must meet the following categorical standards as adopted by our Board and reflected in our Corporate Governance Guidelines. In addition, there are other independence standards under NYSE corporate governance rules that apply to all directors and certain independence standards under SEC, Federal Reserve Board, and Federal Deposit Insurance Corporation (FDIC) rules that apply to specific committees.

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Categorical Standards

Advisory, Consulting and Employment Arrangements

●	During any 12-month period within the last three years, neither a Director nor any Immediate Family Member of a Director shall have received more than $120,000 in direct compensation from Citi, other than amounts paid (a) pursuant to Citi’s Amended and Restated Compensation Plan for Non-Employee Directors, (b) pursuant to a pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) or (c) to an Immediate Family Member of a Director who is a non-executive employee of Citi or one of its subsidiaries.
●	In addition, no member of the Audit Committee may accept a direct or indirect consulting, advisory or other compensatory fee from Citi or one of its subsidiaries, other than (a) fees for service as a member of the Board of Directors of Citi or one of its subsidiaries (including committees thereof) or (b) receipt of fixed amounts of compensation under a Citi retirement plan, including deferred compensation, for prior service with Citi, provided that such compensation is not contingent in any way on continued service.

Business Relationships

●	All business relationships, lending relationships, deposit and other banking relationships between the Company and a Director’s primary business affiliation or the primary business affiliation of an immediate family member of a Director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.
●	In addition, the aggregate amount of payments for property or services in any of the last three fiscal years by the Company to, and to the Company from, any company of which a Director is an executive officer or employee or where an immediate family member of a Director is an executive officer, must not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues in any single fiscal year.
●	Loans may be made or maintained by the Company to a Director’s primary business affiliation or the primary business affiliation of an immediate family member of a Director, only if the loan (i) is made in the ordinary course of business of the Company or one of its subsidiaries, is of a type that is generally made available to other customers, and is on market terms, or terms that are no more favorable than those offered to other customers; (ii) complies with applicable law, including the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley), Regulation O of the FRB, and the Federal Deposit Insurance Corporation (FDIC) Guidelines; (iii) when made does not involve more than the normal risk of collectability or present other unfavorable features; and (iv) is not classified by the Company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency in its “Rating Credit Risk” Comptroller’s Handbook.

Charitable Contributions

Annual contributions in any of the last three calendar years from the Company and/or the Citi Foundation to a charitable organization of which a Director, or an immediate family member who shares the Director’s household, serves as a Director, trustee, or executive officer (other than the Citi Foundation and other charitable organizations sponsored by the Company) may not exceed the greater of $250,000 or 10% of the charitable organization’s annual consolidated gross revenue.

Employment/Affiliations

●	A Director shall not:
(i)	be or have been an employee of the Company within the last three years;
(ii)	be part of, or within the past three years have been part of, an interlocking directorate in which a current executive officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed the Director as an executive officer; or
(iii)	be or have been affiliated with or employed by (a) Citi’s present or former primary outside auditor or (b) any other outside auditor of Citi and personally worked on Citi’s audit, in each case within the three-year period following the auditing relationship.

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●	A Director may not have an immediate family member who:
(i)	is an executive officer of the Company or has been within the last three years;
(ii)	is, or within the past three years has been, part of an interlocking directorate in which a current executive officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed such immediate family member as an executive officer; or
(iii)	(a) is a current partner of Citi’s primary outside auditor, or a current employee of Citi’s primary outside auditor and personally works on Citi’s audit, or (b) was within the last three years (but is no longer) a partner or employee of Citi’s primary auditor and personally worked on Citi’s audit within that time.

Immaterial Relationships and Transactions

The Board may determine that a Director is independent notwithstanding the existence of an immaterial relationship or transaction between Citi and (i) the Director, (ii) an immediate family member of the Director or (iii) the Director’s or immediate family member’s business or charitable affiliations, provided Citi’s Proxy Statement includes a specific description of such relationship as well as the basis for the Board’s determination that such relationship does not preclude a determination that the Director is independent. Relationships or transactions between Citi and (i) the Director, (ii) an immediate family member of the Director or (iii) the Director’s or immediate family member’s business or charitable affiliations that comply with the Corporate Governance Guidelines, including, but not limited to, the Director Independence Standards that are part of the Corporate Governance Guidelines and the sections titled Financial Services, Personal Loans and Investments/Transactions, are deemed to be categorically immaterial and do not require disclosure in the Proxy Statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

Definitions

For purposes of these Corporate Governance Guidelines, (i) the term “immediate family member” means a Director’s or executive officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act)) spouse, parents, step-parents, children, step-children, siblings, mother- and father-in law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or domestic employee) who shares the Director’s household; (ii) the term “Primary Business Affiliation” means an entity of which the Director or executive officer, or an immediate family member of such a person, is an officer, partner or employee or in which the Director, executive officer or immediate family member owns directly or indirectly at least a 5% equity interest; and (iii) the term “Related Party Transaction” means any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) Citi is a participant, and (c) any Related Person (any Director, any executive officer of Citi, any nominee for Director, any shareholder owning in excess of 5% of the total equity of Citi, and any immediate family member of any such person) has or will have a direct or indirect material interest.

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Meetings of the Board of Directors and Committees

The Board of Directors met 24 times in 2023. Citi’s standing Board Committees met as follows: the Audit Committee met 20 times, the Compensation, Performance Management and Culture Committee met 12 times, the Nomination, Governance and Public Affairs Committee met 7 times, the Risk Management Committee met 16 times, and the Technology Committee met 10 times. The Executive Committee did not meet in 2023.

During 2023, all independent members of the Board served on and/or chaired one or more ad hoc committees, including the Transformation Oversight Committee, or served on an international subsidiary board. In addition, Mses. Dailey, Desoer, Fraser, Ireland, and Taylor and Messrs. Hennes and Turley served on the Board of Directors of Citibank, N.A., which is a wholly owned subsidiary of Citi.

Each incumbent Director attended at least 88% of the meetings of the Board and of the standing committees of which he or she was a member during 2023.

Meetings of Non-Management Directors

Citi’s non-management Directors meet in executive session without any management Directors in attendance whenever the full Board convenes for a regularly scheduled meeting. During 2023, Mr. Dugan presided at each executive session of the non-management Directors.

Board Leadership Structure

Citi currently has an independent Chair separate from the CEO, a structure that has been in place since 2009. The Board believes it is important to maintain flexibility in its Board leadership structure and has had in place different leadership structures in the past, depending on the Company’s needs at the time, but firmly supports having an independent Director in a Board leadership position at all times. Accordingly, Citi’s Board, on December 15, 2009, adopted a By-law amendment that provides that if Citi does not have an Independent Chair, the Board will elect a lead independent Director having similar duties to an independent Chair, including leading the executive sessions of the non-management Directors at Board meetings. Citi’s Chair provides independent leadership of the Board. Having an independent Chair or Lead Director enables non-management Directors to raise issues and concerns for Board consideration without immediately involving management. The Chair or Lead Director also serves as a liaison between the Board and senior management and regularly meets with Citi’s stockholders, stakeholders, and regulators on behalf of the Company. Citi’s Board has determined that the current structure, an independent Chair separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent Director in a Board leadership position. The Board believes its approach to risk oversight, which includes: (i) a report at every regular Board meeting from the Chief Risk Officer on significant risk matters for discussion with the Board, (ii) a standing Risk Management Committee of the Board and (iii) a direct reporting line of the Chief Risk Officer to the Risk Management Committee, that enables the Board to choose many leadership structures without experiencing a material impact on its oversight of risk.

Citi 2024 Proxy Statement

Corporate Governance	29

Board Diversity

Diversity is among the critical factors that the Nomination, Governance and Public Affairs Committee considers when evaluating the composition of the Board. For a Company like Citi, which operates in more than 100 countries around the globe, diversity includes race, ethnicity, nationality, and gender as well as the diversity of the communities and geographies in which Citi operates. Included in the qualifications for Directors listed in the Company’s Corporate Governance Guidelines is “whether the candidate has special skills, expertise and background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which Citi operates.” Citi’s Board is committed to building a Board that is composed of individuals whose backgrounds reflect the diversity represented by our employees, customers, and stakeholders. When considering new Director candidates, the Nomination, Governance and Public Affairs Committee instructs its recruiting firm to include diverse candidates in each slate. In this context, eight of the candidates nominated for election at Citi’s 2024 Annual Meeting are diverse. In addition, each Director candidate contributes to the Board’s overall diversity by providing a variety of perspectives, personal and professional experiences, and backgrounds, as well as other characteristics, such as global and international business experience. The Board believes that the current nominees reflect an appropriate diversity of gender, age, race, national origin, geographical background, and experience and is committed to continuing to consider diversity and assess its effectiveness in this regard in evaluating the composition of the Board.

Director Education Program

Citi has a robust Director Education Program that begins with an orientation for newly appointed Directors, providing two days of in-depth training covering all aspects of our business, including, among other things, coverage of Citi’s new organizational model, including the following five business lines: (1) Services, which includes both Treasury & Trade Solutions and Securities Services; (2) Banking, which includes Investment Banking and Corporate Lending; (3) Markets; (4) U.S. Personal Banking; and (5) Wealth. In addition, the new Directors’ orientation includes training sessions that provide an overview of the Company’s risk management, audit, compliance, operations and technology, governance, regulatory, finance, human capital management, government affairs, and legal functions; and an overview of Citi’s primary banking subsidiary, Citibank, N.A. There is also a continuing education program, which includes presentations focusing on industry, regulatory and governance topics and presentations from the various lines of our business on emerging issues or strategic initiatives to provide our Directors with the opportunity to expand their insight into Citi’s business operations and activities. Directors also have access to external programming and seminars to supplement their Citi-provided education. In 2023, the Directors received training on various topics, including Environmental and Sustainability matters, Political Contributions, Net Zero, Generative AI, Cybersecurity, Regulation O, Community Reinvestment Act, Fair Lending, Bank Secrecy Act/Anti-Money Laundering, Risk Appetite, Fixed Income Currencies and Commodities, Wealth, Corporate and Commercial Banking and International Business Franchises, among other topics. The Transformation Oversight Committee has a separate training program whereby the members of the Committee receive training on topics related to the Transformation Program.

www.citigroup.com

30	Corporate Governance

Board Self-Assessment Process

Annual Board Self-Evaluations*

The Board conducts annual evaluations through the use of both individual interviews by the Chair with each Board member and a written questionnaire completed by all Board members that covers a broad range of matters relating to governance, meetings, materials, and other agenda topics, including Strategic Planning, Corporate Oversight, Succession Planning, Conduct and Culture, Corporate Governance, Risk Management Oversight, Regulatory Requirements, and Management Compensation.

Written Evaluations

Citi’s Corporate Governance Office coordinated a review of the form of Board self-assessment questionnaires proposed for 2023, and recommended changes that were implemented for the Board’s 2023 self-assessment. After Board approval, the Corporate Governance Office circulated the self-assessment forms and then aggregated Directors’ responses to the questionnaires, highlighting themes as well as scores on particular topics. The aggregated and anonymized results, including all written comments, are shared with the Board.

Chair Conversations The Chair held individual interviews with each Board member and consolidated the feedback for discussion with the full Board.

Board Review

Using the aggregated results of the written evaluations and the themes of the Chair’s individual discussions with the Board members as a guide, the Chair held a discussion with the full Board during an executive session. All Board members are encouraged to provide feedback on the results.

Actions As an outcome of these discussions, the Board takes specific actions, which may include providing guidance to management on the implementation of Board-related initiatives.

*	Each standing committee and each ad hoc committee conducts an annual written self-assessment and reports on the results to the Board. Topics covered on each committee self-assessment include the mandates and authority of the committee, qualification of members, functioning of the committee, and duties and responsibilities of the committee, pursuant to its charter.

Board’s Role in Risk Oversight

For Citi, effective risk management is of primary importance to its overall operations. Accordingly, Citi has established an Enterprise Risk Management (ERM) Framework to manage Citi’s risks appropriately and consistently across Citi and at an aggregate, enterprise-wide level. The ERM Framework details the principles used to support effective enterprise-wide risk management across the end-to-end risk management lifecycle. The ERM Framework also provides clarity on risk management roles and responsibilities of the Citigroup Board of Directors, Citi’s Executive Management Team and employees across the lines of defense. Citi’s culture and values drive a strong risk and control environment, and are at the heart of the ERM Framework, underpinning the way Citi conducts business. The activities that Citi engages in, and the risks those activities generate, must be consistent with Citi’s Mission and Value Proposition and the key principles that guide it, as well as Citi’s risk appetite.

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Corporate Governance	31

The Citi Board of Directors is responsible for oversight of risk management and holds the Executive Management Team accountable for implementing the ERM Framework and managing risk within the defined risk appetite as it meets its strategic objectives. The Board’s Transformation Oversight Committee oversees management’s progress as it relates to the broader transformation of Citi and management’s remediation of issues identified under the Consent Order, dated October 7, 2020, entered into by Citi with the Federal Reserve Board (FRB Consent Order), including issues related to our risk and control environment. A similar Committee was formed by the Citibank, N.A. (CBNA) Board to provide oversight of management’s remediation of issues identified under the Consent Order, dated October 7, 2020, entered into by CBNA with the OCC (OCC Consent Order and together with the FRB Consent Order, the Consent Orders). (Please see page 32 to review additional disclosure on the Transformation Oversight Committee.) In addition, the Board of Directors has delegated oversight of specific risks, as set forth below, to certain other Board committees, based on their mandates.

Citi uses a lines of defense model as a key component of its ERM Framework to manage its risks. The lines of defense model brings together risk-taking, risk oversight and risk assurance under one umbrella and provides an avenue for risk accountability of the first line of defense, a construct for effective challenge by the second line of defense (Independent Risk Management and Independent Compliance Risk Management), and empowers independent risk assurance by the third line of defense (Internal Audit). Citi has enterprise support functions that support safety and soundness across Citi. Each of the lines of defense and enterprise support functions, along with the Board, are empowered to perform relevant risk management processes and responsibilities in order to manage Citi’s risks within the defined risk appetite in a consistent and effective manner.

For more information about Citi’s risk management, see the “Managing Global Risk” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (2023 Form 10-K).

Board of Directors

●   receives regular risk updates from the Chief Risk Officer at each regularly scheduled Board meeting

●   provides oversight through its committees of credit risk, market risk, liquidity risk, strategic risk, operational risk, compliance risk, and reputation risk matters

●   periodically receives reports from outside advisors with respect to potential risks that could impact the Company

Board Committees:

Audit Committee

●   provides oversight of Citi’s financial and sustainability reporting and internal control risks, including significant operational or compliance control breaks

Compensation, Performance Management and Culture Committee

●   provides oversight of incentive compensation plans and risk related to compensation

Nomination, Governance and Public Affairs Committee

●   provides oversight of reputational risk issues, sustainability, and legal and regulatory compliance risks as they relate to corporate governance matters

Risk Management Committee

●   reviews and considers for approval Citi’s Enterprise Risk Management Framework pertaining to credit risk, market risk, liquidity risk, strategic risk, operational risk, compliance risk, and reputation risk

●   reviews and approves key risk policies on the establishment of risk limits and reviews risk management programs for Citi and its subsidiaries

●   provides oversight of Citi’s risk profile

●   provides oversight of, among others, matters related to Citi’s Comprehensive Capital Analysis and Review (CCAR) practices, Resolution and Recovery

Technology Committee

●   provides oversight of technology-based risk management, including significant technology risk exposures, such as risks related to information security and Generative AI, fraud, data protection, business continuity, and cybersecurity

Transformation Oversight Committee*

●   provides oversight of the actions of Citi’s management to develop and execute a transformation of Citi’s risk and control environment required pursuant to the FRB Consent Order

Chief Risk Officer

●   delivers risk report at regularly scheduled Board meetings

●   responsible for oversight, review and challenge of risk management activities globally

●   responsible for independently identifying, measuring, monitoring, controlling, reporting and escalating risks

●   reports to the Chief Executive Officer and Risk Management Committee

●   reports to the Compensation, Performance Management and Culture Committee semi-annually regarding the risk attributes of Citi’s Incentive Compensation Programs

*	The Transformation Oversight Committee is an ad hoc committee.

www.citigroup.com

32	Corporate Governance

At each regularly scheduled Board meeting, the Board receives a risk report from the Chief Risk Officer with respect to the Company’s approach to management of major risks, including management’s risk mitigation efforts, where appropriate. Independent Risk Management, led by the Chief Risk Officer, sets risk and control standards for the first line of defense and actively manages and oversees aggregate credit, market (trading and non-trading), liquidity, strategic, operational and reputation risks across Citi, including risks that span categories, such as concentration risk, country risk, compliance risk, and climate risk. The Board’s role is to oversee this effort.

The Risk Management Committee enhances the Board’s oversight of risk management. The Committee’s role is one of oversight, recognizing that management is responsible for executing Citi’s risk management policies.

Transformation Enhancements at Citi

Citi is fully committed to a broad-based transformation of its risk management and controls. Citi believes the Transformation is essential, not only to address regulatory matters in an effective, timely, and sustainable manner, but also as a broader strategic imperative for the firm. Citi’s priorities revolve around three interconnected elements: the Transformation, strategy, and culture and talent. Driving toward excellence in risk and controls in the Transformation is mutually reinforcing with Citi’s business strategy, and success for both can only be achieved with significant shifts in culture and talent.

The Board established the Transformation Oversight Committee in October 2020, to serve as the primary forum for Board oversight of the Transformation. Given this overall responsibility of the Transformation Oversight Committee and the need for holistic oversight, all non-management directors on the Board serve on the Committee. The full Board focuses on non-Transformation matters in other forums.

A series of Program Groups focus on specific requirements of the Consent Order. Certain members of the Transformation Oversight Committee (Lead Directors) who have been assigned to the various Program Groups, work closely with the Executive Management Team members responsible for the relevant Program Groups to provide oversight and challenge to the Program Groups as they prepare for meetings with the entire Transformation Oversight Committee, in much the same way as Board Committee Chairs interact with individual senior management team members in preparation for committee meetings.

Board’s Role in Technology Oversight

The Board directly or through one or more Committees provides oversight of Management’s efforts to mitigate cybersecurity risk and respond to cyber incidents. The Board is briefed in full at least annually, and one or more Committees receive regular reports on cybersecurity and engage in discussions throughout the year with Management and subject-matter experts on the effectiveness of Citi’s overall cybersecurity program, cybersecurity risks, Citi’s strategies for addressing these risks, and Citi’s implementation thereof. The Board participates in periodic cybersecurity tabletop exercises. Additionally, Board and/or Committee members receive reporting on significant cyber events including response efforts, legal obligations, and outreach and notification to regulators and/or customers when needed, as well as provide guidance to management as appropriate. The Risk Management Committee has approved a standalone Cybersecurity Risk Appetite Statement against which Citi’s performance is measured quarterly.

The Technology Committee also oversees technology matters as discussed on page 37 of this proxy statement. The Committee also has primary oversight for emerging technologies such as Generative Artificial Intelligence and Machine Learning, including the risks or benefits related to emerging technologies. Members of the Technology Committee bring meaningful insight and expertise into how artificial intelligence technologies intersect with the financial services industry, further strengthening the Board’s oversight of this important area.

Board’s Role in Environmental and Social Matters

Citi’s Board of Directors has ultimate oversight of Citi’s work to identify, assess and integrate environmental and social-related risks and opportunities throughout Citi. In addition to oversight by the full Board, the Nomination, Governance and Public Affairs Committee of the Board oversees Citi’s ESG activity, including reviewing our policies and programs for sustainability, climate change, human rights and diversity, equity and inclusion. The Risk Management Committee of the Board reviews key risk policies, including those related to environmental, social and climate risk. The Audit Committee has oversight over the controls and procedures related to Citi’s group level ESG and climate-related reporting, including both voluntary disclosures and regulatory filings. The Nomination, Governance and Public Affairs Committee has held a number of meetings to review stockholder proposals and received an environmental and social priorities update in 2023.

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Corporate Governance	33

During 2023, the Risk Management Committee received updates on climate risk, and the Audit Committee reviewed existing ESG-related disclosure controls and procedures. The Board also received reports from the Head of Community Investing and Development on Citi and the Citi Foundation’s social impact activities and performance, including Action for Racial Equity and the investments of the Citi Impact Fund. In addition, the Board received reports on Citi’s diversity, equity and inclusion efforts from the Global Chief Diversity, Equity and Inclusion Officer and Global Head of Talent. Members of the Board also participated in investor calls on a variety of governance and environmental and social matters, including climate risk.

Committees of the Board of Directors

Below are the standing committees of the Board of Directors. In addition, the Board of Directors has an ad hoc committee, the Transformation Oversight Committee, which oversees management’s efforts to enhance its risk and control environment and achieve operational excellence. (Please see page 32 to review additional disclosure related to the Transformation Oversight Committee).

Audit Committee	Committee Roles and Responsibilities:

Members:

Ellen M. Costello
Grace E. Dailey
John C. Dugan
Duncan P. Hennes
Renée J. James
James S. Turley (Chair)

Committee Meetings
in 2023:

20

Charter:

The Audit Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “Investors,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

The Audit Committee assists the Board in fulfilling its oversight responsibility relating to:

●  the integrity of Citigroup’s consolidated financial statements, financial reporting process, and systems of internal accounting and financial controls;

●  the independence, stature and performance of the internal audit function (Internal Audit);

●  the annual independent integrated audit of Citigroup’s consolidated financial statements and effectiveness of Citigroup’s internal control over financial reporting, the engagement of the independent registered public accountants (Independent Auditors), and the evaluation of the Independent Auditors’ qualifications, independence and performance;

●  the effectiveness of Citigroup’s control environment and status of corrective actions, including the timely remediation of control breaks (including, without limitation, significant compliance or operational control breaks);

●  policy standards and guidelines for risk assessment and risk management;

●  the appointment and approval of the base and incentive compensation for the Chief Auditor;

●  Citigroup’s compliance with legal and regulatory requirements, including Citigroup’s disclosure controls and procedures;

●  management’s evaluation of disclosure controls and procedures for Citigroup’s ESG-related metrics and disclosures and management’s plans and progress in enhancing the design and operating effectiveness of such internal controls and procedures, where applicable; and

●  the fulfillment of the other responsibilities set out in the Audit Committee’s charter.

The report of the Committee required by the rules of the SEC is included in this Proxy Statement.

The Board has determined that each of Mses. Costello and Dailey and Messrs. Dugan, Hennes, and Turley qualifies as an “audit committee financial expert” as defined by the SEC and each such Director as well as Ms. James is considered “financially literate” under NYSE rules, and, in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each is independent within the meaning of applicable SEC rules, the corporate governance rules of the NYSE, and the FDIC guidelines.

www.citigroup.com

34	Corporate Governance
Compensation, Performance Management and Culture Committee

Committee Roles and Responsibilities:

The Compensation, Performance Management and Culture Committee has been delegated broad authority to oversee compensation of employees of the Company and its subsidiaries and affiliates, as well as the authority to oversee management’s sustained focus on fostering a principled culture of sound ethics, responsible conduct and accountability within the organization. The Committee regularly reviews Citi’s management resources and performance of senior management. The Committee is responsible for determining the compensation for the CEO and approving the compensation of other executive officers of the Company and the Executive Management Team. The Committee is also responsible for approving the incentive compensation structure for other members of senior management and certain highly compensated employees (including discretionary incentive awards to covered employees as defined in applicable bank regulatory guidance), in accordance with guidelines established by the Committee from time to time. The Committee also has broad oversight of compliance with bank regulatory guidance governing Citi’s incentive compensation.

The Committee receives reports from management on efforts to foster and support Citi’s desired culture and promote ethical decision-making in the organization via training or other initiatives, including management’s efforts to achieve its target culture state and to encourage employees to escalate issues and share feedback without fear of retaliation. The Committee also reviews at least annually whether Citi’s Code of Conduct instills appropriate ethical behavior in Citi’s culture, business practices and employees and recommends any proposed changes or waivers to the Board for approval. The Committee reviews certain concerns reported to the Citi Ethics Office as appropriate.

The Committee annually reviews and discusses the Compensation Discussion and Analysis required to be included in the Company’s Proxy Statement with management, and, if appropriate, recommends to the Board that the Compensation Discussion and Analysis be included. Additionally, the Committee reviews and approves the overall goals of Citi’s material incentive compensation programs, including as expressed through Citi’s Compensation Philosophy, and provides oversight for Citi’s incentive compensation programs so that they both: (i) appropriately balance risk and financial results in a manner that does not encourage employees to expose Citi to imprudent risks, and (ii) are consistent with bank safety and soundness. Toward that end, the Committee meets periodically with Citi’s Chief Risk Officer to discuss the risk attributes of Citi’s incentive compensation programs.

The Committee has the power to hire and fire independent compensation consultants, legal counsel, or financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of senior management of the Company. The Committee has retained Frederic W. Cook & Co. (FW Cook) to provide the Committee with advice on Citi’s compensation programs for senior management. The Committee may form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate.

The Board has determined that in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the Compensation, Performance Management and Culture Committee is independent according to the corporate governance rules of the NYSE. Each of such Directors is a “non-employee Director,” as defined in Section 16 of the Securities Exchange Act of 1934.

Members:

Duncan P. Hennes (Chair)
Peter B. Henry
Renée J. James
Gary M. Reiner
Diana L. Taylor
Casper W. von Koskull

Committee Meetings
in 2023:

12

Charter:

The Compensation, Performance Management and Culture Committee Charter is available on our website at www.citigroup.com. Click on “Investors,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

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Corporate Governance	35
Executive Committee	Committee Roles and Responsibilities: The Executive Committee acts on behalf of the Board if a matter requires Board action before a meeting of the full Board can be held.

Members: Barbara J. Desoer John C. Dugan (Chair) Duncan P. Hennes Renée J. James Diana L. Taylor James S. Turley Committee Meetings in 2023: None

Nomination, Governance and Public Affairs Committee

Committee Roles and Responsibilities:

The Nomination, Governance and Public Affairs Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the Director nominees for the next Annual Meeting of Stockholders. It leads the Board in its annual review of the Board’s performance and makes recommendations as to the composition of the committees for appointment by the Board. The Committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines and monitoring Citi’s compliance with these policies and practices and the Guidelines. The Committee is responsible for reviewing and approving all related party transactions involving a Director or an immediate family member of a Director and any related party transaction involving an executive officer or immediate family member of an executive officer if the transaction is valued at more than $120,000, in each case, other than certain enumerated ordinary course transactions. See Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation on pages 38–40 for a complete description of the Procedure on Related Party Transactions.

The Committee, as part of the Board’s executive succession planning process, evaluates and nominates potential successors to the CEO and provides an annual report to the Board on CEO succession. The Committee also reviews Director Compensation and Benefits. The Committee is responsible for reviewing Citi’s policies and programs that relate to public issues of significance to Citi and the public at large and reviewing relationships with external constituencies and issues that impact Citi’s reputation. The Committee also has the responsibility for reviewing public policy and reputational issues facing Citi; reviewing political contributions and lobbying expenditures and payments to trade associations made by Citi, and charitable contributions made by Citi and the Citi Foundation; reviewing Citi’s policies and practices regarding supplier diversity; reviewing the work of Citi’s Reputation Risk Committees; and reviewing Citi’s sustainability policies and programs, including human rights policies. The Committee makes recommendations to Citibank’s Board with respect to the following duties and responsibilities set forth in Oversight of Corporate Governance: size, Chair and membership of Citibank’s Board and Committees; adequacy of Charters adopted by Committees of Citibank’s Board, independence of Citibank’s non-management Board members; and compensation paid to Citibank’s non-management Board members. The Committee’s focus is global, reflecting Citi’s global footprint. The Committee also makes recommendations to the Board regarding amendments to the Company’s Major Expenditure Program — Limits of Authority.

The Board has determined that, in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the Nomination, Governance and Public Affairs Committee is independent according to the corporate governance rules of the NYSE.

Members:

John C. Dugan
Peter B. Henry
Gary M. Reiner
Diana L. Taylor (Chair)
Casper W. von Koskull

Committee Meetings
in 2023:

7

Charter:

The Nomination, Governance and Public Affairs Committee Charter, as adopted by the Board, is available on our website at
www.citigroup.com.
Click on “Investors,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

www.citigroup.com

36	Corporate Governance
Risk Management Committee

Committee Roles and Responsibilities:

The Risk Management Committee has been delegated authority to assist the Board in fulfilling its responsibility with respect to (1) oversight of Citigroup’s risk management framework, including the significant policies and practices used in managing credit, market (trading and non-trading), liquidity, strategic, operational, compliance, reputation and certain other risks, including those pertaining to capital management, and (2) oversight of the performance of the Global Risk Review (GRR) credit and collateral review function. The Committee reports to the Board of Directors regarding Citigroup’s risk profile, as well as its risk management framework, including the significant policies and practices employed to manage risks in Citigroup’s businesses, as well as the overall adequacy of the Risk Management function. The Committee also has responsibility for the oversight of the Conduct Risk Management Program. The Committee’s role is one of oversight, recognizing that Management is responsible for executing Citigroup’s risk management and capital related policies. While the Committee has the responsibilities and powers set forth in the Risk Management Committee Charter, Management is responsible for designing, implementing and maintaining an effective risk program. Line business managers are responsible for managing risks in the areas for which they are responsible. The duties and responsibilities of the Independent Risk Management functions are described in the Enterprise Risk Management Framework.

The Citigroup Chief Risk Officer (CRO) heads the Independent Risk Management function, which sets risk and control standards for the first line of defense and actively manages and oversees aggregate credit, market (trading and non-trading), liquidity, strategic, operational, and reputation risks across the firm, including risks that span categories, such as concentration risk, country risk, and climate risk.

The Citigroup Chief Compliance Officer (CCO) is responsible for the Independent Compliance Risk Management (ICRM) function. The CCO reports to Citigroup’s Chief Legal Officer with a matrix reporting line into the CRO. To support the independent status of the ICRM function, the CCO has regular and unrestricted access to committees of the Citigroup Board, including the Audit Committee and Risk Management Committee.

Members:

Ellen M. Costello
Grace E. Dailey
Barbara J. Desoer
John C. Dugan
Duncan P. Hennes (Chair)
James S. Turley
Casper W. von Koskull

Committee Meetings
in 2023:

16

Charter:

The Risk Management Committee Charter is available on our website at www.citigroup.com. Click on “Investors,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Citi 2024 Proxy Statement

Corporate Governance	37
Technology Committee

Committee Roles and Responsibilities:

The purpose of the Technology Committee is to assist the Board in fulfilling its responsibility with respect to oversight of: (1) the planning and execution of Citigroup’s technology strategy and operating plan, (2) the development of Citi’s target state operating model and architecture, including the incorporation of Global Business Services, (3) technology-based risk management, including risk management framework, risk appetite and risk exposures of Citi, including Cyber Security, (4) resource and talent planning of the Technology function, and (5) Citi’s third-party management policies, practices and standards that relate to Technology.

The Committee provides oversight of Citi’s technology strategy and operating plan; technology initiatives across the Consent Orders; the Technology Transformation initiative; business-led initiatives; elements of the Data plan under the Consent Orders and the development and deployment of Data Quality Metrics; management’s efforts to monitor and control risks related to information security, fraud, data protection, business continuity, third-party and Cyber Security; and technology change management. The Committee reviews trends that may affect the Company’s strategy, including distributed ledgers, cryptocurrency, and Artificial Intelligence and Machine Learning. The Committee also oversees and reviews information from management regarding Citi’s approach to, and policies, practices and standards related to, Generative Artificial Intelligence.

Members:

Barbara J. Desoer
S. Leslie Ireland
Renée J. James (Chair)
Gary M. Reiner

Committee Meetings
in 2023:

10

Charter:

The Technology Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “Investors,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

	Audit	Compensation, Performance Management and Culture	Executive	Nomination, Governance and Public Affairs	Risk Management	Technology
Ellen M. Costello	●				●
Grace E. Dailey	●				●
Barbara J. Desoer			●		●	●
John C. Dugan	●		●	●	●
Jane N. Fraser
Duncan P. Hennes	●	●	●		●
Peter B. Henry		●		●
S. Leslie Ireland						●
Renée J. James	●	●	●			●
Gary M. Reiner		●		●		●
Diana L. Taylor		●	●	●
James S. Turley	●		●		●
Casper W. von Koskull		●		●	●

● committee member ● committee chair

www.citigroup.com

38	CORPORATE GOVERNANCE

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any Director, officer, BlackRock, Inc. (BlackRock) or The Vanguard Group (Vanguard) (each of which owns more than 5% of Citi’s common stock), or any affiliate thereof, is a party adverse to Citi or in which any such person has a material interest adverse to Citi.

Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation

The Board has adopted a procedure setting forth procedures for the review, approval, and monitoring of transactions involving Citi and related persons (Directors, Senior Managers, 5% stockholders, Immediate Family Members or Primary Business Affiliations). A copy of Citi’s Procedure on Related Party Transactions is available on our website at www.citigroup.com. Click on “Investors,” then “Corporate Governance,” and then “Citi Policies.” Under the procedure, the Nomination, Governance and Public Affairs Committee is responsible for reviewing and approving all related party transactions involving Directors, Immediate Family Members of Directors, and 5% stockholders. Directors may not participate in any discussion or approval of a related party transaction in which he or she or any member of his or her immediate family is a related person, except that the Director must provide all material information concerning the related party transaction to the Nomination, Governance and Public Affairs Committee. The Nomination, Governance and Public Affairs Committee is also responsible for reviewing and approving all related party transactions valued at more than $120,000 involving an executive officer or an Immediate Family Member of an executive officer. The policy also contains a list of categories of transactions involving related persons that are pre-approved under the policy, and therefore need not be brought to the Nomination, Governance and Public Affairs Committee for approval.

The Nomination, Governance and Public Affairs Committee will review the following information when assessing a related party transaction:

●	the terms of such transaction;
●	the related person’s interest in the transaction;
●	the purpose and timing of the transaction;
●	whether Citi is a party to the transaction, and if not, the nature of Citi’s participation in the transaction;
●	if the transaction involves the sale of an asset, a description of the asset, including date acquired and cost basis;
●	information concerning potential counterparties in the transaction;
●	the approximate dollar value of the transaction and the approximate dollar value of the related person’s interest in the transaction;
●	a description of any provisions or limitations imposed as a result of entering into the proposed transaction;
●	whether the proposed transaction includes any potential reputational risk issues that may arise as a result of, or in connection with, the proposed transaction; and
●	any other relevant information regarding the transaction.

Based on information contained in a Schedule 13G/A filed with the SEC, BlackRock and Vanguard each reported that they beneficially owned 5% or more of the outstanding shares of Citi’s common stock as of December 31, 2023 — see Stock Ownership — Owners of More than 5% of Citi Common Stock on page 45. During 2023, our subsidiaries provided ordinary course lending, trading, and other financial services to BlackRock and Vanguard and their respective affiliates and clients. Citi and its subsidiaries may also, in the ordinary course, invest or offer to Citi’s clients, BlackRock or Vanguard mutual funds or other products. In addition, affiliates of BlackRock offer certain investment options under our 401-K plan. These transactions were entered into on an arm’s length basis and contain customary terms and conditions and were on substantially the same terms as comparable transactions with unrelated third parties. In 2018, Acciones y Valores Banamex, S.A. de C.V., Servicios Corporativos de Finanzas, S.A. de C.V., and Grupo Financiero

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Citibanamex, S.A. de C.V. (Citibanamex) entered into an agreement with BlackRock, Inc. and certain of its affiliates pursuant to which BlackRock acquired the asset management business of Citibanamex in Mexico. The transaction included the sale of the Impulsora de Fondos Banamex, S.A. de C.V. (Impulsora) legal vehicle, and its advisory role for 52 mutual funds and certain managed account relationships, and certain intellectual property and vendor contracts required to operate the business. Consideration for the sale consisted of $350 million and certain future payments if defined targets were met. In connection with the closing, Citibanamex and BlackRock also entered into a long-term distribution agreement (the Services Framework Agreement) to offer BlackRock asset management products to Citibanamex clients in Mexico. The agreement provides a framework under which Citibanamex distributes BlackRock products in Mexico and includes terms relating to pricing, preferential access, and product support. Pursuant to this agreement, fees of approximately $94 million were paid to Blackrock in 2023. The Nomination, Governance and Public Affairs Committee reviewed the terms of the sale and approved the transaction in accordance with the Procedure on Related Party Transactions.

In January 2023, Citibanamex and BlackRock executed an amendment to the Services Framework Agreement (the 2023 Amendment). The 2023 Amendment provides for investment commitments from Citibanamex that are consistent with historical expenditures, and termination of certain rights and guarantees if certain conditions are met. The Nomination, Governance and Public Affairs Committee reviewed and approved the terms of the 2023 Amendment in accordance with the Procedure on Related Party Transactions, and the Board of Directors of Citigroup Inc. approved the 2023 Amendment in accordance with its Major Expenditure Program.

Citigroup Venture Capital International Growth Partnership II, L.P. is a private equity investment fund that was formed in 2007. Citi established this fund in which employees have invested, including certain of our executive officers. Executive officers were not eligible to participate in this fund on a leveraged basis. Other than certain “grandfathered” investments, in accordance with Sarbanes-Oxley and the Citi Corporate Governance Guidelines, executive officers were able to invest in certain Citi-sponsored investment opportunities only under certain circumstances and with the approval of the appropriate committee. In 2023, there were no distributions from the fund to executive officers that exceeded $120,000.

In 2023, Citi performed corporate banking and securities brokerage services in the ordinary course of our business for certain organizations in which some of our Directors, executive officers, or their family members, are officers or directors. In addition, in the ordinary course of business, Citi may use the products or services of organizations in which some of our Directors, executive officers, or family members, are officers or directors.

The persons listed on page 103 are the current members of the Compensation, Performance Management and Culture Committee. No current or former member of the Compensation, Performance Management and Culture Committee was a part of a “compensation committee interlock” during fiscal year 2023 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” No member of the Compensation, Performance Management and Culture Committee had any material interest in a transaction with Citi or is a current or former officer of Citi, and no member of the Compensation, Performance Management and Culture Committee is a current employee of Citi or any of its subsidiaries. In addition, no member of the Board, or any immediate family member of the Board, engaged FW Cook for any compensation-related services in 2023.

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40	CORPORATE GOVERNANCE

A sibling of Sara Wechter, Citi’s Chief Human Resources Officer, has been employed by Citi since 2008, first as an intern and then, beginning in 2010, as a full-time employee. She is employed by Citi’s USPB and received 2023 compensation of $1,803,821. A sister-in-law of Peter Babej, Citi’s Interim Head of Banking, was employed by Citi from 2017 to 2023. She received 2023 compensation of $179,426. A sibling of Shahmir Khaliq, Citi’s Head of Services, has worked in Citi’s Finance Division since 2018 and received 2023 compensation of $193,820. The compensation for these employees was established by Citi in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Ms. Wechter and Messrs. Babej and Khaliq do not have an interest in the employment relationship of, nor do they share a household with, their respective family members who are employees of Citi.

Indebtedness

In accordance with Sarbanes-Oxley and the Citi Corporate Governance Guidelines, no margin loans may be made to any executive officer unless such person is an employee of a broker-dealer subsidiary of Citi and such loan is made in the ordinary course of business.

Certain transactions in excess of $120,000 involving loans, deposits, credit cards, and sales of commercial paper, certificates of deposit, and other money market instruments and certain other banking transactions occurred during 2023 between Citibank, N.A. and other Citi banking subsidiaries on the one hand, and certain Directors or executive officers of Citi, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the Directors, the executive officers or their family members, on the other. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features. Personal loans made to any Director or an executive officer must comply with Sarbanes-Oxley, Regulation O, and the Corporate Governance Guidelines, and must be made in the ordinary course of business.

Citi’s Hedging Policies

Citi’s Corporate Governance Guidelines prohibit the hedging of Citi common stock held by Directors and executive officers, whether the shares of stock are granted as compensation or are otherwise held by the director or executive officer. For this purpose, an executive officer means any person designated by Citi as an “officer” under Section 16 of the Exchange Act.

Citi’s Code of Conduct, which applies to all Citi employees, executive officers and Directors, states that when considering personal investments in Citi securities, an individual must avoid any personal trade or investment in a security, derivative, futures contract, commodity, or other financial instrument if the trade or investment might affect or appear to affect the individual’s ability to make unbiased business decisions for Citi.

In addition, Citi’s Personal Trading and Investment Policy (the PTIP) prohibits the hedging in any manner (other than currency hedges) by Covered Persons (including directors and executive officers) of unvested restricted stock or deferred stock awarded as compensation under Citi’s Capital Accumulation Program. The PTIP also prohibits engaging in speculative transactions in Citi securities, including sales of naked calls and speculative option strategies, as well as any other transaction that would benefit from a decline in the value of a Citi security.

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The PTIP generally allows Covered Persons (excluding directors and executive officers) to hedge vested long positions of then deliverable Citi securities. Covered Persons under the PTIP include (but are not limited to) individuals who 1) may have access to material non-public information regarding Citi, 2) are employed by Citi’s Institutional Clients Group, 3) are FINRA-registered employees or associates of any of Citi’s U.S. broker-dealer entities, or 4) work in a securities or advisory business in Wealth, as well as certain individuals who are related to Covered Persons. Because directors and executive officers who are Covered Persons under the PTIP are also subject to the hedging policy applicable to directors and executive officers pursuant to the Corporate Governance Guidelines, a proposed transaction by a director or executive officer may be prohibited by application of one policy even if the transaction would be permissible under the other policy.

Finally, Citi maintains policies specific to U.K. and European regulatory requirements. These policies provide that all employees in the applicable countries who receive a portion of their remuneration in stock or any other deferral mechanism designated by Citi must not take out insurance contracts or engage in personal hedging strategies, or remuneration or liability-related contracts of insurance, that undermine, or may undermine, any risk alignment effects of their remuneration arrangements.

Reputation Risk Committee

The Reputation Risk Committee, a management level committee, governs the process by which material reputation risks are identified, measured, monitored, controlled and reported, and oversees that appropriate actions are taken in line with the firmwide strategic objectives, risk appetite thresholds, and regulatory expectations, while promoting a culture of risk awareness and high standards of integrity and ethical behavior across the company, consistent with Citi’s Mission and Value Proposition. Business Reputation Risk Forums may escalate reputation risks for due consideration by the Group Reputation Risk Committee at the corporate level. The Group Reputation Risk Committee may escalate risks to the Nomination, Governance and Public Affairs Committee of the Board or another Committee of the Board, as appropriate.

Ethics, Conduct and Culture

At Citi, our mission is to serve as a trusted partner to our clients by responsibly providing financial services that enable growth and economic progress.

We foster a culture of ethics through our governance framework, programs and efforts that embed our culture and expectations for behavior throughout the organization, and collaboration with key stakeholders outside Citi to improve Citi’s and the banking industry’s culture.

Governance over Culture

The cornerstone of our approach to culture is our governance framework, which begins with a strong “tone from the top” starting with the Citigroup Board of Directors. Citi’s Compensation, Performance Management and Culture Committee of the Board oversees senior management’s sustained focus on efforts to foster a culture of ethics, appropriate conduct, and accountability throughout Citi. For more information, please see the Compensation, Performance Management and Culture Committee Charter, which is set forth on Citi’s website at www.citigroup.com. Click on “Investors,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

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42	CORPORATE GOVERNANCE

With oversight from the Compensation, Performance Management and Culture Committee, senior management has undertaken a number of efforts in support of Citi’s culture, including developing Citi’s Mission and Value Proposition and Leadership Principles. On an ongoing basis, the Compensation, Performance Management and Culture Committee remains responsible for overseeing senior management’s efforts to reinforce sound ethics, responsible conduct and principled culture within Citi, which includes:

●	overseeing efforts to enhance and communicate Citi’s principles relating to ethics and responsible conduct, and its expectations of employee behavior, including their expression in Citi’s tone from the top and Citi’s Mission and Value Proposition, evaluating management’s progress, and providing feedback on these efforts;
●	overseeing management’s efforts to support Citi’s desired culture and ethical decision-making in the organization, evaluating management’s progress and providing feedback on these efforts; and
●	reviewing Citi’s Code of Conduct and Code of Ethics for Financial Professionals.

Programs and Efforts that Embed Culture

To promote a culture of ethics and appropriate conduct, Citi focuses on empowering individuals by establishing global policies, programs, and processes that embed our values throughout the organization and guide and support our employees in making ethical decisions and adhering to Citi’s standards of conduct. Under the oversight of, and with input and feedback from, the Compensation, Performance Management and Culture Committee, senior management has prioritized a number of efforts to further embed our values and conduct expectations into the organization. The following are a few examples of our programs and associated efforts to set, reinforce, and embed our culture at Citi:

●	Communications and awareness efforts concerning our Mission and Value Proposition, including Citi-wide videos from senior management articulating our core principles and providing examples of these principles in action.
●	Embedding the Leadership Principles into key aspects of our employee life cycle, such as hiring and performance reviews.
●	Training of employees on key culture-related themes, including our Code of Conduct, ethical decision-making, and the importance of leadership.

Code of Ethics for Financial Professionals

The Citi Code of Ethics for Financial Professionals applies to Citi’s Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) and Controller (Principal Accounting Officer) and all Finance Professionals and Administrative Staff in a finance role, including but not limited to Controllers, Finance & Risk Shared Services (FRSS), Capital Planning, Financial Planning & Analysis, Productivity and Strategy, Treasury, Tax, M&A, Investor Relations and the Regional/Business teams. Citi expects all of its employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules, and regulations, to deter wrongdoing, and to abide by the Citi Code of Conduct and other policies and procedures adopted by Citi that govern the conduct of its employees. The Code of Ethics for Financial Professionals is intended to supplement the Citi Code of Conduct. A copy of the Code of Ethics for Financial Professionals is available on our website at www.citigroup.com. Click on “Investors,” then “Corporate Governance,” and then “Code of Ethics for Financial Professionals.” We will disclose amendments to, or waivers from, the Code of Ethics for Financial Professionals, if any, on our website.

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Ethics Hotline

Citi expects members of its workforce to promptly raise concerns if they have any reason to believe that any Citi employee, or anyone working on Citi’s behalf, may have engaged in misconduct, which includes violations or potential violations of law, regulation, rule, or breaches of Citi policy, standard, procedure, or the Citi Code of Conduct. Citi offers several channels by which employees and others may report ethical concerns, including concerns about accounting, internal controls, or auditing matters. We provide a global Ethics Hotline, a toll-free number that is available 24 hours a day, seven days a week, 365 days a year, and is staffed by live operators who can connect to translators to accommodate multiple languages. Calls to the Ethics Hotline are received by a third-party vendor, located in the United States. Individuals raising concerns via the Ethics Hotline may choose to remain anonymous. Citi prohibits retaliatory actions against anyone who raises concerns or questions in good faith, or who participates in a subsequent investigation of such concerns.

Any individual, including members of the public without a work-based relationship to Citi, may also raise a concern by accessing the global Ethics Hotline via Citi’s public-facing corporate website.

Code of Conduct

The Board has adopted a Code of Conduct, which provides an overview of certain laws, regulations, and select Citi policies standards, and procedures applicable to the activities of Citi. It also sets forth Citi’s Mission and Value Proposition, as well as the standards of ethics and professional behavior expected of employees and representatives of Citi. The Code of Conduct applies to every director, officer, and employee of Citi and its consolidated subsidiaries. All Citi employees, directors, and officers are required to read and comply with the Code of Conduct. We will disclose waivers from the Code of Conduct for our directors, if any, on our website. In addition, other persons performing services for Citi may be subject to the Code of Conduct by contract or other agreement. The Code of Conduct is publicly available in multiple languages at www.citigroup.com. Click on “Investors,” then “Corporate Governance,” and then “Code of Conduct.”

Communications with the Board

Stockholders or other interested parties who wish to communicate with a member or members of the Board, including the Chair or the non-management Directors as a group, may do so by addressing their correspondence to the Board member or members, c/o the Corporate Secretary, Brent J. McIntosh, Citigroup Inc., 388 Greenwich Street, New York, NY 10013. The Board of Directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

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Stock Ownership

Citi has long encouraged stock ownership by its Directors, officers, and employees to align their interests with the long-term interests of stockholders. The Board and executive officers are subject to a stock ownership commitment, which requires these individuals to maintain a minimum ownership level of Citigroup stock. Executive officers are required to retain at least 75% of the equity awarded to them as incentive compensation (net of amounts required to pay taxes and option exercise prices) as long as they are executive officers. In addition, a stock holding period applies after the executive officer leaves Citi or is no longer an executive officer. He or she must retain, for one year after ending executive officer status, 50% of the shares previously subject to the stock ownership commitment. Directors are similarly required to retain at least 75% of the net equity awarded to them, further aligning their interests with stockholders. The Board may revise the terms of the stock ownership commitment from time to time to reflect legal and business developments warranting a change. In addition, Directors and executive officers may not enter into hedging transactions in respect of Citi’s common stock or other securities issued by Citi, including securities granted by the Company to the Director or executive officer as part of his or her compensation and securities purchased or acquired by the Director or executive officer in a non-compensatory transaction. For more information on hedging, please see Citi’s Hedging Policies on pages 40–41.

The following table shows the beneficial ownership of Citi common stock by our Directors, named executive officers, and Directors and executive officers as a group at March 4, 2024. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person, or group of persons, is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of determination.

BENEFICIAL OWNERSHIP TABLE

Name	Common Stock Beneficially Owned Excluding Options(1)	Options exercisable within 60 days	Owned by or Tenant- in-Common with Family Member, Trust, Mutual Fund or 401(K)(2)	Total Beneficial Ownership(3)	Receipt Deferred(4)	Total Ownership(5)
Ellen M. Costello	61,973	—	600	62,573	2,922	65,496
Grace E. Dailey	11,259	—	—	11,259	2,922	14,182
Barbara J. Desoer	96,574	—	—	96,574	2,922	99,497
John C. Dugan	37,597	—	—	37,597	2,922	40,519
Jane N. Fraser	214,517	—	—	214,517	329,640	544,157
Duncan P. Hennes	32,265	—	—	32,265	2,922	35,187
Peter B. Henry	40,838	—	—	40,838	2,922	43,761
S. Leslie Ireland	17,266	—	—	17,266	2,922	20,189
Renée J. James	24,326	—	—	24,326	2,922	27,249
Mark A. L. Mason	87,536	—	328	87,864	165,100	252,964
Andrew Morton	22,928	—	—	22,928	402,076	425,004
Gary M. Reiner	37,841	—	—	37,841	2,922	40,764
Anand Selvakesari	101,570	—	—	101,570	144,497	246,067
Andrew Sieg	798	—	—	798	298,495	299,293
Diana L. Taylor	51,494	—	—	51,494	2,922	54,417
James S. Turley	33,390	—	—	33,390	2,922	36,312
Casper W. von Koskull	6,415	—	—	6,415	2,922	9,338
Total (30 Directors and Executive Officers as a group)	1,536,537	—	16,103	1,552,640	2,989,048	4,541,688

(1)	The stock reported for certain Directors in this column includes deferred common stock, which is fully vested and which the Director or Directors have the right to acquire within 60 days.

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(2)	Stock held as a tenant-in-common with a family member or trust, owned by a family member, held by a trust for which the Director or executive officer is a trustee but not a beneficiary, or held by a mutual fund which invests substantially all of its assets in Citi common stock.
(3)	At March 4, 2024, no Director or executive officer beneficially owned more than 1% of Citi’s outstanding common stock. At March 4, 2024, all of the Directors and executive officers as a group beneficially owned approximately 0.08% of Citi’s common stock.
(4)	Amounts represent Directors’ deferred common stock. Directors receive an award of common stock in January of each year as compensation for their services during such year. In the event a Director retires or resigns from the Board in the year for which an award is granted before attaining age 72, a pro rata portion of the award is forfeited, based on the number of full or partial calendar quarters served. The common stock subject to an award becomes distributable approximately on the first anniversary of the date of grant.
(5)	Total Ownership reflects the amount represented in the Section 16 filings of the relevant Director or Executive Officer.

OWNERS OF MORE THAN 5% OF CITI COMMON STOCK

Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class
BlackRock, Inc.(a) 50 Hudson Yards, New York, NY 10001	165,855,757	8.7%
The Vanguard Group, Inc.(b) 100 Vanguard Blvd., Malvern, PA 19355	166,504,200	8.7%
(a)	Based on the Schedule 13G/A filed with the SEC on January 25, 2024 by BlackRock, Inc. and certain subsidiaries, BlackRock reported that it had sole voting power over 149,966,824 shares and had sole dispositive power over 165,855,757 shares.
(b)	Based on the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. and certain subsidiaries, Vanguard reported that it had sole voting power over 0 shares; sole dispositive power over 157,970,724 shares; shared voting power over 2,459,505 shares; and shared dispositive power over 8,533,476 shares.

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Proposal 1: Election of Directors

The Board has nominated all of the current Directors for re-election at the 2024 Annual Meeting, each of whom was last elected at the 2023 Annual Meeting. Directors are not eligible to stand for re-election after reaching the age of 72. If elected, each nominee will hold office until the 2024 Annual Meeting or until his or her successor is qualified and elected.

Director Criteria and Nomination Process

The Nomination, Governance and Public Affairs Committee considers all qualified candidates identified by members of the Nomination, Governance and Public Affairs Committee, by other members of the Board, by senior management, and by security holders. During 2023, the Committee engaged Spencer Stuart to assist in identifying and evaluating potential nominees. Stockholders who would like to propose a Director candidate for consideration by the Nomination, Governance and Public Affairs Committee may do so by submitting the candidate’s name, résumé, and biographical information to the attention of the Corporate Secretary, Citigroup Inc., 388 Greenwich Street, New York, NY 10013. All proposals for nominations received by the Corporate Secretary will be presented to the Committee for its consideration.

In considering the composition of the Board of Directors, the Nomination, Governance and Public Affairs Committee inventories the categories of risks faced by Citi, given its size, business mix, and geographical presence, and seeks to identify candidates with the skills and experience necessary to enable the Board of Directors to provide proper oversight of those risks. The Nomination, Governance and Public Affairs Committee also takes Director tenure into consideration when making Director nomination decisions and believes that it is desirable to maintain a mix of longer-tenured, experienced Directors and newer Directors with fresh perspectives. The Nomination, Governance and Public Affairs Committee and the Board also believe that longer-tenured, experienced Directors are a significant strength of the Board, given the large size of our Company, the breadth of our product offerings, and the international scope of our organization. When nominating new director candidates, the Nomination, Governance and Public Affairs Committee instructs its recruiting firm to include diverse candidates in each slate. The Board’s composition, and the individuals nominated for consideration by stockholders, are the result of careful consideration by the Committee of the correspondence between the risk inventory and skills and experience of the Board members and candidates. In addition to the ability to assist the Board in its oversight of a particular risk or risks, as more fully described in each nominee’s biography, the members of the Board are assessed based on a variety of factors, including the following criteria, which have been developed by the Nomination, Governance and Public Affairs Committee and approved by the Board:

●	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;
●	Whether the candidate has had business, governmental, non-profit or professional experience at the chair, chief executive officer, chief operating officer, or equivalent policy-making and operational level of a large organization with significant international activities across many regulatory jurisdictions and regions that indicates that the candidate will be able to make a meaningful and immediate contribution to the Board’s discussion of and decision-making on the array of complex issues facing a large financial services business that operates on a global scale;
●	Whether the candidate has special skills, expertise and a diverse background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which the Company operates;
●	Whether the candidate has the financial expertise required to provide effective oversight of a diversified financial services business that operates on a global scale;
●	Whether the candidate has achieved prominence in his or her business, governmental, or professional activities and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make;

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●	Whether the candidate will effectively, consistently, and appropriately take into account and balance the legitimate interests and concerns of all of the Company’s stockholders and other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;
●	Whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust; and
●	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a Director.

Application of these factors involves the exercise of judgment by the Nomination, Governance and Public Affairs Committee and the Board. In addition, see Board Diversity on page 29 for additional factors considered by the Board when selecting candidates.

Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the Nomination, Governance and Public Affairs Committee will make recommendations regarding potential Director candidates to the Board.

The Nomination, Governance and Public Affairs Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors, and members of senior management. For the 2024 Annual Meeting, Citi did not receive notice from any stockholders regarding a nomination to the Board of Directors.

Director Qualifications

The nominees for the Board of Directors each have the qualifications and experience to approve and guide Citi’s strategy and to oversee management’s execution of that strategic vision. Citi’s Board of Directors consists of individuals with the skills, experience, and diverse backgrounds necessary to oversee Citi’s efforts toward becoming a simpler, smaller, safer, and stronger financial institution, while mitigating risk and operating within a complex financial and regulatory environment.

The nominees listed below are leaders in business, the financial community, and academia because of their intellectual acumen and analytical skills, strategic vision, ability to lead and inspire others to work with them, and records of outstanding accomplishments over a period of decades. Each has been chosen to stand for election in part because of his or her ability and willingness to ask difficult questions, understand Citi’s unique challenges, and evaluate the strategies proposed by management, as well as their implementation.

Each of the nominees has a long record of professional integrity, a dedication to his or her profession and community, a strong work ethic that includes a commitment to coming fully prepared to meetings and being willing to spend the time and effort needed to fulfill professional obligations and the ability to maintain a collegial environment.

Many of our nominees are either current or former chief executive officers or chairs of other large international corporations or have experience leading and operating large, complex academic or governmental departments. As such, they have a deep understanding of, and extensive experience in, many of the areas that are outlined below as being of critical importance to Citi’s proper operation and success. For the purposes of its analysis, the Board has determined that nominees who have served as a chief executive officer or a chair of a major corporation or large, complex institution have extensive experience with strategic planning, financial statement preparation, compensation determinations, regulatory compliance (if their businesses are or were regulated), corporate governance, public affairs, and legal matters.

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48	Proposal 1: Election of Directors

In evaluating the composition of the Board, the Nomination, Governance and Public Affairs Committee seeks to find and retain individuals who, in addition to having the qualifications set forth in Citi’s Corporate Governance Guidelines, have the skills, experience and abilities necessary to meet Citi’s unique needs as a highly regulated financial services company with operations within the United States and more than 100 countries around the globe. The Committee has determined it is critically important to Citi’s proper operation and success that its Board has, in addition to the qualities described above, expertise and experience in the following areas:

Citi’s Compensation, Performance Management and Culture Committee is responsible for determining the compensation of the CEO and approving the compensation of other executive officers of the Company and the Executive Management Team. In order to properly carry out its responsibilities with respect to compensation, Citi’s Board must include members who have experience evaluating the structure of compensation for senior executives. They must understand the various forms of compensation that can be utilized, the purpose of each type and how various elements of compensation can be used to motivate and reward executives and drive performance, while not encouraging imprudent risk-taking or simply having short-term goals.

Citi aspires to the highest standards of corporate governance and ethical conduct: doing what we say, reporting results with accuracy and transparency, and maintaining compliance with the laws, rules, and regulations that govern the Company’s businesses. The Board is responsible for shaping corporate governance policies and practices, including adopting the corporate governance guidelines applicable to the Company and monitoring the Company’s compliance with governance policies and the guidelines. To carry out these responsibilities, the Board must include experienced leaders in the area of corporate governance who must be familiar with governance issues, the constituencies most interested in those issues, and the impact that governance policies have on the functioning of a company.

Environmental and Sustainability matters are critical business issues, with ties to both risk and opportunity. Citi has been engaged in sustainability for over 20 years and views the environment, sustainability and transparency as important aspects of stockholder and broader stakeholder value. Citi communicates its sustainability and environmental efforts to stockholders, clients and other stakeholders, including its achievements in the areas of environmental sustainability, climate change, net zero, community investment and development, and human rights. Environmental and social issues have the potential to impede corporate plans and long-term performance, which is why it is necessary to have a sustainability-competent Board. Citi’s Board must include members with experience in the areas of climate change and finance, community development, corporate social responsibility and other issues to help Citi navigate these complex and quickly evolving issues and to assist management in evaluating Citi’s policies and programs.

Citi’s internal controls over financial reporting are designed to ensure that Citi’s financial reporting and its financial statements are prepared in accordance with generally accepted accounting principles. While the Board and its committees are not responsible for preparing our financial statements, they have oversight responsibility, including the selection of outside independent auditors, subject to stockholder ratification, and lead audit engagement partner. The Board must include members with direct or supervisory experience in the preparation of financial statements, as well as finance, audit, and accounting expertise.

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Citi is a global leader providing financial services through the following business lines: (1) Services, which includes both Treasury & Trade Solutions and Securities Services; (2) Banking, which includes Investment Banking and Corporate Lending; (3) Markets; (4) U.S. Personal Banking; (5) Wealth; and (6) Legacy Franchises. Citi looks to its Board members with extensive financial services experience to assist it in evaluating its business model and strategies for reaching and servicing its clients.

As of December 31, 2023, Citi employs approximately 239,000 people in over 90 countries. Human capital management is a critical capability for Citi’s Board given the strategic importance of maintaining a skilled, motivated workforce. Citi’s Board must include Directors who understand key issues related to human capital including training, diversity, employee benefits, compensation programs, career trajectories, and U.S. and global labor issues. Having Directors with the appropriate expertise to review our succession strategy and leadership pipeline for key roles while taking into account Citi’s long-term corporate strategy is paramount to managing Citi’s resources–its employees. Citi seeks out Board members who have had experience overseeing and managing executive teams and a sizeable worldwide workforce, with an emphasis on development of human resources.

As a company with a broad international reach, Citi’s Board values the perspectives of Directors with international business or governmental experience or expertise in global economics. Citi’s presence in markets outside the United States is an important competitive advantage for Citi, because it allows us to serve U.S. and foreign businesses and individual clients whose activities span the globe. Directors with international business experience can use the experience that they have developed through their own business dealings to assist Citi’s Board and management in understanding and successfully navigating the business, political, and regulatory environments in countries in which Citi does or seeks to do business. Directors with global economics expertise can help guide Citi management in understanding the challenges faced by other markets and in developing its global strategy.

Citi and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and internationally, including in the U.S. the FRB, the OCC, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state banking and insurance departments, as well as international financial services authorities. Having Directors with experience interacting with regulators or operating businesses subject to extensive regulation is important to furthering Citi’s continued compliance with its many regulatory requirements and fostering productive relationships with its regulators. Given the critical importance of ethics, conduct and culture, Citi’s Board must include members with experience overseeing ethics and compliance and building an effective, values-based ethics and compliance program. In addition to the regulatory supervision described above, Citi is subject to myriad laws and regulations and is party to legal actions and regulatory proceedings from time to time. Citi’s Board has an important oversight function with respect to compliance with applicable requirements, which includes monitoring the progress of legal proceedings and evaluating major settlements.

www.citigroup.com

50	Proposal 1: Election of Directors
Risk management is a critical function of a complex global financial services company and its proper supervision requires Board members with sophisticated risk management skills and experience. Directors provide oversight of the Company’s risk management framework, including the significant policies, procedures, and practices used in managing credit, market (trading and non-trading), liquidity, strategic, operational, compliance, reputation and certain other risks, and review recommendations by management regarding risk mitigation. Citi’s Board must include members with risk expertise to assist Citi in its efforts to properly identify, measure, monitor, report, analyze, and control or mitigate risk.

Citi has a long history as a technology innovator–Citibank, N.A. was one of the first banks to offer automatic teller machines for its customers during the 1970s. As Citi deploys new technology and platform innovations to gather, process, analyze, and provide information to execute transactions and meet the needs of its clients and customers, Citi must ensure that its operations are efficient and there is a continuous focus on enhancing productivity to meet its operational and strategic goals, while mitigating technology risks through efforts to improve cybersecurity, data privacy, and data management efforts. The Board must include members who have knowledge and experience in technology, including such technology-centric issues as cybersecurity, Generative AI, data privacy and data management. Members of the Board must be qualified to provide oversight of the development and maintenance of Citi’s technology platforms; Citi’s compliance with regulatory requirements; Citi’s operational efficiency and productivity strategies; the operations and reliability of Citi’s systems; and the protection of client and customer data.

Citi 2024 Proxy Statement

Proposal 1: Election of Directors	51

The Nominees

The following tables give information—provided by the nominees—about their principal occupation, business experience, and other matters.

Each nominee’s biography highlights his or her particular skills, qualifications, and experience that support the conclusion of the Nomination, Governance and Public Affairs Committee that the nominee is extremely qualified to serve on Citi’s Board.

Board Recommendation The Board of Directors recommends that you vote FOR each of the following nominees.

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Former President and Chief Executive Officer, BMO Financial Corporation, and Former U.S. Country Head, BMO Financial Group

●  President and CEO, BMO Financial Corporation and U.S. Country Head, BMO Financial Group – 2011 to 2013

●  Group Head, Personal and Commercial Banking, U.S. and President and Chief Executive Officer, BMO Harris Bank N.A., BMO Financial Group – 2006 to 2011

●  Vice Chairman and Head, Securitization and Credit Investment Management, Merchant Banking and Head of N.Y. Office, Capital Markets Group, BMO Financial Group – 2000 to 2006

●  Executive Vice President, Strategic Initiatives, Capital Markets Group, BMO Financial Group – 2000

●  Executive Vice President and Head, Global Treasury Group, BMO Financial Group – 1997 to 1999

●  Senior Vice President and Deputy Treasurer, Global Treasury Group, BMO Financial Group – 1995 to 1997

●  Managing Director and Regional Treasurer, Asia Pacific, Global Treasury Group, BMO Financial Group – 1993 to 1994

●  Managing Director and Head, North American Financial Product Sales, Global Treasury Group, BMO Financial Group – 1991 to 1993

Skills and Qualifications

Ms. Costello is an accomplished financial services executive and through her prominent roles in the areas of Financial Services, Risk Management, Financial Reporting, Operations and Technology, and Regulatory and Compliance has been nominated to serve on the Board. Because Citi is an international financial services company, having former banking executives with extensive banking experience, like Ms. Costello, as Board members enables the Board to provide knowledgeable oversight to its business and regulatory activities. In her 30 years at BMO Financial Group, a global financial institution, Ms. Costello acquired extensive experience in personal and commercial banking, wealth management, and capital markets businesses in Canada, Asia, and the U.S. In her roles in Global Treasury and Global Capital Markets, she gained experience in corporate, institutional, and investment banking, securities, trading, and asset management. As CEO of BMO Harris Bank N.A., Ms. Costello gained experience in personal and commercial banking, strategic planning, marketing, regulatory compliance, financial reporting, and personnel matters. Additionally, as CEO of BMO Financial Corporation and U.S. Country Head of BMO Financial Group, she gained further experience in regulatory compliance, including capital and resolution planning, risk management, and governance. Her prior board service at DH Corporation and Diebold Nixdorf provide her with experience in global operations and financial technologies businesses. Ms. Costello’s extensive financial services background also adds significant value to Citi’s and Citibank’s relationships with various regulators and stakeholders.

Ellen M. Costello Age: 69

Director of Citigroup
since 2016

Other Public
Company Directorships:
None

Previous Directorships within the last five years:
Diebold Nixdorf, Inc.

Other Activities:
The Economic Club of Chicago (Member)

Primary Qualifications
Financial Reporting
Financial Services
Legal, Regulatory and Compliance
Risk Management

www.citigroup.com

52	Proposal 1: Election of Directors
Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Former Senior Deputy Comptroller for Bank Supervision Policy and Chief National Bank Examiner, Office of the Comptroller of the Currency

●  Senior Deputy Comptroller for Bank Supervision Policy and Chief National Bank Examiner, Office of the Comptroller of the Currency – 2016 to 2019

●  Assistant Deputy Comptroller, Office of the Comptroller of the Currency – 2015 to 2016

●  Examiner-in-Charge – U.S. Bank, Office of the Comptroller of the Currency – 2010 to 2015

●  Deputy Comptroller – Large Bank Supervision, Office of the Comptroller of the Currency – 2001 to 2010

●  Examiner-in-Charge – Citibank, Office of the Comptroller of the Currency – 1997 to 2001

●  Various Roles, Office of the Comptroller of the Currency – 1983 to 1997

Skills and Qualifications

Ms. Dailey is an experienced former banking regulator and has been nominated to serve on the Board because of her extensive skills and knowledge in the areas of Financial Services, Financial Reporting, Regulatory and Compliance, and Risk Management. Ms. Dailey’s service as the former Senior Deputy Comptroller for Bank Supervision Policy and as the former Chief National Bank Examiner enables her to bring deep experience in risk management, banking, and financial regulation. In addition, her extensive financial services background adds significant value to Citi’s Board. Her 36 years of experience as a banking regulator gives her a unique understanding of our industry and insight into key issues facing financial institutions. Ms. Dailey’s extensive risk management, regulatory, compliance, and government affairs experience well qualify her to serve on Citi’s Board.

Grace E. Dailey Age: 63
Director of Citigroup since 2019 Director of Citibank, N.A. since 2020 Other Public Company Directorships: None Previous Directorships within the last five years: None Other Activities: None
Primary Qualifications
Financial Reporting
Financial Services
Legal, Regulatory and Compliance
Risk Management

Citi 2024 Proxy Statement

Proposal 1: Election of Directors	53

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Chair
Citibank, N.A.

●  Chair, Citibank, N.A. – April 2019 to Present

●  Chief Executive Officer, Citibank, N.A. – April 2014 to April 2019

●  Chief Operating Officer, Citibank, N.A. – October 2013 to April 2014

●  President, Bank of America Home Loans, Bank of America – 2008 to 2012

●  Global Technology & Operations Executive, Bank of America – 2004 to 2008

Skills and Qualifications

Ms. Desoer has been nominated to serve on the Board because of her significant insight into the financial services industry, including client services, and extensive expertise in financial management, risk management and the management of regulatory issues at large financial institutions. She has over 40 years of large bank experience, as the CEO of Citibank, N.A. for five years and a 35-year career at Bank of America, serving in such roles as the President of Bank of America Home Loans and as a Global Technology & Operations Executive. Ms. Desoer’s knowledge of and experience in the financial services industry qualifies her to serve on Citi’s Board. Her primary qualifications are in the following areas: Financial Services, through her roles at Citibank, N.A. and Bank of America; Technology experience while serving as a Global Technology & Operations Executive at Bank of America where she enabled growth and innovation through technology; Regulatory and Compliance through her service as the CEO of Citibank, N.A. and previously as the head of Citi’s Anti-Money Laundering Program; and Risk Management through her oversight of Citi’s Comprehensive Capital Analysis and Review Process and serving on the Risk Management Committee. Ms. Desoer is a significant asset to Citi’s Board because of her expertise in financial regulation, leadership in the operations of a large global financial institution, technology and management.

Barbara J. Desoer Age: 71

Director of Citigroup
since 2019

Director of Citibank, N.A.
since 2014

Other Public
Company Directorships:
DaVita Inc.

Previous Directorships within the last five years:
None

Other Activities:
InStride (Advisory
Board Member)

Primary Qualifications
Financial Services
Legal, Regulatory and Compliance
Risk Management
Technology, Cybersecurity and Data Management

www.citigroup.com

54	Proposal 1: Election of Directors
Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Chair
Citigroup Inc.

●  Chair, Citigroup Inc. – January 2019 to Present

●  Director, Citigroup Inc. – October 2017 to Present

●  Partner and Chair, Financial Institutions Group, Covington & Burling LLP – 2011 to 2017

●  Comptroller of the Currency – 2005 to 2010

●  Partner (1995 to 2005) and Of Counsel (1993 to 1995), Covington & Burling LLP

●  Assistant Secretary for Domestic Finance and Deputy Assistant Secretary for Financial Institutions Policy, U.S. Department of the Treasury – 1989 to 1993

●  Minority General Counsel and Counsel for the U.S. Senate Committee on Banking, Housing, and Urban Affairs – 1985 to 1989

Skills and Qualifications

Mr. Dugan is an experienced former banking regulator and former law firm partner and has been nominated to serve on the Board because of his extensive skills and knowledge in the areas of Risk Management, Compensation, Financial Services, Corporate Governance, and Legal, Regulatory and Compliance. Because Citi operates in a highly regulated industry, having Board members like Mr. Dugan, with valuable expertise and perspective in regulatory, legal, and compliance matters, is vital to enhancing the Board’s oversight of the Company. During his tenure as Comptroller of the Currency, Mr. Dugan led the agency through the financial crisis and the ensuing recession that resulted in numerous regulatory, supervisory, and legislative actions for national banks. As a former partner at Covington & Burling LLP, Mr. Dugan advised financial institution clients, including boards of directors, on a range of issues arising from increased regulatory requirements resulting from the financial crisis, including the implementation of the Dodd-Frank Act. In the international arena, Mr. Dugan developed important expertise and insights from serving on the Basel Committee on Banking Supervision as it formulated the “Basel III” regulatory standards; chairing the Joint Forum of banking, securities, and insurance supervisors; performing an active role at the Financial Stability Board; and serving as a member of the Global Advisory Board of Mitsubishi UFJ Financial Group, Inc. Mr. Dugan also developed valuable perspective on accounting issues from his five years of service as Trustee of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board and the Government Accounting Standards Board.

John C. Dugan Age: 68

Director of Citigroup
since 2017

Other Public
Company Directorships:
None

Previous Directorships within the last five years:
None

Other Activities:
University of Michigan, “Michigan in Washington” program (Advisory Board)

Primary Qualifications
Corporate Governance
Financial Services
Legal, Regulatory and Compliance
Risk Management

Citi 2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	55
Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Chief Executive Officer
Citigroup Inc.

●  Chief Executive Officer, Citigroup Inc. – February 26, 2021 to Present

●  President of Citi – October 2019 to February 2021

●  Chief Executive Officer, Global Consumer Banking – 2019 to 2020

●  Chief Executive Officer, Citi Latin America – 2015 to 2019

●  CEO, U.S. Consumer and Commercial Banking and CitiMortgage – 2013 to 2015

●  Global Head of Citi Private Bank – 2009 to 2013

●  Global Head of Strategy and Mergers & Acquisitions – 2007 to 2009

Skills and Qualifications

Ms. Fraser is an experienced financial services executive and finance professional, and has been nominated to serve on the Board because of her extensive experience and expertise in the areas of Financial Services, Human Capital Management, Regulatory and Compliance, and International Business. Ms. Fraser has gained leadership experience as the President of Citi, extensive consumer business experience as the CEO of Citi’s Global Consumer Banking business, and as the CEO of Citi’s U.S. Consumer and Commercial Banking and Mortgage businesses. She also has experience in global and institutional business operations as the CEO of Citi Latin America, and strategic planning experience as the Global Head of Strategy and Mergers & Acquisitions. With extensive knowledge and experience of Citi’s business segments as well as experience leading from the top of the house, Ms. Fraser is uniquely qualified to serve on the Board. In her previous role as President and in her current role as CEO of Citigroup Inc. she has gained extensive experience with Citi’s governance, regulatory interaction, human capital management, sustainability initiatives, and values and culture. She also brings significant risk management, regulatory, and international experience to our Board. The Board believes that Ms. Fraser, with her financial background, leadership and operational skills, and expertise in regulatory matters and banking, is a valuable resource for the Board.

Primary Qualifications

Jane N. Fraser Age: 56

Director of Citigroup
since 2020

Director of Citibank, N.A.
since 2020

Other Public
Company Directorships:
None

Previous Directorships within the last five years:
None

Other Activities:
Council on Foreign Relations (Board Member), Harvard Business School (Board of Dean’s Advisors), and Stanford Advisory Board (Member)

Financial Services
Human Capital Management
International Business or Economics
Legal, Regulatory and Compliance

www.citigroup.com

56	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Co-Founder and Partner
Atrevida Partners, LLC

●  Co-Founder and Partner, Atrevida Partners, LLC – June 2007 to Present

●  Co-Founder and Partner, Promontory Financial Group – 2000 to 2006

●  Chief Executive Officer, Soros Fund Management – 1999 to 2000

●  Executive Vice President/Treasurer, Bankers Trust Corporation – 1987 to 1999

●  Audit Manager, Arthur Andersen & Co. – 1979 to 1987

Skills and Qualifications

Mr. Hennes is an experienced financial services professional and has been nominated to serve on the Board because of his considerable expertise in the areas of Compensation, Financial Services, Risk Management, Financial Reporting, and Regulatory and Compliance. Because Citi is an international financial services company with a need to ensure proper risk management, having an executive, like Mr. Hennes, with extensive institutional and risk management experience, enables the Board to provide knowledgeable oversight of its business and its risk management function. In his role as the Co-Founder of Atrevida Partners, LLC, a private asset management firm, and his prior experience at Promontory Financial Group and Bankers Trust Corporation, Mr. Hennes has developed wide-ranging skills and experience in financial services, regulatory compliance, corporate and investment banking, and securities and trading. While at Bankers Trust Corporation, Mr. Hennes was Chairman of Oversight Partners I, the consortium of 14 firms that participated in the equity recapitalization of Long-Term Capital Management. As the Chairman of Oversight Partners I, Mr. Hennes gained experience in credit and risk management, and personnel matters. In his capacity as CEO of Soros Fund Management, Mr. Hennes gained experience in investing, operational infrastructure, and trading, including arbitrage activities. Mr. Hennes’s experience as a Certified Public Accountant has also given him audit, financial reporting, and risk management expertise.

Primary Qualifications

Duncan P. Hennes Age: 67

Director of Citigroup
since 2013

Director of Citibank, N.A.
since 2013

Other Public
Company Directorships:
RenaissanceRe
Holdings Ltd.

Previous Directorships within the last five years:
None

Other Activities:
None

Compensation
Financial Services
Legal, Regulatory and Compliance
Risk Management

Citi 2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	57
Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Class of 1984 Senior Fellow, Hoover Institution, and Senior Fellow, Freeman Spogli Institute for International Studies, Stanford University

●  Class of 1984 Senior Fellow, Hoover Institution, and Senior Fellow, Freeman Spogli Institute for International Studies, Stanford University – September 2022 to Present

●  Dean Emeritus, New York University, Leonard N. Stern School of Business – December 2017 to Present

●  W. R. Berkley Professor of Economics and Finance, New York University, Leonard N. Stern School of Business – December 2017 to September 2022

●  Dean, New York University, Leonard N. Stern School of Business – January 2010 to December 2017

●  Faculty Member, Stanford University – 1997 to 2009

●  Fellow, National Science Foundation – 1993 to 1996

Skills and Qualifications

Mr. Henry, a leading academic and seasoned international economist, has been nominated to serve on the Board because of his extensive expertise in the areas of International Business and Economics, Financial Services, Risk Management, Financial Reporting, Human Capital Management, Environmental and Sustainability and Corporate Governance. As a renowned international economist, he shares important perspectives with the Board on emerging markets, which is a focus of Citi’s strategy. The experience he gained in his role as Dean of the Leonard N. Stern School of Business enables him to provide an important perspective to the Board’s discussions on public affairs, financial, and operational matters. As a member of the Board of Nike, Inc. and its Audit, Corporate Responsibility and Sustainability, and Governance Committees, Mr. Henry has gained knowledge about the consumer business environment, sustainability issues, and governance. Mr. Henry’s governmental advisory roles, including leadership of President Obama’s Transition Team’s review of international lending agencies and his service as an economic advisor to governments in developing and emerging markets, have given him valuable insights and perspectives on international business and financial services. Mr. Henry brings to the Board experience in executive leadership at a large private university, including a robust understanding of the issues facing companies and governments in both mature and emerging markets around the world.

Primary Qualifications

Peter B. Henry Age: 54

Director of Citigroup
since 2015

Other Public
Company Directorships:
Nike, Inc. and Analog Devices, Inc.

Previous Directorships within the last five years:
None

Other Activities:
National Bureau of Economic Research (Board), The Economic Club of New York (Board), Protiviti (Advisory Board), Biospring Partners (Advisory Board), Makena Capital (Advisory Board) and Two Bridges Football Club (Board)

Corporate Governance
Environmental and Sustainability
Human Capital Management
International Business or Economics

www.citigroup.com

58	PROPOSAL 1: ELECTION OF DIRECTORS
Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Former Assistant Secretary for Intelligence and Analysis, U.S. Department of the Treasury, and National Intelligence Manager for Threat Finance, Office of the Director of National Intelligence

●  Assistant Secretary and Head of the Office of Intelligence and Analysis, U.S. Department of the Treasury – 2010 to 2016

●  National Intelligence Manager for Threat Finance, Office of the Director of National Intelligence – 2010 to 2016

●  President’s Daily Intelligence Briefer – 2008 to 2010

●  Iran Mission Manager – 2005 to 2008

●  Executive Advisor to the Director and Deputy Director on Central Intelligence, CIA – 2004 to 2005

●  Various Leadership, Staff and Analytical positions (classified), CIA – 1985 to 2003

Skills and Qualifications

Ms. Ireland, former Assistant Secretary for Intelligence and Analysis for the U.S. Department of the Treasury and National Intelligence Manager for Threat Finance, brings to Citi significant knowledge and expertise from her career in financial intelligence and cybersecurity, both in the U.S. and internationally. Ms. Ireland has been nominated to serve on the Board because of her experience in the areas of International Business and Economics, Regulatory and Compliance, Risk Management, and Technology, Cybersecurity and Data Management. During her service to the U.S. Government, Ms. Ireland provided global economic and financial intelligence, developed and strengthened infrastructure to protect U.S. national security, and advised and oversaw financial intelligence processes. Ms. Ireland is able to offer unique insight and perspective to Citi’s Board on financial threats faced by organizations in the public and private sectors, including cybersecurity and money laundering. Ms. Ireland’s expertise in protecting IT systems from internal and external cybersecurity threats, and setting and evaluating organizational risks, helps enhance the Board’s oversight of cybersecurity and risk management practices.

Primary Qualifications

S. Leslie Ireland Age: 64

Director of Citigroup
since 2017

Director of Citibank, N.A.
since 2017

Other Public
Company Directorships:
None

Previous Directorships within the last five years:
KnightSwan
Acquisition Corp.

Other Activities:
The Stimson Center (Board) and Chubb Insurance (Cyber
Advisory Board)

International Business or Economics
Legal, Regulatory and Compliance
Risk Management
Technology, Cybersecurity and Data Management

Citi 2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	59
Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Founder, Chair and CEO, Ampere Computing

●  Founder, Chair and CEO, Ampere Computing – February 2017 to Present

●  Operating Executive, The Carlyle Group – February 2016 to Present

●  President, Intel Corporation – 2013 to 2016

●  Executive Vice President of Intel Corporation – 2004 to 2013

●  Group Vice President and General Manager, Software Development – 2001 to 2004

●  Chief Operating Officer, Intel Online Solutions – 1999 to 2001

●  Chief of Staff to Intel Founder, Chairman and CEO Andrew Grove – 1995 to 1999

Skills and Qualifications

Ms. James is a seasoned technology leader with broad international operations experience managing large-scale, complex global operations. An accomplished operational executive, Ms. James has been nominated to serve on the Board because of her expertise in the areas of Technology, Cybersecurity and Data Management, Risk Management, Human Capital Management, Compensation, and International Business. Through her 28-year career as a technology executive at Intel and in her current role as Founder, Chair and CEO of Ampere Computing, a private technology company, and her role as Operating Executive with the Media and Technology Practice at The Carlyle Group, a global investment firm, as well as in her role on the National Security Telecommunications Advisory Committee to the President of the United States, Ms. James has developed extensive expertise in cybersecurity and emerging technologies. These skills are particularly important to Citi as a member of an industry facing cyber threats and as a company embracing innovation and new technologies including Generative Artificial Intelligence. Through her career at Intel and her current and previous service on the boards of other prominent international companies (Oracle Corporation, Sabre Corporation, and Vodafone Group Plc), Ms. James has had executive experience with consumer risk management and corporate governance issues.

Primary Qualifications

Renée J. James Age: 59

Director of Citigroup
since 2016

Other Public Company Directorships:
Oracle Corporation

Previous Directorships within the last five years:
Sabre Corporation and Vodafone Group Plc

Other Activities:
President’s
National Security Telecommunications Advisory Committee (Member and Prior
Chair) and University of
Oregon (Trustee)

Compensation
Human Capital Management
Risk Management
Technology, Cybersecurity and Data Management

www.citigroup.com

60	PROPOSAL 1: ELECTION OF DIRECTORS
Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Operating Partner
General Atlantic LLC

●  Operating Partner, General Atlantic LLC – September 2010 to Present

●  Senior Vice President and Chief Information Officer, General Electric Company – 1996 to 2010

●  Partner, Boston Consulting Group – 1986 to 1991

Skills and Qualifications

Mr. Reiner is an experienced executive and has been nominated to serve on the Board because of his experience in the areas of Technology, Cybersecurity and Data Management, Financial Reporting, Compensation, Corporate Governance, and International Business. In his current role as Operating Partner of General Atlantic LLC, a private equity firm, he has continued to broaden his considerable expertise in technology and management. Through his tenure as Chief Information Officer at General Electric, Mr. Reiner gained extensive experience in the management of a large, complex, multinational operation, developing technology innovations, strategic planning, and marketing to an international consumer and institutional customer base. He also has significant knowledge and insight in information technology through his many years of service as a partner of Boston Consulting Group, where he focused on strategic issues for technology businesses and in advising on cybersecurity issues. Mr. Reiner’s expertise as an innovative technology leader assists Citi in meeting the operational, technology, and cybersecurity challenges inherent in operating a financial services company in the 21st century. Through his service on the Hewlett Packard Board of Directors, Mr. Reiner has developed additional leadership, sustainability and corporate governance expertise as the Chair of its Nominating, Governance and Social Responsibility Committee.

Primary Qualifications

Gary M. Reiner Age: 69
Director of Citigroup since 2013 Other Public Company Directorships: Hewlett Packard Enterprise Company Previous Directorships within the last five years: Box Inc. Other Activities: None
Compensation
Corporate Governance
International Business or Economics
Technology, Cybersecurity and Data Management

Citi 2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	61
Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Former Superintendent of Banks, State of New York

●  Vice Chair, Solera Capital LLC – July 2014 to 2018

●  Managing Director, Wolfensohn Fund Management, L.P. – 2007 to 2014

●  Superintendent of Banks, State of New York – 2003 to 2007

●  Deputy Secretary, Governor Pataki, State of New York – 2002 to 2003

●  Chief Financial Officer, Long Island Power Authority – 2001 to 2002

●  Vice President, KeySpan Energy – 1999 to 2001

●  Assistant Secretary, Governor Pataki, State of New York – 1996 to 1999

●  Executive Vice President, Muriel Siebert & Company – 1993 to 1994

●  President, M.R. Beal & Company – 1988 to 1993 and 1995 to 1996

Skills and Qualifications

Ms. Taylor is an experienced financial services executive and former regulator and has been nominated to serve on the Board because of her wide-ranging experience in the areas of Financial Services, Regulatory and Compliance, Risk Management, Compensation, Corporate Governance, and Sustainability. Citi’s Board provides oversight of Citi’s banking businesses and regulatory relationships, areas where Ms. Taylor is highly skilled; it also provides oversight of Citi’s compensation programs and governance, including public affairs matters, where Ms. Taylor is able to use her valuable perspective to enhance the Board’s oversight. Ms. Taylor has broad bank regulatory and risk management experience, having served as the Superintendent of Banks for the New York State Banking Department. Her financial services experience includes in-depth private equity, fund management, and investment banking experience as a Vice Chair at Solera Capital LLC and as a Managing Director of Wolfensohn Fund Management, L.P., a fund manager; and Founding Partner and President of M.R. Beal & Company, a full-service investment banking firm. Ms. Taylor also served as Chief Financial Officer of the Long Island Power Authority. In addition, through her work on the Sotheby’s Compensation Committee, the Brookfield Properties Governance Committee, as Chair of Accion and former Chair of the New York Women’s Foundation and the YMCA of Greater New York, Ms. Taylor has gained additional knowledge in corporate affairs, corporate governance, financial reporting, compensation, and legal matters.

Primary Qualifications

Diana L. Taylor Age: 69

Director of Citigroup
since 2009

Director of Citibank, N.A.

since 2020

Other Public
Company Directorships:
Brookfield Corporation

Previous Directorships within the last five years:
Sotheby’s

Other Activities:
Accion (Chair), Columbia Business School (Board of Overseers), Girls Educational & Mentoring Services (GEMS) (Member), Friends of Hudson River Park (Chair), Ideas42, Mailman School of Public Health (Board of Overseers), The Economic Club of New York, Council on Foreign Relations (Member), Hot Bread Kitchen (Board Chair), Cold Spring Harbor Lab (Member) and New York City Ballet (Board Chair)

Compensation
Corporate Governance
Environmental and Sustainability
Legal, Regulatory and Compliance

www.citigroup.com

62	PROPOSAL 1: ELECTION OF DIRECTORS
Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Former Chairman and CEO
Ernst & Young

●  Chairman and CEO, Ernst & Young – 2001 to June 2013

●  Regional Managing Partner, Ernst & Young – 1994 to 2001

Skills and Qualifications

Mr. Turley, the retired Global Chair and CEO of Ernst & Young, brings to Citi his insights and expertise from his exceptional career in the accounting profession, both in the U.S. and internationally, as well as his executive experience from leading a major public accounting firm. Mr. Turley has been nominated to serve on the Board because of his extensive knowledge and expertise in the areas of Financial Reporting, Corporate Affairs, International Business, Human Capital Management, Legal, Regulatory and Compliance, and Risk Management. As Chair of the Audit Committee and a member of the Risk Management Committee, Mr. Turley adds significant value to the Board’s oversight of financial reporting, regulatory matters, compliance, internal audit, legal issues, and risk management. Having served as Chair and CEO of Ernst & Young, he has developed significant expertise in the areas of compensation, litigation, and corporate governance. Mr. Turley, the former Chairman of the Board of Catalyst, is recognized as a champion of diversity, having received the prestigious Crystal Leadership Award for his support of equal marketplace access for women and the groundbreaking programs he oversaw at Ernst & Young that enable the strategic development of women-owned businesses, and provides guidance to Citi on diversity matters as well.

Primary Qualifications

James S. Turley Age: 68

Director of Citigroup
since 2013

Director of Citibank, N.A.
since 2013

Other Public
Company Directorships:
Emerson Electric Co., Northrop Grumman Corporation and
Precigen, Inc.

Previous Directorships within the last five years:
None

Other Activities:
Boy Scouts of America (past Chair), Municipal Theatre Association of St. Louis (past Chair), Forest Park Forever (Board Member) and Concordance (Board Member)

Financial Reporting
Human Capital Management
Legal, Regulatory and Compliance
Risk Management

Citi 2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	63
Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Former President and Group Chief Executive Officer, Nordea Bank Abp

●  Former President and Group Chief Executive Officer, Nordea Bank Abp – 2015 to 2019

●  Executive Vice President and Head, Wholesale Banking, Nordea Bank Abp – 2011 to 2015

●  Executive Vice President and Head, Corporate Merchant Banking & Capital Markets, Nordea Bank Abp – 2010 to 2011

●  Managing Director and Partner; Head, Nordic Investment Banking, Goldman Sachs International – 2006 to 2010

●  Head, European Technology Banking, Goldman Sachs International – 2002 to 2006

●  Managing Director, Nordic M&A, Goldman Sachs International – 1998 to 2002

●  Managing Director, Nordic Investment Banking, UBS AG – 1994 to 1998

●  Head, Derivatives Marketing & Structuring, German Corporate Clients, Citibank – 1992 to 1994

Skills and Qualifications

Mr. von Koskull is an experienced international financial services executive and serves on the Board because of his extensive experience in the areas of International Business, Regulatory and Compliance, Financial Services, Risk Management, and Environmental and Sustainability matters. Mr. von Koskull brings more than 35 years of experience in institutional and international finance having held several leadership positions at Nordea Bank Abp, most recently serving as President and Group Chief Executive Officer. He returns to Citi after overseeing derivatives marketing and structuring, leveraged finance, Nordic corporate coverage operations, and investment banking at the firm and at Goldman Sachs. Mr. von Koskull’s background as a financial services executive in Europe enhances the Board’s oversight of Citi’s international operations. His service on the boards of private entities engaged in addressing sustainability issues in Europe will be beneficial to Citi as the knowledge and experience he has gained will strengthen the Board’s oversight of Citi’s sustainability and net zero initiatives, among others. His experience as a leader of a foreign bank in a heavily regulated industry enables him to assist the Board in its oversight of Citi’s relationships and engagement with its regulators, including those in the U.K. and Europe.

Primary Qualifications

Casper W. von Koskull Age: 63

Director of Citigroup
since 2023

Other Public
Company Directorships:
None

Previous Directorships within the last five years:
None

Other Activities:
European Business
Leaders’ Convention
(Chair) and Advancement of Finnish Securities Markets (Board Member)

Environmental and Sustainability
Financial Services
International Business or Economics
Legal, Regulatory and Compliance

www.citigroup.com

64	PROPOSAL 1: ELECTION OF DIRECTORS

Directors’ Compensation

The key objectives of our Director Compensation Program are to attract qualified talent, provide pay that is commensurate with the substantial time commitment associated with service, and foster commonality of interest between Board members and our stockholders.

Directors’ compensation is determined by the Board, and the Nomination, Governance and Public Affairs Committee makes recommendations to the Board based on periodic benchmarking assessments and advice received from FW Cook, its independent advisor. In making recommendations to the Board, the Committee considers the competitive positioning of the aggregate and individual components of compensation, as well as the mix of pay and structure versus both direct competitors and other comparable organizations. The Committee also considers the unique skill set required to serve on our Board and the intense time commitment associated with preparation for and attendance at meetings of the Board and its committees as well as external commitments, such as engagement with our stockholders and regulators. Since our initial public offering in 1986, Citi has paid outside Directors all or a portion of their compensation in common stock to ensure that the Directors have an ownership interest in common with other stockholders.

Annual Cash Retainer and Deferred Stock Award

Non-employee Directors receive an annual cash retainer of $75,000 and a deferred stock award valued at $150,000. The deferred stock award is generally granted in early January. In the event a Director retires or resigns from the Board in the year for which an award is granted before attaining age 72, a pro rata portion of the award is forfeited, based on the number of full or partial calendar quarters served. The deferred stock award generally becomes distributable on the first anniversary of the date of the grant, and Directors may elect to defer receipt of the award beyond that date.

Fees for Service on Citi’s Board Committees, Citibank’s Board, and other Board Service

●   A Citi Director who serves as Chair of the Audit Committee, Compensation, Performance Management and Culture Committee, Risk Management Committee, Technology Committee, or certain ad hoc committees is entitled to an annual $50,000 Committee Chair Fee per committee. A Director who serves as Chair of any other Committee or certain ad hoc committees is entitled to an annual $35,000 Committee Chair Fee per committee. A Citi Director who serves as a member of the Audit Committee, Compensation, Performance Management and Culture Committee, Risk Management Committee, Technology Committee, or certain ad hoc committees is entitled to an annual $30,000 Committee Fee per committee. A Citi Director who serves as a member of the Nomination, Governance and Public Affairs Committee or certain ad hoc committees is entitled to an annual $15,000 Committee Fee per committee. Directors also receive compensation for their service on the Transformation Oversight Committee. The Transformation Oversight Committee is an ad hoc committee. The Chair of the Transformation Oversight Committee is entitled to an annual $50,000 Committee Chair Fee, and each member is entitled to an annual $30,000 Committee Fee. In addition, each Program Lead Director for the Transformation Oversight Committee receives an additional fee of $20,000. Directors are permitted to receive all or a part of their Committee Fee(s) and Committee Chair Fee(s) in common stock.

●   Mses. Dailey, Desoer, Fraser, Ireland, and Taylor and Messrs. Hennes and Turley serve on Citibank’s Board of Directors. Each non-employee Director of Citibank is entitled to receive $25,000 as an annual cash retainer. The Chair of Citibank’s Board is entitled to an annual $50,000 Chair Fee.

●   Citi reimburses its Board members for expenses incurred in attending Board and Committee meetings or performing other services for Citi in their capacities as Directors. Such expenses include food, lodging, and transportation.

●   All Annual Retainers, Committee Fees, and Committee Chair Fees for Citi and Citibank are paid in four equal quarterly installments per annum. These fees are reported in the Non-Employee Director Compensation table on pages 66–67.

●   Mr. von Koskull joined the Board of Citigroup Global Markets Limited (CGML), an international subsidiary Board of Citi, on June 2, 2023. Mr. Henry served on the Board of CGML until December 2023.

Citi 2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	65
Chair Compensation

Since Mr. Dugan’s initial appointment as Citi’s Chair in 2019, his annual total compensation from Citi has been $725,000. The Board believes this amount is appropriate in light of the virtually full-time nature of the Chair’s responsibilities, Mr. Dugan’s extensive experience and knowledge of the regulatory environment, and the compensation paid for similar roles among direct competitors, including U.S. and non-U.S. banks as well as other high-profile global organizations. Since October of 2020, Mr. Dugan has also played an active and important role in connection with Citi’s Transformation Program, including chairing the Transformation Oversight Committee, as Citi seeks to drive excellence in its risk and control environment, operations, and service to clients.

The components of Mr. Dugan’s compensation include a Chair Fee of $500,000 plus fees that all directors receive, which include the Retainer and Deferred Stock Award that total $225,000, as described above. These amounts remain unchanged from the amounts approved prior to Mr. Dugan’s appointment as Chair. While Mr. Dugan actively serves as the Chair and participates in three other Board Committees of which he is a member–Audit; Nomination, Governance and Public Affairs; and Risk Management–participates in ad hoc committees of which he is a member, and attends meetings of Board Committees of which he is not a member, Mr. Dugan waives all Committee Fees to which he is entitled.

What We Do	What We Don’t Do

✓   Citi’s Director Compensation Program is primarily equity based.

✓   Directors have a robust Stock Ownership Commitment.

✓   The maximum number of shares subject to awards to an individual Director in a calendar year, taken together with any cash fees paid during the calendar year to the Director for services as a member of the Board, may not exceed $1 million in value. While the Board may approve a higher limit for the non-Executive Chair, as noted above, amounts actually paid to the Chair are substantially below the $1 million cap.

✗   Directors who are employees of Citi or its subsidiaries do not receive any compensation for their services as Directors.

✗   Directors are not paid Meeting Fees.

✗   Citi does not offer a Retirement Program for its Directors.

✗   Directors are not permitted to hedge or pledge their Citi common stock or engage in speculative trading in Citi’s common stock. For more information on hedging, please see Citi’s Hedging Policies on pages 40–41.

www.citigroup.com

66	Proposal 1: Election of Directors

The following table provides information on 2023 compensation for non-employee Directors:

2023 DIRECTOR COMPENSATION

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	Total ($)
Ellen M. Costello	$276,667	$150,000	$426,667
Grace E. Dailey	$210,000	$150,000	$360,000
Barbara J. Desoer	$310,000	$150,000	$460,000
John C. Dugan	$575,000	$150,000	$725,000
Duncan P. Hennes	$347,500	$150,000	$497,500
Peter B. Henry	$270,000	$150,000	$420,000
S. Leslie Ireland	$190,000	$150,000	$340,000
Renée J. James	$265,000	$150,000	$415,000
Gary M. Reiner	$180,000	$150,000	$330,000
Diana L. Taylor	$230,000	$150,000	$380,000
James S. Turley	$260,000	$150,000	$410,000
Casper W. von Koskull	$238,333	$150,000	$388,333
(1)	Directors may elect to receive all or a portion of the cash retainer in the form of Citi common stock and may elect to defer receipt of Citi common stock. Certain Directors elected to defer receipt of the shares. Ms. Costello elected to receive all of her Citigroup 2023 cash retainer and Committee Fees in deferred stock as represented in the chart below. Mr. Dugan elected to split his Chair Fee with 50% in deferred stock and 50% in cash. Mr. Reiner and Mr. von Koskull elected to receive their cash retainers in stock (100%) but did not elect to defer receipt of the retainer; therefore, their 3,933 shares and 3,101 shares, respectively, were distributed to them in 2023. The price used to determine the number of shares awarded was the average consolidated NYSE closing price of Citigroup common stock for the last five days of the last month of the quarter.
Director	Fees Paid Currently in Cash ($)	Deferred Fees To be Paid in Stock
		Number of Units	Value of Units
Ellen M. Costello	—	6,050	$276,667
Grace E. Dailey	$210,000	—	—
Barbara J. Desoer	$310,000	—	—
John C. Dugan	$325,000	5,466	$250,000
Duncan P. Hennes	$347,500	—	—
Peter B. Henry	$270,000	—	—
S. Leslie Ireland	$190,000	—	—
Renée J. James	$265,000	—	—
Gary M. Reiner	—	—	—
Diana L. Taylor	$230,000	—	—
James S. Turley	$260,000	—	—
Casper W. von Koskull	$58,333	—	—

Citi 2024 Proxy Statement

Proposal 1: Election of Directors	67
(2)	The values in this column represent the aggregate grant date fair values of the 2023 Deferred Stock Awards as computed in accordance with ASC 718. The number of deferred shares paid to each Director is the grant date fair value based on a grant date of January 2, 2023 and dividing the grant date fair value of the award by a grant price determined by the average NYSE closing prices of Citi’s common stock on the immediately preceding five trading days. The amounts in the chart below represent Deferred Stock Awards only and not shares awarded in lieu of the cash retainer and/or Chair or Committee Chair Fees. The grant date fair value of the Deferred Stock Awards is set forth below:
Director	Deferred Stock Granted in 2023 (#)	Grant Date Fair Value ($)
Ellen M. Costello	3,353	$150,000
Grace E. Dailey	3,353	$150,000
Barbara J. Desoer	3,353	$150,000
John C. Dugan	3,353	$150,000
Duncan P. Hennes	3,353	$150,000
Peter B. Henry	3,353	$150,000
S. Leslie Ireland	3,353	$150,000
Renée J. James	3,353	$150,000
Gary M. Reiner	3,353	$150,000
Diana L. Taylor	3,353	$150,000
James S. Turley	3,353	$150,000
Casper W. von Koskull(1)	3,167	$150,000
(1)	Mr. von Koskull joined the Board on January 11, 2023. The number of shares is based on a grant date of January 11, 2023 and dividing the grant date fair value of the award by a grant price determined by the average NYSE closing prices of Citi’s common stock on the immediately preceding five trading days.

The aggregate number of shares of deferred stock outstanding at the end of 2023 was:

Director	2023
Ellen M. Costello	58,052
Grace E. Dailey	5,943
Barbara J. Desoer	5,607
John C. Dugan	30,779
Duncan P. Hennes	31,852
Peter B. Henry	33,345
S. Leslie Ireland	16,712
Renée J. James	24,326
Gary M. Reiner	5,607
Diana L. Taylor	51,494
James S. Turley	31,852
Casper W. von Koskull	3,314

www.citigroup.com

68

Audit Committee Report

The Audit Committee (Committee) operates under a charter that specifies the scope of the Committee’s responsibilities and how it carries out those responsibilities.

The Board of Directors has determined that all six members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG LLP, Citigroup’s independent registered public accounting firm (independent auditors) is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Committee’s responsibility is to monitor and oversee these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in these fields. The Committee relies, without independent verification, on the information provided to it and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the opinions of the independent auditors of the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Committee’s meetings facilitate communication among the members of the Committee, management, the internal auditors, and Citigroup’s independent auditors. The Committee separately met with each of the internal and independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding Citigroup’s internal controls. The Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB.

The Committee reviewed and discussed the audited consolidated financial statements of Citigroup as of and for the year ended December 31, 2023 with management, the internal auditors, and Citigroup’s independent auditors.

The Committee has received the written disclosures required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit-related and tax compliance, and other services. The Committee concluded that the provision of services by the independent auditors did not impair their independence.

Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee recommended to the Board that Citigroup’s audited consolidated financial statements be included in Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

The Audit Committee:

James S. Turley (Chair)
Ellen M. Costello
Grace E. Dailey
John C. Dugan
Duncan P. Hennes
Renée J. James

Dated: March 13, 2024

Citi 2024 Proxy Statement

69

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP (KPMG) as the independent registered public accounting firm of Citi for 2024. KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969.

Arrangements have been made for representatives of KPMG to attend the 2024 Annual Meeting. The representatives will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate stockholder questions.

Disclosure of Independent Registered Public Accounting Firm Fees

The following is a description of the fees earned by KPMG for services rendered to Citi for the years ended December 31, 2022 and 2023:

	2023	2022
	(in millions of dollars)
Audit Fees	$82.4	$77.7
Audit-Related Fees	$21.7	$20.0
Tax Fees	$5.9	$5.2
All Other Fees	$0.0	$0.0
Total Fees	$110.0	$102.9

Audit Fees

This includes fees earned by KPMG in connection with the annual integrated audits of Citi’s consolidated financial statements and internal control over financial reporting under Sarbanes-Oxley Section 404, audits of subsidiary financial statements, comfort letters and consents related to SEC registration statements, and other capital-raising activities and certain reports relating to Citi’s regulatory filings, reports on internal control reviews required by regulators, evaluation of accounting for completed transactions, and reviews of Citi’s interim financial statements.

Audit-Related Fees

This includes fees for services performed by KPMG that are closely related to audits and in many cases could only be provided by our independent registered public accounting firm. Such services may include accounting consultations, internal control reviews not required by regulators, securitization-related services, employee benefit plan audits, certain attestation services as well as certain agreed upon procedures, and due diligence services related to contemplated mergers and acquisitions.

Tax Fees

This includes preparation and review of corporate tax returns, expense allocation reports for tax purposes, and other tax compliance services.

All Other Fees

There were no services provided under this fee category in 2022 and 2023.

www.citigroup.com

70	Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

Approval of Independent Registered Public Accounting Firm Services and Fees

Citi’s Audit Committee has reviewed and approved all fees earned in 2022 and 2023 by Citi’s independent registered public accounting firm and actively monitored the relationship between audit and non-audit services provided. The Audit Committee has concluded that the fees earned by KPMG were consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions.

The Audit Committee must pre-approve all services provided and fees earned by Citi’s independent registered public accounting firm. The Audit Committee annually considers the provision of audit services and, if appropriate, pre-approves certain defined audit fees, audit-related fees, and tax-compliance fees with specific dollar-value limits for each category of service. The Audit Committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved (e.g., internal control and certain tax compliance engagements) or that exceed pre-approved fee amounts. On an interim basis, any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Chair of the Audit Committee for approval and to the full Audit Committee at its next regular meeting.

The Accounting Firm Engagement Procedure is the primary basis upon which management ensures the independence of its independent registered public accounting firm. Administration of the Procedure is centralized in, and monitored by, Citi senior corporate financial management, which reports the engagements earned by KPMG throughout the year to the Audit Committee. The Procedure also includes limitations on the hiring of KPMG partners and other professionals to ensure that Citi satisfies applicable auditor independence rules.

KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969. As in prior years, Citi and its Audit Committee have engaged in a review of KPMG in connection with the Audit Committee’s consideration of whether to recommend that stockholders ratify the selection of KPMG as Citi’s independent auditor for the following year. In that review, the Audit Committee considers both the continued independence of KPMG and whether retaining KPMG is in the best interests of Citi and its stockholders. Citi’s management prepares an annual assessment of KPMG for the Audit Committee that includes (i) the results of a management survey of KPMG’s overall performance; (ii) review of external data on audit quality and performance, including recent PCAOB reports on KPMG and its peer firms; (iii) an analysis of KPMG’s known legal risks and significant proceedings that may impair KPMG’s ability to perform Citi’s annual audit; and (iv) KPMG’s fees and services provided to Citi both on an absolute basis, noting, of course, that KPMG does not provide any non-audit services, other than those described in the Proxy Statement, to Citi, and compared to services provided by other auditing firms to peer institutions. In addition, KPMG reviews with the Audit Committee its analysis of its independence in accordance with the Accounting Firm Engagement Procedure and PCAOB Rule 3526. In performing its analysis, the Audit Committee considered the length of time KPMG has been Citi’s independent auditor, the breadth and complexity of Citi’s business and its global footprint and the resulting demands placed on its auditing firm in terms of expertise in Citi’s businesses, the quantity and quality of staff, and global reach. The Audit Committee recognized the ability of KPMG to provide both the necessary expertise to audit Citi’s business and the matching global footprint to audit Citi worldwide and other factors, including the policies that KPMG follows with respect to rotation of the key audit personnel, so that there is a new partner-in-charge at least every five years. Citi’s Audit Committee oversees the process for, and ultimately approves, the selection of the independent auditor’s lead engagement partner at the five-year mandatory rotation period. At the Audit Committee’s instruction, KPMG selects candidates to be considered for the lead engagement partner role, who are then interviewed by members of Citi’s senior management. After considering the candidates recommended by KPMG, senior management makes a recommendation to the Audit Committee regarding the new lead engagement partner. After discussing the qualifications of the proposed lead engagement partner with the current lead engagement partner and senior leadership of KPMG, the members of the Audit Committee, individually and/or as a group, interview the leading candidate. The Audit Committee then considers the appointment and votes as an Audit Committee on the selection. Based on the results of its review this year, the Audit Committee concluded that KPMG is independent and that it is in the best interests of Citi and its investors to appoint KPMG to serve as Citi’s independent registered accounting firm for 2024.

Board Recommendation The Board recommends a vote FOR ratification of KPMG as Citi’s independent registered public accounting firm for 2024.

Citi 2024 Proxy Statement

71

Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation

We are seeking a nonbinding, advisory vote approving the compensation of our named executive officers (NEOs) disclosed in this Proxy Statement, as required by Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(a) thereunder. We ask for this advisory vote annually. You are asked to vote on the following nonbinding advisory resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

Board Recommendation The Board recommends a vote FOR Proposal 3, which is advisory approval of our executive compensation as disclosed in this Proxy Statement.

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis is organized into the following sections:

●	2023 Named Executive Officer Annual Compensation (page 72)
●	Organizational Changes During Ms. Fraser’s Tenure (page 73)
●	2023 NEO Compensation Rationale (page 75)
●	Our Compensation Philosophy (page 77)
●	2023 Citi Performance (page 78)
●	Financial Pillar (page 78)
●	Risk and Control Management Pillar (page 79)
●	Leadership Pillar (page 80)
●	Client and Franchise Pillar (page 81)
●	2023 NEO Performance (page 83)
●	Components of Our Incentive Compensation Program (page 90)
●	Elements of Annual Compensation (page 90)
●	Performance Share Units (page 90)
●	Deferred Stock Awards (page 93)
●	Transformation Bonus Program (page 94)
●	Background (page 94)
●	Tranche 2 Payout Determination (page 95)
●	Tranche 3 Performance Metrics (page 95)
●	Compensation Process and Governance (page 96)
●	Our Annual Compensation Process (page 96)
●	Our Compensation Peer Group (page 97)
●	Clawback Provisions (page 99)
●	Compensation Governance Practices (page 100)

The 2023 Summary Compensation Table, and accompanying tables and narrative disclosure, follow this Compensation Discussion and Analysis, beginning on page 104.

As used throughout this Proxy Statement, Citi’s revenues and expenses excluding divestiture-related impacts, Tangible Book Value per Share and Return on Tangible Common Equity are each non-GAAP financial measures. See Annex A for a reconciliation of those non-GAAP financial measures to their corresponding GAAP financial measures.

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72	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation

2023 Named Executive Officer Annual Compensation

2023 COMPENSATION DECISIONS

The Compensation Committee approved the annual compensation described below for our NEOs for 2023 performance(1):

	1	2	3	4	5
Name	Base Salary(2)	Cash Bonus(2)	Performance Share Units(3)	Deferred Stock(3)(4)	Total Compensation for 2023 (sum of columns 1-4)
Jane Fraser	$1,500,000	$3,675,000	$12,250,000	$8,575,000	$26,000,000
Mark Mason	1,000,000	4,930,000	3,697,500	3,697,500	13,325,000
Andrew Morton(5)	7,708,719	1,081,628	3,244,884	6,489,769	18,525,000
Anand Selvakesari	1,000,000	4,682,600	3,511,950	3,511,950	12,706,500
Andy Sieg(6)	268,493	4,400,000	3,300,000	3,300,000	11,268,493
Paco Ybarra(7)	8,048,408	1,193,909	—	10,745,183	19,987,500
(1)	This table concerns 2023 annual compensation and therefore does not include awards made during 2021 under our long-term performance-based Transformation Bonus Program. A portion of such awards is reported, to the extent required, in the 2023 Summary Compensation Table.
(2)	Reported in the 2023 Summary Compensation Table.
(3)	In accordance with SEC rules, these awards are not reported in the 2023 Summary Compensation Table. They may be reportable in the Summary Compensation Table for 2024 or subsequent years.
(4)	For Messrs. Morton and Ybarra, Deferred Stock includes an E.U. Short Term Stock Award, in the amount of $1,081,628 and $1,193,909, respectively, that is awarded in shares and immediately vested with a sale restriction.
(5)	Mr. Morton was employed in our London office through October 31, 2023 and his compensation is designed to comply with UK and E.U. requirements. Accordingly, 80% of his entire incentive award is deferred, 10% is paid in cash, and 10% is granted as an E.U. Short Term Stock Award. Also, his compensation in column 1 above consists of a combination of base salary and a fixed role-based allowance. The portion of his compensation that was paid in British pounds is converted to U.S. dollars at the rate of 1.2382 dollars per pound.
(6)	Mr. Sieg joined Citi on September 25, 2023 and the salary shown is the amount earned from that date through December 31, 2023. Mr. Sieg received a guaranteed incentive compensation award of $11,000,000 for the 2023 performance year.
(7)	Mr. Ybarra is employed in our London office and his compensation is designed to comply with UK and E.U. requirements. Accordingly, 80% of his entire incentive award is deferred, 10% is paid in cash, and 10% is granted as an E.U. Short Term Stock Award. Because of his retirement, he was ineligible for a PSU award for 2023. Also, his compensation in column 1 above consists of a combination of base salary and a fixed role-based allowance. His compensation is converted from British pounds to U.S. dollars at the rate of 1.2382 dollars per pound.

The table above is not intended to be a substitute for the reporting of compensation in accordance with SEC rules as shown in the 2023 Summary Compensation Table beginning on page 104.

Citi 2024 Proxy Statement

Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation	73

Organizational Changes During Ms. Fraser’s Tenure

Ms. Fraser’s tenure as CEO commenced on February 26, 2021, making 2023 her second full year as CEO.

2020 CONSENT ORDERS AND 2021 TRANSFORMATION ORGANIZATION BUILD

Given the leadership role we play in the global financial system, our regulators hold us to appropriately high standards. The Consent Orders we signed with the Federal Reserve Board and the Office of the Comptroller of the Currency in 2020 are evidence that for some time our performance in this area fell short. We launched our Transformation initiative in 2020 to make real and sustainable changes to strengthen our risk and control environment and modernize our operating model.

While every member of our leadership team is involved in the Transformation and plays a key, hands-on role in its implementation, Ms. Fraser has taken a leading role in managing the effort. She has assembled an extraordinary team of top talent, consisting of long-tenured colleagues and new hires as appropriate, from across multiple disciplines and areas of expertise and experience, with representatives from the businesses and global functions, to lead seven different Transformation programs, including one added in 2023. Ms. Fraser is putting our best talent into this effort and has a detailed, integrated approach to address the needs of our clients, investors and regulators.

Ms. Fraser has built an organization and infrastructure to manage, guide and support our Transformation. The organizational structure spans all Citi businesses and functions to ensure consistency. Initially, the structure provided the tools to achieve that objective through our Chief Administrative Officer (CAO) as well as various global forums and committees. Following our CAO’s retirement in 2023, Ms. Fraser appointed our new Chief Operating Officer (COO), who reports to Ms. Fraser and is responsible for running Citi’s Transformation program, as well as leading our work to improve operating efficiency and returns and leading our enterprise-wide effort to strengthen the firm’s risk and controls and data, and modernize infrastructure while simplifying the firm.

2022 STRATEGIC REFRESH

One of our major goals for 2022 and 2023 was to put in place a strategic plan designed to create long-term value for our stockholders and to get that plan swiftly off the ground. We have made significant progress toward that end.

Of the 14 consumer divestitures we announced, we have completed sales of nine of our consumer franchises, including Australia, Bahrain, India, Indonesia, Malaysia, the Philippines, Taiwan, Thailand and Vietnam, with four of those sales completed in 2023. In May 2023, we announced plans to pursue an IPO of our consumer, small business and middle-market operations in Mexico, and have since made significant progress on the separation of the IPO business from the institutional business which is expected in the second half of 2024. We continued to progress with the wind down of our consumer operations in Korea and China, and consumer, local commercial and institutional businesses in Russia – including through portfolio sales – and restarted the sales process of our consumer business in Poland.

We also made meaningful progress on our culture refresh beginning with the launch of Citi’s New Way in 2022. This is a three-year research-based program that will integrate small but meaningful behavioral habits to drive execution excellence within the firm. Additional information concerning our cultural transformation is on page 82.

2023 ORGANIZATIONAL SIMPLIFICATION

In September 2023, Ms. Fraser announced significant changes to Citi’s organizational model to align our structure with our strategy, which is centered around five core, interconnected businesses. This critical work will simplify Citi, advance our Transformation and ensure that our clients are at the center of all we do.

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This new organizational model is part of the work under way at Citi to execute the vision and strategy we presented at our 2022 Investor Day and to deliver on our medium-term targets. Our vision is to be the preeminent banking partner for institutions with cross-border needs, a global leader in wealth management and a valued personal bank in our home market.

As a result of these changes, the leaders of Citi’s five interconnected businesses now report directly to Ms. Fraser giving them greater accountability for delivering results. Delivery of Citi’s global network will be enhanced through a streamlined geographic and business management structure and a centralized Client organization will help strengthen how we deliver for clients across the firm.

The new, flatter operating model eliminates management layers and regional management structures. This will make Citi a simpler firm that can operate faster, better serve our clients and unlock value for our stockholders.

At the same time, eliminating activities that detract from our competitiveness or add unnecessary complexity will make us more agile in assessing risk and driving increased accountability across the firm.

A lighter management structure for our international franchises will create a stronger, more consistent enterprise-wide approach to how we deliver for our core client base of multinational institutions.

Through our new, centralized Client organization we can take a comprehensive view of our relationships, client strategy and client coverage model across our businesses. This will ensure we continue to break down silos and focus on firm-wide performance and outcomes. Additional information concerning our new, centralized Client organization is on page 81.

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2023 NEO Compensation Rationale

OUR STRATEGIC PRIORITIES

The following describes the principal considerations shaping the overall perspective of the Compensation Committee concerning 2023 pay decisions.

Our major goal for 2023 was to execute on our strategic plan of simplifying the firm by focusing on five core interconnected businesses designed to create long-term value for our stockholders. Notwithstanding challenging macroeconomic and geopolitical developments, under Ms. Fraser’s leadership, Citi made solid progress on this restructuring priority during 2023 by:

●	Having leaders of Citi’s five interconnected businesses - Services, Markets, Banking, Wealth and U.S. Personal Banking - report directly to the CEO.
●	Revising our financial reporting structure with management reporting for each business to enable investors and others to better understand the performance and value of our businesses.
●	Investing in our Wealth business.
●	Establishing a new Client organization to strengthen client delivery across all lines of business.
●	Eliminating managerial layers to reduce bureaucracy and provide decision-makers with more autonomy.
●	Eliminating our regional structure to deliver Citi’s global network enhanced through a streamlined geographic structure.
●	Completing the majority of our planned divestitures and wind down of 14 international consumer franchises.
●	Strengthening our culture of enhanced accountability, excellence, and stockholder alignment across Citi.
CEO COMPENSATION

The Compensation Committee increased Ms. Fraser’s total compensation from $24.5 million in 2022 to $26 million in 2023 because it concluded that Ms. Fraser’s leadership in furtherance of the achievement of the strategic objectives described above was exemplary.

In making its decision, the Compensation Committee also took into account the competitive market rate of pay among our core peers, Citi’s operational performance as described throughout this Proxy Statement, as well as Citi’s absolute and relative total stockholder returns during 2023, including the various elements of Citi’s executive compensation program that tie compensation to total stockholder return. In assessing the impact of our financial performance in the fourth quarter on Ms. Fraser’s pay outcome, the Compensation Committee considered that the fourth quarter financial performance was largely driven by circumstances outside of her control, namely expenses associated with the FDIC special assessment, a reserve build associated with transfer risk in Russia and Argentina, the pre-tax revenue impact from the devaluation of the Argentine peso and a restructuring charge related to actions taken as part of Citi’s organizational simplification.

In order to align Ms. Fraser’s compensation with stockholder interests, the Compensation Committee determined that the components of her 2023 incentive compensation would, as in 2022, continue to be weighted toward stock-based compensation. Ms. Fraser’s compensation is aligned with stockholder interests through various features of our compensation program that tie the amount of compensation to our stock price and financial metrics. The disclosure on page 111 concerning pay versus performance, as required by SEC disclosure rules, provides additional information concerning that alignment. The stockholder alignment of our compensation program is illustrated by the fact, as described on page 111, that while Ms. Fraser’s total compensation as reflected in the Summary Compensation Table on page 104 was approximately $26 million in 2023, the amount actually paid to Ms. Fraser, determined pursuant to the SEC’s pay versus performance disclosure rules, was approximately $20.7 million.

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TRANSFORMATION BONUS PROGRAM

To incentivize effective execution in connection with the Consent Order programs and to drive change in Citi’s risk and control environment and culture, in August 2021 the Compensation Committee approved the Transformation Bonus Program. A description of the Transformation Bonus Program was included in our 2022 Proxy Statement. Additional information related to the Transformation Bonus Program can be found in the supplemental solicitation materials Citi filed with the SEC in 2022, which can be accessed at www.citigroup.com. Ms. Fraser is not eligible to participate in the Transformation Bonus Program. All other members of our EMT at the time the Transformation Bonus Program was adopted, as well as approximately 250 other employees who were deemed to be critical to execution in connection with the Consent Order programs, were eligible to participate in the Transformation Bonus Program.

Every member of our leadership team is involved in the Transformation and plays a key, hands-on role in its implementation. We have assembled an extraordinary team of top talent, consisting of long-tenured colleagues and new hires as appropriate, from across multiple backgrounds and perspectives, and areas of expertise and experience, with representatives from the businesses and global functions, to lead seven different Transformation programs, including one added in 2023. We are putting our best talent into this effort and have a detailed, integrated approach to address the needs of our clients, investors and regulators.

Following the completion of the first performance measurement period under the Transformation Bonus Program, the Compensation Committee determined that the Performance Achievement Percentage for the period ending on December 31, 2022 would be 94%. Following completion of the second measurement period, the Compensation Committee determined that the Performance Achievement Percentage for the period ending on December 31, 2023 would be 80%. Citi provides both regulators on an ongoing basis information regarding its plans and progress and continues to work constructively with both regulators to reflect their feedback on remediation efforts.

The terms and conditions of the Transformation Bonus Program were not changed for 2023. In approving the Transformation Bonus Program, the Compensation Committee did not intend that it would be a replacement, substitution or make-up for any other compensation amount, nor does the Compensation Committee expect to make other special awards related to the Transformation in the future. For further information concerning the Transformation Bonus Program see pages 82 and 94 to 95.

OTHER CONSIDERATIONS

Since 2013, Citi has delivered a portion of incentive compensation for our EMT in the form of PSUs. For 2023, we expanded the use of PSUs in our compensation program by extending the use of PSUs to EMT members resident in the UK. In addition, our EMT was enlarged from 16 to 19 executives.

As described more fully on page 93 below, the Compensation Committee determined that 100% of the target number of shares subject to PSUs granted as part of our 2020 incentive compensation awards were earned for the three-year performance period from 2021 through 2023. This determination reflected the capping of above-target financial metric performance because of negative total stockholder return during such period. The resulting payout value was equal to 93% of initial value, including the impact of both financial performance and total stockholder return during the three-year performance period from 2021 through 2023, as compared to a zero payout for the prior period.

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Our Compensation Philosophy

Our Compensation Philosophy is designed to encourage prudent risk-taking and management of controls while attracting the world-class talent necessary for our success. Our Compensation Philosophy is summarized by the following five objectives:

●	Reinforce a business culture based on the highest ethical standards
●	Manage our risks by encouraging prudent decision-making
●	Reflect regulatory guidance in compensation programs
●	Attract and retain the best talent to lead us to success
●	Align compensation programs, structures, and decisions with stockholder and other stakeholder interests

The full statement of our Compensation Philosophy is available on our public website at www.citigroup.com.

Consistent with our Compensation Philosophy, we design our executive pay program to motivate balanced behaviors. The compensation of our executive officers is determined based on a disciplined policy of goal setting and measurement and assessment of performance against pre-established goals. Transparency, discipline and performance feedback are key factors in our approach to executive officer compensation. Implementation of the process spans the full year.

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2023 Citi Performance

The following summarizes highlights of Company performance in 2023 in respect of our four performance pillars:

●	Financial
●	Risk and Control
●	Leadership
●	Client and Franchise

Discussion of the performance of each of the NEOs individually (other than Mr. Sieg, whose incentive compensation was guaranteed for 2023) in respect of each performance pillar is on pages 83 to 89.

Financial Pillar

The following financial performance highlights were considered by the Compensation Committee when awarding executive incentive compensation for 2023. In making compensation determinations, our Compensation Committee takes into account additional financial metrics for each individual named executive officer, as described below on pages 83 to 89.

2023 FINANCIAL PERFORMANCE HIGHLIGHTS

For the one-, three- and five-year periods ending with 2023 our total stockholder returns have been 18.9%, (6.4%) and 18.6%, respectively. Our 2023 financial performance highlights included:

●	Citi’s revenues increased 4% versus the prior year. Excluding divestiture-related impacts, revenues also increased 4%.
●	Citi’s expenses increased 10% versus the prior year, including divestiture-related impacts in both the current and prior years. Excluding these divestiture-related impacts, expenses increased 11%.
●	Citi’s cost of credit was $9.2 billion, versus $5.2 billion in the prior year.
●	Citi returned $6.1 billion to common stockholders in the form of dividends and share repurchases.
●	Citi’s Common Equity Tier 1 (CET1) Capital ratio under the Basel III Standardized Approach, increased to 13.4% as of December 31, 2023, compared to 13.0% as of December 31, 2022 (for additional information, see “Capital Resources” in Citi’s 2023 Annual Report on Form 10-K). This compares to Citi’s required regulatory CET1 Capital ratio of 12.3% as of October 1, 2023, under the Basel III Standardized Approach.
●	Citi made substantial progress on its consumer banking business divestitures in 2023 and through March of 2024, closing sales in 4 exit markets, as well as progressing with the ongoing wind downs of the Korea and China consumer banking business and Russia consumer, local commercial and institutional businesses, and the planned initial public offering of Citi’s consumer banking and small business and middle-market banking operations in Mexico, and restarting the sales process for its Poland consumer banking business.

As used throughout this Proxy Statement, Citi’s revenues and expenses excluding divestiture-related impacts, Tangible Book Value per Share and Return on Tangible Common Equity are each non-GAAP financial measures. See Annex A for a reconciliation of those non-GAAP financial measures to their corresponding GAAP financial measures.

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The following graphs illustrate our achievements in respect of certain additional key financial metrics during 2023.

RETURN ON ASSETS	REVENUE GROWTH	DILUTED EPS	TOTAL PAYOUT RATIO	BOOK VALUE PER SHARE	TANGIBLE BOOK VALUE PER SHARE

Risk and Control Management Pillar

The following risk and control management performance highlights were considered by the Compensation Committee when awarding executive incentive pay for 2023. In making compensation determinations, our Compensation Committee takes into account additional risk and control metrics for each individual named executive officer, as described below on pages 83 to 89.

ANNUAL INDIVIDUAL PERFORMANCE ASSESSMENTS

Our compensation programs are designed in accordance with our responsibility to assume only risks that are prudent and to effectively manage those risks to protect the franchise. Our programs reinforce and are aligned with our risk governance framework.

Our Compensation Philosophy requires us to consider risk management when making discretionary incentive compensation awards. We adjust the amount of compensation upwards to recognize exemplary behaviors and downwards to disincentivize employees from taking inappropriate risks.

Our incentive compensation awards have the following important elements:

●	Our executive compensation framework takes risk and control management into account in several ways, including:
●	using financial metrics that reflect risk as an element of each executive’s financial goals
●	evaluating risk management performance, including effectiveness of the control environment, as part of the performance assessment
●	providing for forfeiture of the deferred portion of incentive awards based on adverse risk outcomes
●	We systematically identify employees who, individually or as part of a group, have authority or responsibilities that may subject the firm to material risks. Through a systematic annual process, we identify the material risks to the firm and then identify employees with influence over those risks. We refer to those employees as “covered employees.” The compensation structure for covered employees, including the NEOs, includes substantial deferrals and clawbacks intended to cover a range of behaviors. The portion of incentive awards that are subject to deferral increases with the size of incentive awards.
●	Our executive compensation governance process ensures that risk and control performance is taken into account in evaluating performance for covered employees. Under our process, covered employees can receive adjustments to their incentive awards in amounts ranging from negative 100% to positive 25% of total compensation to reflect their performance assessment for the Risk and Control Pillar.

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●	Regulatory matters are reflected in performance assessments for covered employees and regulatory-related goals are cascaded to other employee performance evaluations as appropriate to the applicable roles throughout Citi.
●	Our Chief Risk Officer and Chief Compliance Officer report at least twice annually to the Compensation Committee on risk levels and trends across our businesses and on the design and operation of our incentive compensation program.
OUR TRANSFORMATION

Given the leadership role we play in the global financial system, our regulators hold us to appropriately high standards. The Consent Orders are evidence that our performance in this area fell short for some time. We launched our Transformation initiative in 2020 to make real and sustainable changes to strengthen our risk and control environment and modernize and simplify our firm to make Citi a better bank for our clients and a more productive place for our colleagues to work.

Our Transformation Steering Committee, chaired by our CEO, sets the overall direction for our Transformation efforts, with oversight from our Board of Directors. In 2023, we placed leaders with demonstrated success in leading transformative change in key roles to steer our Transformation. For example, we appointed a new Chief Operating Officer to advance progress across the firm and engage Citi colleagues in the important role they have in driving our Transformation and strengthening our culture.

In 2023, we progressed our Transformation efforts into full implementation mode. We continue to simplify and modernize the firm to better manage risk in many ways, including by consolidating technology platforms, automating processes and reducing manual touch points, enhancing data quality and governance, and implementing a new model for managing wholesale credit risk.

Our organizational simplification efforts, discussed below, will advance the execution of Citi’s Transformation, the firm’s top priority. While implementing our simplification strategy, Citi remains focused on transforming our risk management, controls and infrastructure so that we can operate at scale and with speed to deliver client excellence.

Leadership Pillar

The primary Leadership highlights for Citi in 2023 arose from the need to continue to execute on our strategic refresh.

OUR ORGANIZATIONAL SIMPLIFICATION

In September 2023, Citi announced significant changes to simplify our organizational model so that it is aligned with our strategy, advances our Transformation and ensures that our clients are at the center of all we do.

This new organizational model is part of the work under way at Citi to execute the plan we presented at our 2022 Investor Day and deliver on our medium-term targets.

At Investor Day, we set a clear, compelling vision for the firm to be the preeminent banking partner for institutions with cross-border needs, a global leader in wealth management and a valued personal bank in our home market.

We have been executing a strategy to bring this vision to life through our five interconnected businesses:

●	Services – includes Treasury & Trade Solutions and Securities Services
●	Markets
●	Banking – includes Investment Banking and Corporate Lending
●	U.S. Personal Banking
●	Wealth

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The interconnectivity of these businesses will benefit our clients and support our strategic shift to a more balanced business mix that delivers higher returns, fees, and growth over time. This increased focus on business services and the connectivity we now have across our businesses that operate under a set of common standards, platforms, controls and processes for similar activities will also lead to a reduction in risk over time.

As a result of these changes, the leaders of Citi’s five interconnected businesses now report directly to the CEO, delivery of Citi’s global network will be enhanced through a streamlined geographic structure and a new, centralized Client organization will help strengthen how we deliver for clients.

The new flatter operating model elevated the leaders of Citi’s five businesses and eliminated the Institutional Clients Group and Personal Banking and Wealth Management layers as well as the regional structures consisting of Citi Asia Pacific, Europe, Middle East, Africa and Latin America. This will speed up decision-making and drive increased accountability.

We are eliminating activities that detract from our competitiveness or add unnecessary complexity. This will make us faster in responding to our clients’ needs and making decisions about the risks we will take on and the financing we will provide.

A lighter management structure for our international franchises will also create a stronger, more consistent enterprise-wide approach to how we deliver for our core client base of multinational institutions.

Through our new, centralized Client organization we can take a comprehensive view of our relationships, client strategy and client coverage model across our businesses to ensure we continue to break down silos and focus on firm-wide performance and outcomes. Additional information concerning our new, centralized Client organization is on page 81 below.

We have also revised our financial reporting structure to align with our strategy refresh and to enable investors and others to better understand the performance and value of our businesses.

Client and Franchise Pillar

The success of our client and franchise efforts depends on a long-term, firmwide approach. Overall, we successfully navigated through the macro and geopolitical shocks that defined 2023 and supported our clients and communities with excellence and compassion.

NEW CLIENT ORGANIZATION

This year, we highlight our creation of a centralized Client organization to strengthen how we deliver for clients across the business. The creation of our Client organization most exemplifies our firm’s heightened focus on clients. Ms. Fraser has tapped David Livingstone to lead the Client organization as Citi’s Chief Client Officer. There is now clear accountability for addressing the needs of our clients and framing our strategy through that dimension.

Mr. Livingstone and his team are taking a comprehensive view of our client relationships, ensuring that we deliver one Citi in a consistent and disciplined way through a centralized view of our client strategy, segmentation and coverage model, as well as our capital allocation. The new Client organization has been driven by the imperative to improve both the experience that our clients have when using our products and services and also the returns that we deliver from our activities.

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CULTURAL TRANSFORMATION

In 2022, Citi’s New Way launched in support of an enterprise-wide cultural transformation at the firm. Citi’s New Way is a three-year, research-based program that gradually introduces a series of small, simple daily habits to drive critical cultural improvements across the organization. The goal of this effort is to embed the behaviors that Citi needs most to drive a culture of excellence and accountability at the bank and alignment with our Leadership Principles. Our cultural transformation is taken into account in the performance assessment under our Transformation Bonus Program. Additional information about our Transformation Bonus Program is on pages 76 and 94 to 95.

At the start of the program, specific habits were rolled out to help drive greater clarity around ownership of projects, decisions and meeting discussions. These habits were introduced via 45-minute workshops, open to all Citi colleagues, which explained how these habits can improve day-to-day collaboration. Results from this initial rollout show that 60% of Citi colleagues use these ownership habits at least once a week.

In 2023, the program’s focus turned to ‘productive debate,’ designed to enable more timely, effective decision-making. Attendance at these workshops in 2023 was 13% higher than in 2022, and over 75% of participants indicated the habits they learned resulted in more informed decision-making and increased employee willingness to raise risks and concerns during discussions. In addition to these internal results, the program received several prestigious accolades from the Association of Business Psychology for operational excellence and innovation in 2023.

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2023 NEO Performance

The foregoing sections of our Compensation Discussion and Analysis set forth the 2023 annual compensation of our NEOs and summarize our firmwide performance highlights in the four performance pillars of our compensation accountability rationale tool (CART)—Financial, Risk and Control, Client and Franchise, and Leadership—during 2023.

The following provides further detail concerning the decisions made by the Compensation Committee in respect of 2023 compensation for our NEOs individually, other than Mr. Sieg. Mr. Sieg recommenced employment with Citi in September 2023, and his 2023 compensation was negotiated in connection with his return to Citi.

As used throughout this Proxy Statement, Citi's revenues and expenses excluding divestiture-related impacts, Tangible Book Value per Share and Return on Tangible Common Equity are each non-GAAP financial measures. See Annex A for a reconciliation of those non-GAAP financial measures to their corresponding GAAP financial measures.

Jane Fraser—Chief Executive Officer

2023 was Ms. Fraser’s second full calendar year as our CEO. As CEO, Ms. Fraser is responsible for our global business operations.

HIGHLIGHTS OF PAY RATIONALE AND PERFORMANCE ASSESSMENT

●  Ms. Fraser provided disciplined leadership of Citi’s organizational simplification and Transformation efforts.

●  Ms. Fraser’s efforts helped to improve accountability of business leaders.

●  The benchmark compensation amount used as a starting point for Ms. Fraser’s compensation decision was the market benchmark.

●  Ms. Fraser’s final compensation amount for 2023 performance, $26 million, reflects:

●  Upward adjustments to reflect her performance in the Leadership and Client and Franchise Pillars.

●  Downward adjustments to reflect her performance in the Financial Performance and Risk and Control Pillars.

Financial		2023 Result
	Citigroup Income from Continuing Operations Before Taxes	$12.9 billion
	Citigroup Operating Leverage	(575)bps
	Citigroup Return on Common Equity	4.3%
	Citigroup Return on Tangible Common Equity	4.9%

●  2023 was another year with challenging macroeconomic conditions for the banking industry. Despite a tough macro environment, with Ms. Fraser’s disciplined fiscal approach, Citi continued to deliver against its commitments, meeting the firm’s full-year expense guidance and increasing its CET1 ratio during the year, but falling short of the firm’s full-year revenue targets.

●  Throughout 2023, Ms. Fraser’s exemplary leadership in executing on Citi’s strategic priorities established a strong foundation for future financial success.

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Risk and Control

●  In 2023 the Federal Reserve Board announced the termination of its 2015 Cease and Desist Order related to certain foreign exchange activities.

●  While Ms. Fraser made progress by prioritizing and improving Citi’s risk and control environment, there is still work to be done.

Client and Franchise

●  After putting a strategic plan in place and laying out her vision for Citi at our 2022 Investor Day, in 2023 Ms. Fraser led an effort to eliminate management layers.

●  Ms. Fraser created a centralized Client organization to strengthen how Citi delivers across the firm in a consistent and disciplined way.

●  Ms. Fraser continued to work closely with the Head of the Legacy Franchise team on exiting international markets for Citi’s consumer business.

●  Ms. Fraser showed steadfast leadership in furthering the vision of the firm and dedication to clients and other stakeholders, including in particular in regard to challenges arising from the war in Ukraine and the Israel/Hamas conflict.

Leadership

●  Ms. Fraser continued to embody the Leadership Principles as she has led the firm with excellence, clarity and transparency of purpose, as well as empathy and respect during a time of significant change for the firm.

●  Ms. Fraser set an appropriate tone from the top, building credibility with key stakeholders from investors to regulators.

●  Ms. Fraser spearheaded strong external talent acquisitions.

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Mark Mason—Chief Financial Officer

Mark Mason is our CFO. He is responsible for our financial management, including managing our balance sheet, capital planning and financial reporting processes, as well as investor relations and strategy, and he plays a central role in our strategic decisions generally. In addition, Mr. Mason has oversight of Citi Ventures, which includes firmwide corporate strategic investing and our investments in innovative products and services.

HIGHLIGHTS OF PAY RATIONALE AND PERFORMANCE ASSESSMENT

●  Mr. Mason’s strong performance in the Leadership and Client & Franchise Pillars are exemplified by his commitment to initiatives such as Citi’s strategy refresh and his efforts to develop his team, including successful efforts to attract employees from outside the firm and develop and promote talent internally, and break down silos within the organization.

●  Mr. Mason set an effective tone from the top about financial discipline driving stockholder value, and improving returns.

●  The benchmark compensation amount used as a starting point for Mr. Mason’s compensation decision was the market benchmark adjusted to reflect experience and time in this role relative to the peer group.

●  Mr. Mason’s final compensation amount for 2023 performance, $13.325 million, reflects:

●  Upward adjustments to reflect his performance in the Client and Franchise and Leadership Pillars.

●  Downward adjustments to reflect his performance in the Financial Performance and Risk and Control Pillars.

Financial		2023 Result
	Citigroup Income from Continuing Operations Before Taxes	$12.9 billion
	Citigroup Operating Leverage	(575)bps
	Citigroup Return on Common Equity	4.3%
	Citigroup Return on Tangible Common Equity	4.9%

●

2023 was another year with challenging macroeconomic conditions. Mr. Mason successfully managed Citi’s capital and liquidity amidst the market dislocations and ensured the stability of deposit levels.

●

Mr. Mason played a critical role in driving firmwide business performance. Citi has continued to deliver on its commitments, meeting the firm’s full-year expense guidance and increasing its CET1 ratio during the year, but falling short of the firm’s full-year revenue targets.

●

Mr. Mason excelled in managing firmwide expenses and his function’s expenses, and increased the transparency and external disclosure of our financial reporting.

●

Mr. Mason played a large leadership and execution role in connection with our strategy refresh, our divestitures and with regard to the simplification of the firm’s new segmentation for reporting financial information.

Risk and Control

●

Mr. Mason made progress in Transformation efforts reaching all milestones timely.

●

Mr. Mason improved the risk and control environment within Finance.

●

While Transformation progress has been made, there is still more work to be done.

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Client and Franchise

●

Mr. Mason has cemented himself as a key partner in Citi’s strategy refresh, organizational simplification and consumer divestitures.

●

Mr. Mason focused a significant amount of time with key stakeholders communicating our plans to improve their understanding of our business and gain their support. His relationships with key stakeholders have been crucial in effectively conveying our message during 2023.

●

Mr. Mason has been and continues to be a collaborative executive who contributes to a multitude of critical objectives.

Leadership

●

Mr. Mason has demonstrated his commitment to the firm and stalwart leadership on the EMT, bearing his professionalism and focus.

●

Mr. Mason is a compelling ambassador for the firm, particularly with our employees, investors and the public sector. He has a strong internal and external profile and is well-regarded by many stakeholders.

Anand Selvakesari—Chief Operating Officer

Anand Selvakesari assumed the role of Chief Operating Officer in March 2023, and was previously CEO of Personal Banking and Wealth Management (PBWM). In his new role Mr. Selvakesari is responsible for running Citi’s enterprise-wide Transformation program and leading our work to strengthen the quality and timeliness of our data across Citi.

HIGHLIGHTS OF PAY RATIONALE AND PERFORMANCE ASSESSMENT

●  Mr. Selvakesari took on substantial new responsibilities in 2023 becoming Citi’s COO. In that role, as well as his former CEO of PBWM role, he leads by example and sets a strong tone from the top championing risk and control management efforts and addressing regulatory observations.

●  Mr. Selvakesari’s ability to partner with key stakeholders across the firm is indicative of his leadership performance.

●  The benchmark compensation amount used for Mr. Selvakesari’s compensation decision was the average of the (i) Global Head of Wealth Management peer median total compensation, (ii) Global Head of Consumer Banking peer median total compensation, and (iii) COO total compensation at one peer.

●  Mr. Selvakesari’s final compensation amount for 2023 performance, $12.71 million, reflects:

●  Upward adjustments to reflect his performance in the Client and Franchise and Leadership Pillars.

●  Downward adjustments to reflect his performance in the Financial Performance and Risk and Control Pillars.

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Financial		2023 Result
	Citigroup Income from Continuing Operations Before Taxes	$12.9 billion
	USPB Income from Continuing Operations Before Taxes	$2.4 billion
	Wealth Income from Continuing Operations Before Taxes	$0.4 billion
	Citigroup Operating Leverage	(575)bps
	USPB Operating Leverage	1,045bps
	Wealth Operating Leverage	(1,447)bps
	Citigroup Return on Common Equity	4.3%
	Citigroup Return on Tangible Common Equity	4.9%
	USPB Return on Tangible Common Equity	8.3%
	Wealth Return on Tangible Common Equity	2.6%

●

Mr. Selvakesari led the predecessor businesses of USPB and Wealth until September 2023 and was responsible for achieving these businesses’ Operating Plan and delivering on Direct Expense optimization commitments.

●

Performance of the USPB business was mixed in 2023 with strong performance in Cards but underperformance in Retail Banking and in the Wealth business.

Risk and Control

●

Mr. Selvakesari’s attention to risk and control management has had an impact, as he has instilled a strong culture of ownership within his organization. He has taken on exceedingly difficult mandates and made meaningful progress.

●

His business successfully implemented processes to effectively remediate regulatory issues.

●

He was successful in diligently delivering on regulatory commitments, but more work needs to be done.

Client and Franchise

●

Mr. Selvakesari has had a critical role in our organizational simplification.

●

Mr. Selvakesari continues to be a staunch supporter of diversity, equity and inclusion goals in USPB and Wealth.

●

Mr. Selvakesari continues to focus on expanding and deepening partnerships with key clients.

Leadership

●

Mr. Selvakesari had an impactful 2023 as he took on expanded COO responsibilities.

●

Mr. Selvakesari has set in motion a series of initiatives as COO to help attain greater effectiveness and efficiency in how we are organized.

Andrew Morton—Head of Markets

Andrew Morton is Head of Markets, one of Citi’s five core businesses, responsible for providing customized solutions that support diverse investment and transaction strategies globally.

HIGHLIGHTS OF PAY RATIONALE AND PERFORMANCE ASSESSMENT

●  Mr. Morton has been highly engaged in driving key, large scale programs including the LIBOR transition.

●  Mr. Morton maintained a strong focus on risk and control management.

●  The benchmark compensation amount used as a starting point for Mr. Morton’s compensation decision was the market benchmark.

●  Mr. Morton’s final compensation amount for 2023 performance, $18.525 million, reflects:

●  Upward adjustments to reflect his performance in the Client and Franchise and Leadership Pillars.

●  Downward adjustments to reflect his performance in the Financial Performance and Risk and Control Pillars.

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Financial		2023 Result
	Citigroup Income from Continuing Operations Before Taxes	$12.9 billion
	Markets Income from Continuing Operations Before Taxes	$5.2 billion
	Citigroup Operating Leverage	(575)bps
	Markets Operating Leverage	(1,311)bps
	Citigroup Return on Common Equity	4.3%
	Citigroup Return on Tangible Common Equity	4.9%
	Markets Return on Tangible Common Equity	7.4%

●

As Head of Markets, Mr. Morton is responsible for overseeing revenue, expense and capital performance across Rates, Foreign Exchange, Spread Products, Commodities, Markets Treasury, Equities and other Citi Markets businesses. Markets had a difficult year and Mr. Morton has taken affirmative steps to position Markets to perform in line with the expectations in 2024.

●

Mr. Morton delivered on a key Investor Day priority, outperforming the 5.5% revenue/RWA medium-term target presented at our 2022 Investor Day.

Risk and Control

●

Mr. Morton led the effort that resulted in the Federal Reserve Board’s closing the 2015 FX Consent Order in October 2023, demonstrating significant leadership by building an effective first line of defense risk and control function within Markets.

●

Mr. Morton has been a strong leader regarding risk and control across Citi, setting an appropriate tone from the top and placing an emphasis on building a culture of risk, controls and compliance, but more work needs to be done.

Client and Franchise

●

Mr. Morton focused appropriately on diversity, equity and inclusion efforts in 2023.

●

In his new role as Head of Markets, Mr. Morton began to develop synergistic opportunities for our clients for Markets products and services.

Leadership

●

Mr. Morton, as a recent addition to the EMT, has quickly become a valued contributor.

●

Mr. Morton is a good communicator both internally and with clients and continues to invest time to build deeper relationships with colleagues and clients across the globe.

Paco Ybarra—Senior Advisor, former Chief Executive Officer of Institutional Clients Group

Paco Ybarra assumed the role of Senior Advisor to our CEO and continued as a member of the EMT in September 2023, stepping down from his position as CEO of Citi’s prior Institutional Clients Group (ICG) business (now Services, Markets and Banking) which he held from May 2019 until September 2023.

HIGHLIGHTS OF PAY RATIONALE AND PERFORMANCE ASSESSMENT

●  Mr. Ybarra showed strong Leadership in implementing and effectively communicating our organizational simplification strategies while continuing to display sound judgement on the EMT.

●  The benchmark compensation amount used as a starting point for Mr. Ybarra’s compensation decision was the market benchmark adjusted downward to reflect the scope of Mr. Ybarra’s role as Senior Advisor in the fourth quarter.

●  Mr. Ybarra’s final compensation amount for 2023 performance, $19.99 million, reflects:

●  Upward adjustment to reflect his performance in the Client and Franchise Pillar.

●  Downward adjustments to reflect his performance in the Financial Performance and Risk and Control Pillars.

Citi 2024 Proxy Statement

Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation	89
Financial		2023 Result
	Citigroup Income from Continuing Operations Before Taxes	$12.9 billion
	Services Income from Continuing Operations Before Taxes	$7.1 billion
	Markets Income from Continuing Operations Before Taxes	$5.2 billion
	Banking Income from Continuing Operations Before Taxes	$(0.1) billion
	Citigroup Operating Leverage	(575)bps
	Services Operating Leverage	72bps
	Markets Operating Leverage	(1,311)bps
	Banking Operating Leverage	(2,425)bps
	Citigroup Return on Common Equity	4.3%
	Citigroup Return on Tangible Common Equity	4.9%
	Services Return on Tangible Common Equity	20.0%
	Markets Return on Tangible Common Equity	7.4%
	Banking Return on Tangible Common Equity	(0.2)%
● In the face of a complex macroeconomic environment, Mr. Ybarra, as the former CEO of ICG, shared responsibility for Markets, Services, and Banking outcomes. While Services was successful in part due to Mr. Ybarra’s strategically guiding his leadership team in recent years, Markets and Banking had a difficult year, in line with the industry.
Risk and Control	● Mr. Ybarra has continued to focus on strengthening the Risk and Controls environment and embedding the Transformation plan into the ICG business and worked to reduce operational risk matters through process simplification and improved controls, but more work needs to be done.
Client and Franchise	● Mr. Ybarra announced ICG’s seven guiding pillars to drive Client excellence at the Client Leadership Forum and delivered on several fronts including delivering effective coverage models, defining future state client experience journeys, reducing the firm’s digital channels from 12 to 2 and focused attention on cross-sell initiatives across Citi’s five interconnected businesses.
Leadership	● Mr. Ybarra’s insights and commitments to firmwide outcomes, the skill in which he led the organization through a complex macro environment, and particularly his professionalism and commitment, are all attributes that contributed to Mr. Ybarra’s value as a leader at Citi.

www.citigroup.com

90	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation

Components of Our Incentive Compensation Program

Elements of Annual Compensation

The total incentive awarded to executive officers is delivered in three parts: (a) annual cash bonus, (b) Deferred Stock Awards the value of which depends on our stock price, and (c) PSUs, the value of which, if any, depends on our stock price and achievement of performance goals.

Our incentive awards foster a balance between annual and long-term components, with the majority of incentive compensation delivered in awards that pay out over multiple years. Long-term incentives, including both PSUs and Deferred Stock Awards are subject to performance-based vesting criteria. In determining the percentages to grant of each award type, the Compensation Committee considered applicable regulatory requirements and guidelines deferral as well as market practices.

ELEMENT	AWARD TYPE	PORTION OF TOTAL INCENTIVE COMPENSATION	PERFORMANCE LINK AND VESTING	COMPENSATION TYPE
Salary	N/A	N/A	● Fixed portion of total pay at a competitive level that enables us to attract and retain talent	Cash
Short-Term Incentive	Annual Bonus	CEO: 15% Other named executive officers: 40%	● Performance assessment determines amount	Cash
Long-Term Incentives	Performance Share Units	CEO: 50% Other named executive officers: 30%

●  Performance assessment and share price determine target number of units

●  Earned units based on financial metrics over three-year performance period (a description of the metrics for 2023 awards is included on page 91)

●  Earned units are paid following a three-year performance period

●  Ultimate amount received based on our total stockholder return

●  Award capped at 100% of target if our total stockholder return is negative over performance period

●  Subject to cancelation and clawbacks

Equity-linked, performance- based and cash-settled
	Deferred Stock Awards	CEO: 35% Other named executive officers: 30%

●  Performance assessment and share price determine number of shares

●  Ultimate amount received based on our total stockholder return

●  Paid ratably over a four-year period

●  Subject to cancelation and clawbacks including the performance-based vesting condition described on page 99

Equity

Performance Share Units

Under the general structure of our annual executive compensation program, 50% of CEO variable pay and 30% of other named executive officer variable pay is awarded as PSUs.

Citi 2024 Proxy Statement

Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation	91
2023 PSU AWARD DESIGN

The following summarizes the terms of PSUs awarded by us in 2024 in respect of performance during 2023. The performance metrics approved from the 2023 PSUs are Return on Tangible Common Equity (RoTCE) and Tangible Book Value Per Share (TBVPS), and cover the period January 1, 2024 through December 31, 2026. The RoTCE metric has been adjusted to maintain a relative comparison to peers in order to protect against unusual macroeconomic environment events, but within a narrower range than in 2022 and to align more closely to target payout based on our three-year plan, and to use a weighted average RoTCE across the three-year performance period. The TBVPS grid has been increased to align with our three-year plan.

AWARD FEATURE	PERFORMANCE YEAR 2023 PSU DESCRIPTION
Performance Period	January 1, 2024 through December 31, 2026
Target Number of PSUs	Target is derived from the portion of total incentive award allocated to the PSU program divided by the average of the closing prices of our common stock for the five trading days immediately preceding the February 15, 2024 grant date ($53.788).
Performance Metrics and Targets	Weighted Average RoTCE for 2024-2026		Cumulative TBVPS for 2024-2026

RoTCE for each year is net income (less preferred dividends) divided by average tangible common equity for the year.

Half of units are earned based on RoTCE performance in accordance with the following performance grid:

Cumulative tangible book value per share (TBVPS) is determined by adding the TBVPS as of December 31, 2024, 2025 and 2026.

Half of units are earned based on cumulative TBVPS based on the following performance grid:

	Weighted Average RoTCE	Percent of Target PSUs Earned	Cumulative TBVPS, 2024-2026	Percent of Target PSUs Earned
	Less than 5.0%	0%	Less than $255.00	0%
	At least 5.0% and less than 9.0%	From 0% to 150% depending on Relative Weighted Average RoTCE performance	$265.00	50%
	At least 9.0% and less than 11.0%	Greater of (i) interpolation from 100% (at 9%) to 150% (at 11.0%) and (ii) interpolation from 0% to 150% based on Relative Weighted Average RoTCE Performance	At least $285.00 and less than $295.00	100%
	11.0% or more	150%	$305.00 or more	150%
	Average RoTCE is a weighted average of annual RoTCE performance for 2024, 2025 and 2026, in the following proportion: 20%/30%/50%. The weighting gives greater import to RoTCE performance in the medium term than in the short term. Compared to 2022, the band within which RoTCE performance relative to peers determines the percent of target PSU earned has been narrowed. The 2022 band extended from 5% to 10%, whereas the 2023 band extends from 5% to 9%.

www.citigroup.com

92	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation
AWARD FEATURE	PERFORMANCE YEAR 2023 PSU DESCRIPTION

Relative Weighted Average RoTCE performance is determined as follows: (i) zero to 100% PSUs earned for relative performance from the bottom to the 50th percentile of the peer group, (ii) 100% to 150% PSUs earned for relative performance between the 50th and 75th percentile of the peer group and (iii) 150% PSUs earned for relative performance at or above the 75th percentile of the peer group. For this purpose, the peer group consists of Bank of America, Barclays, Deutsche Bank, Goldman Sachs, HSBC, JPMorgan Chase, Morgan Stanley, UBS, and Wells Fargo.

For each metric, performance between fixed outcomes described above is determined by straight-line interpolation.

Award Delivery	After the end of the performance period, the number of earned PSUs will be multiplied by the average of our common stock price over the 20 trading days preceding the final vesting date, and the resulting value will be paid in cash, except for employees resident in the UK where deferrals for up to seven years are required by law. This practice links the payout to changes in the price of our common stock while limiting stockholder dilution.
TSR Factor	The number of PSUs that may be earned is capped at target if our total stockholder return is negative over the three-year performance period, regardless of the outcome of the performance metrics.
Vesting	Prior to 2023, PSUs were subject to pro-rata vesting. Beginning in 2023, PSUs are subject to three-year cliff vesting with a provision of early retirement upon satisfaction of the Rule of 60.
Dividend Equivalents	Dividend equivalents will be accrued and paid on the number of earned PSUs after the end of the performance period; dividend equivalents on PSUs that are not earned will be forfeited.
Clawbacks	PSUs are subject to clawbacks

Citi 2024 Proxy Statement

Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation	93
PERFORMANCE SHARE UNIT PAYOUTS

The chart below illustrates the components of the payout amounts for PSUs settled in 2022 through 2024, illustrating the relative impact of stock price change and operational performance metrics.

150% of PSUs awarded in 2021 and settled in 2024 were earned based on performance against operational financial metrics during the performance period, including equitable adjustments as required under the applicable award agreements for unusual and non-recurring items arising from the impacts of divestitures, restructuring and an FDIC special assessment (net $3.247 billion increase in earnings before taxes). The number of shares earned was capped at 100% of target because of negative total stockholder return during the applicable performance period.

For PSUs awarded in 2020 and settled in 2023, minimum threshold levels of performance against operational financial metrics were not achieved during the performance period. As a result, none of those PSUs were earned.

PSU PAYOUT – AWARDS SETTLED IN 2022–2024

Deferred Stock Awards

Under the general structure of our executive compensation program, 35% of CEO variable pay and 30% of other named executive officer variable pay is awarded as Deferred Stock Awards.

AWARD FEATURE	DEFERRED STOCK AWARD DESCRIPTION
Vesting Period	Vests 25% each year over a four-year period(1)
Number of Shares	The number is derived from the portion of total incentive award allocated to Deferred Stock Awards divided by the average of the closing prices of our common stock for the five trading days immediately preceding the February 15, 2024 grant date ($53.788).
Dividend Equivalents	Dividend equivalents will be accrued and paid on vested shares after the end of the vesting period; dividend equivalents on Deferred Stock Awards that are not earned will be forfeited.
Clawbacks	Deferred Stock Awards are subject to clawbacks, including the performance-based vesting condition described on page 99.
(1)	Messrs. Morton’s and Ybarra’s awards vest over a five-year period with a six-month holdback.

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94	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation

Transformation Bonus Program

Background

In 2020, Citi embarked on a multi-year Transformation, with the target outcome to change Citi’s business and operating models such that they simultaneously strengthen risk and controls and improve Citi’s value to customers, clients and stockholders. The Transformation includes efforts to effectively implement the Consent Orders. For additional information about the Consent Orders, see “Risk Factors–Compliance Risks” in Citi’s Annual Report on Form 10-K filed with the SEC on February 23, 2024, and Citi’s Current Report on Form 8-K filed with the SEC on October 7, 2020.

Colleagues at all levels are expected to play an active role in achieving these standards, and senior leaders are accountable for driving progress. To incentivize effective execution in connection with the Consent Order programs and to drive change in Citi’s risk and control environment and culture, in August 2021 the Compensation Committee approved the Transformation Bonus Program. A description of the Transformation Bonus Program was included in our 2022 Proxy Statement. Additional information related to the Transformation Bonus Program can be found in the supplemental solicitation materials filed by us in 2022 with the SEC, which can be accessed on our public website.

Ms. Fraser is not eligible to participate in the Transformation Bonus Program. All other members of our EMT at the time the Program was adopted, as well as approximately 250 other employees who are deemed to be critical to execution in connection with the Consent Order programs, are eligible to participate in the Transformation Bonus Program.

Performance under our Transformation Bonus Program is based on the collective achievement of metrics in various categories, rather than on individual performance, in order to foster a unified, collective focus on achieving key Transformation goals and ensure consistent leadership throughout the multi-year effort. Central to the design of the Transformation Bonus Program was the recognition that our ability to achieve the objectives of our Transformation requires collective effort over a multi-year period. Accordingly, participants in the Transformation Bonus Program are collectively evaluated against outcomes in order to foster a culture of shared accountability.

Performance is measured, and the bonus, if any, payable pursuant to the Transformation Bonus Program is paid in three tranches, each representing a separate performance period. Specific goals and related metrics are established for each of the three tranches. The maximum portion of the bonus payable for each tranche is: 25% for the first tranche, 25% for the second tranche and 50% for the third tranche.

Shortly before each designated payment date, an assessment is made by the Compensation Committee to determine what portion – if any – of the relevant tranche is collectively earned based on performance relative to specific preset targets for the applicable performance period. The portion to be paid out for each tranche will be applied to all participants in the Transformation Bonus Program on a consistent basis. For example, while a maximum of 25% of the award can be earned for the first tranche, if the Compensation Committee determines, based on the relevant criteria, that collective performance merits only a 15% payout, then each participant will only be paid 15% for that tranche (assuming they satisfy all other conditions for entitlement to be paid).

The first and second tranches are only impacted by performance relative to preset targets. Each constitutes a maximum of 25% of the award. The third tranche, which constitutes a maximum of 50% of the award, is affected by both performance relative to preset targets and stock performance. For this third tranche, once performance is accounted for and the base payout is determined to be either the maximum 50% or some lower percentage as described above, the payout is further adjusted based on stock performance. That is, the payout amount is further adjusted downward or upward as if that payout had been invested in Citi common stock, from the date of grant of each award through the payment date for the third tranche, taking into account stock price changes and the sum of dividends paid (without interest or assumed reinvestment), consistent with our customary approach for equity-based compensation. The starting value for this calculation is $70.37, the average closing price of our stock from October 25-29, 2021, the five-day period before awards were granted to participants. The ending value for this calculation will be the five-day average of closing prices for the stock for the period ending on February 19, 2025,

Citi 2024 Proxy Statement

Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation	95

the scheduled payment date for the third tranche. Stock performance during this period is the only means by which the award value can be increased above the target award value for the third tranche; the value of the award could also decrease if stock performance decreases.

Participants must continue to be actively employed by Citi at the payment date to receive a payment. Payments are further subject to all Transformation Bonus Program conditions, including demonstrable leadership in all job specific aspects of the Transformation, a satisfactory Risk and Control Pillar performance rating under our normal annual incentive assessment process, and the rules of our Accountability Framework. Payments are also subject to cancellation and clawback provisions as described on page 99.

There is no opportunity to make up for reductions to earlier tranches through exceptional performance for later tranches. In approving the Transformation Bonus Program, the Compensation Committee did not intend that it would be a replacement, substitution or make-up for any other compensation amount, nor does the Compensation Committee expect to make other special awards related to the Transformation in the future.

The Citigroup and Citibank Boards of Directors each formed a Transformation Oversight Committee, an ad hoc committee of each Board, to provide oversight of management’s remediation efforts under the Consent Orders. The primary focus for the first part of our remediation efforts involved the development of comprehensive plans to remediate our regulatory issues and submission of those plans to our regulators. The primary focus for the second part of our remediation efforts involved execution on those plans.

Tranche 2 Payout Determination

The Compensation Committee determined that the metric categories for the second tranche of the program, covering the calendar year 2023 performance period, were:

●  Execution of specific actions management must take during Phase 2 of our remediation plan

●  Execution quality, which is the percentage of milestones reviewed by Citi’s Internal Audit function that it deems to be complete

●  Culture change, which is based on a broad-based employee survey that is designed to measure cultural alignment with our Leadership Principles as described on pages 80 and 81

Following the completion of the second performance measurement period under the Transformation Bonus Program, the Compensation Committee determined that the Performance Achievement Percentage for that period would be 80%, compared to 94% in 2022, reflecting the Compensation Committee’s assessment of performance relative to the predetermined targets.

The payout of Tranche 2 of the Transformation Bonus Program reflected solid performance in respect of two groups of quantitative metrics (Execution and Quality of Execution) equal to approximately 80%, as well as the qualitative consideration of Culture, which is informed by the 2023 Voice of the Employee (VOE) Leadership Indices and which contributed positively to the Compensation Committee’s determination.

Tranche 3 Performance Metrics

The Compensation Committee has determined that the metric categories for the third tranche of the program, covering the calendar year 2023 performance period, will be the same as the metric categories for Tranche 2:

●  Execution of specific actions management must take during Phase 3 of our remediation plan

●  Execution quality, which is the percentage of milestones reviewed by Citi’s Internal Audit function that it deems to be complete

●  Culture change, which is based on a broad-based employee survey that is designed to measure cultural alignment with our Leadership Principles as described on pages 80 and 81

The Compensation Committee set specific objective targets in respect of performance metrics within those categories early in 2024.

www.citigroup.com

96	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation

Compensation Process and Governance

Our Annual Compensation Process

The following summarizes the principal elements of our process for setting incentive compensation for our NEOs.

We adopted our CART in 2020 as a means for administering our new compensation principles and practices. CART is an integral part of our compensation framework that resulted in significantly increased transparency and discipline with respect to the impact of risk and control performance on compensation decisions. CART’s most important feature is that it requires managers to provide performance details across each of the four CART pillars – Risk and Control, Financial, Client and Franchise, and Leadership – to support compensation decisions.

CART creates a comprehensive record evidencing how risk was considered in compensation decisions. This practice enables us to systematically hold each manager of an in-scope employee accountable in a disciplined way for management of risk and controls and for determining compensation.

Each named executive officer’s total incentive award is based on a market benchmarking process, Citi’s overall achievements, and individual executive performance against applicable goals. Target compensation is aligned through a market benchmarking process, with market rates of pay adjusted to reflect each named executive officer’s experience and scope of role as the starting point for incentive pay. Each named executive officer’s performance is evaluated against the four pillars and is informed by metrics contained in the executive’s scorecard. The Compensation Committee then considers how performance in each pillar impacts the incentive compensation amount and written narrative assessments for each of the four pillars are completed linking pay to performance. The Compensation Committee completes this assessment for our CEO and contributes to the assessments for our other executive officers.

Under our compensation framework, our Compensation Committee uses a five-step process when making final determinations regarding named executive officer incentive compensation. The steps are illustrated in the following graphic and summarized immediately below the graphic.

Citi 2024 Proxy Statement

Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation	97

Step 1 – Goal Setting for Scorecards

●  The Compensation Committee approves scorecard goals for each named executive officer early in the annual compensation cycle. The goals fall into four performance pillars: Risk and Control, Financial, Client and Franchise, and Leadership. The type and number of goals for each pillar vary by named executive officer, based on the nature of his or her position:

➢  Risk and Control goals include:

✓  Risk and control behavior assessment

✓  Risk limits and controls performance

✓  Anti-money laundering and other specific regulatory criteria

✓  Progress on regulatory remediation programs

➢   Financial goals include:

✓  Company-wide goals for all NEOs that reflect our annual business plan

✓  Business unit-specific goals for NEOs who are business unit leaders that reflect annual plans for our individual business units

➢  Client and Franchise goals include:

✓  Goals relating to metrics that are important to the strength of the franchise and, for executives who are business leaders, goals relating to growth in our client relationships

✓  Diversity and other human capital management goals

➢   Leadership goals include:

✓  Leadership values, based on our Leadership Principles can be found at www.citigroup.com/global/about us

Step 2 – Evaluation of Market Pay

●  The Compensation Committee reviews prior year market pay to determine a market benchmark for each named executive officer role. Ranges are developed based on public information and third-party market surveys of compensation for the same or comparable roles at peer firms. This market benchmark is then adjusted based on the scope of the role at Citi and experience of the executive.

●  This practice helps us set named executive officer pay at levels that reflect market rates based on tenure, experience, and the skill set of each executive.

Step 3 – Performance Assessment

●  At the end of each year, a named executive officer’s performance against each goal is assessed. A performance rating is assigned for each performance pillar.

●  Each named executive officer is categorized into one of four risk classifications.

●  The Compensation Committee rates the CEO’s performance, and the CEO and Compensation Committee rate the performance of the other NEOs.

Step 4 – Linking Performance to Compensation

●  The Compensation Committee then applies each named executive officer’s performance rating for each pillar against the prescribed compensation adjustment range to determine an appropriate compensation adjustment for each pillar. The net aggregate compensation adjustments are then applied to the adjusted market benchmark to determine a forecasted compensation amount.

●  The Compensation Committee retains the authority to further adjust pay to reflect unusual performance outcomes that are not within the scope of the four pillars.

●  The Compensation Committee further adjusts pay to reflect any required impacts under our Accountability
Framework.

Step 5 – Compensation Committee Determination

●  The Compensation Committee approves performance ratings, and compensation adjustments.

●  The Compensation Committee, exercising its fiduciary judgment, determines the final award amount for each named executive officer.

Our Compensation Peer Group

Our vision for Citi is to be the preeminent bank for institutions with cross-border needs, a global leader in wealth, and a major player in consumer payments and lending in our home market.

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98	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation

Because of our need to compete in the market for talent while at the same time aligning compensation with performance, considering the compensation decisions and performance achievements of peers is a key fact in Citi’s compensation decisions. The Compensation Committee considers named executive officer compensation in the context of pay levels and performance at a 13-member peer group and a smaller core peer group consisting of five U.S.-based global banks with lines of business and scale similar to ours.

The Compensation Committee, with input from its independent compensation consultant, established our compensation peer group. The Compensation Committee evaluates the compensation peer group on an annual basis to ensure that the group continues to be appropriate. The Compensation Committee continues to believe that a U.S.-based peer group reflects the relevant market for executive talent and the relevant regulatory environment for our executive compensation.

We chose the peers because they operate in one or more lines of business that are similar to ours and compete in similar labor markets. In selecting the compensation peer group, the Compensation Committee uses size-based metrics as primary screening criteria among financial services firms. Citigroup’s size relative to its full peer group is generally near or above the 75th percentile but is closer to median when compared to its core peers. Citi’s business is relatively complex compared to peers because of the global scope and depth of its business.

2023 COMPENSATION PEER GROUP
AIG (AIG)	Goldman Sachs (GS)	Prudential (PRU)
American Express (AXP)	JPMorgan Chase (JPM)	U.S. Bancorp (USB)
Bank of America (BAC)	MetLife (MET)	Wells Fargo (WFC)
BNY Mellon (BK)	Morgan Stanley (MS)
Capital One (COF)	PNC (PNC)

In evaluating the market for named executive officer compensation, the Compensation Committee focuses primarily on compensation for comparable roles at the U.S.-based global banks with lines of business and scale similar to ours: Bank of America, Goldman Sachs, JPMorgan Chase, Morgan Stanley, and Wells Fargo. The information is compiled with the assistance of an outside third-party survey firm using a proprietary database.

Citi 2024 Proxy Statement

Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation	99

Clawback Provisions

Incentives awarded to the NEOs and other employees include multiple provisions permitting Citi to cancel or claw back the awards under a range of adverse outcomes. These provisions did not significantly change in 2023. The following lists the principal triggers.

POTENTIAL TRIGGER	PERFORMANCE SHARE UNITS	DEFERRED STOCK AWARDS
Misconduct or materially imprudent judgment that caused harm to any of our business operations, or that resulted or could result in regulatory sanctions, including either failure to supervise employees who engaged in such behavior or failure to escalate such behavior.
Significant responsibility for a Material Adverse Outcome (MAO).
Award received based on materially inaccurate publicly reported financial statements.
Employee knowingly engaged in providing materially inaccurate information relating to publicly reported financial statements.
Material violation of any risk limits established or revised by senior management and/or risk management.
Gross misconduct.
Intentional misconduct or fraud that requires the restatement of previously filed financial statements.

Material Adverse Outcome includes occurrences that lead to a 5% or more reduction in revenue or net income for the Company for any fiscal quarter. The Material Adverse Outcome performance-based vesting condition is not applicable to PSUs, which include other performance-based vesting conditions.

In addition to the cancellation and clawback provisions described in the table above, to comply with UK and E.U. regulatory guidance, additional cancellation and clawback terms are applicable to Messrs. Morton’s and Ybarra’s incentive awards covering various compliance issues.

We will consider making public disclosures whenever a decision has been made to cancel deferred compensation payable to an executive officer because he or she had significant responsibility for a Material Adverse Outcome or otherwise.

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100	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation

Compensation Governance Practices

We have strong compensation governance practices that are regularly refined as a result of engagement with stockholders and regulators and our attention to evolving best practices.

CITI’S PRACTICES	PRACTICES WE AVOID

   Performance-based compensation. For 2023, variable performance-based incentive compensation was more than 90% of CEO annual compensation. 85% of incentive compensation is delivered in deferred equity or equity-linked units, and the equity-linked units are subject to vesting based on three-year performance-based financial metrics and 60% of incentive compensation for our other NEOs is paid on a deferred basis and delivered in deferred equity or equity-linked units.

   Operational performance metrics. Our PSU program includes two performance metrics – return on tangible common equity and tangible book value per share – that are operational metrics used by investors to assess our performance. We disclose the target goals for the metrics at the start of the performance period to enable stockholders to assess the rigor of our goals. Targets for 2023 PSU awards are described on page 91.

   Equity-based compensation. Seventy percent of the total CEO incentive opportunity is awarded as equity-based, deferred long-term incentive compensation.

   Rigorous performance-assessment process. CART facilitates a rigorous performance-assessment process under which the Compensation Committee participates in the development of a comprehensive written analysis of executive officer performance in respect of the four pillars.

   Rigorous targets. Our PSU target goals generally require operational improvements for target payout.

   Stockholder transparency. We provide transparency in our annual proxy statement concerning the process and metrics evaluated by the Compensation Committee in determining incentive compensation for our NEOs. For example, we disclose the performance goals for our PSU program at the beginning of each three-year performance cycle. Our extensive disclosure of individual named executive officer performance describes the rigorous process we use for determining compensation.

   No excessive perks. We do not provide excessive perquisites such as free personal use of private aircraft or special executive medical benefits.

   No executive pensions. Executive officers are not eligible for additional pensions under executive retirement programs.

   No hedging or pledging of Citi stock. We have a blanket prohibition against hedging or pledging our common stock by executive officers and also prohibit our executive officers from engaging in speculative trading in Citi common stock.

   No tax gross-ups. We do not allow tax gross-ups except through our tax equalization program for expatriates, which is available to all salaried employees.

   No multi-year compensation guarantees. We avoid features that could incentivize imprudent risk-taking, such as multi-year guarantees.

   No “single trigger” upon a change of control. Our stock incentive plan has a “double trigger” change-of-control feature, meaning that both a change of control of Citigroup and an involuntary termination of employment not for gross misconduct must occur for awards to vest.

   No change-of-control or other “golden parachute” agreements. Executive officers do not have special agreements covering their compensation in the event of a change of control.

   Termination pay limits. Executive officers are not entitled to severance pay upon termination of employment in excess of broad-based benefits. In the U.S. those benefits are capped at $500,000. Since 2002, the Company has been prohibited without the approval of its stockholders from entering into an employment agreement with an executive officer that provides, upon a termination of employment following a change-of-control, cash payments in excess of three times the executive officer’s taxable income.

Citi 2024 Proxy Statement

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   Risk and control management. Effective management of risk and control is a key driver in determining compensation for executive officers.

   Regulatory requirements. Our governance practices are designed to comply with the principles for sound incentive compensation practices promulgated by our regulators, who provide ongoing oversight and engagement in respect of those practices.

   Clawbacks. Our PSUs and Deferred Stock Awards are subject to clawbacks, as described on page 99.

   Stock ownership commitment. Under our policies, executive officers are required to hold at least 75% of the net after-tax shares acquired through our incentive compensation programs as long as they are executive officers.

   Post-employment stock holding requirement. Our policies require each executive officer to retain at least 50% of the shares subject to the stock ownership commitment for one year after ceasing to be an executive officer, even if he or she is no longer employed by us.

   Peer group review. The Compensation Committee annually evaluates our industry peer group to ensure that inclusion of each member continues to be appropriate for compensation benchmarking purposes.

   Compensation Committee independent advice and executive sessions. An independent compensation consultant attends Compensation Committee meetings and provides the Compensation Committee with advice. The Compensation Committee regularly meets in executive session without management present, both with and without its independent advisor.

   Annual risk assessment. As part of our governance process, all our incentive compensation plans throughout the world are analyzed through a central risk management model developed and administered by a third-party consultant with input from us.

   Governance. We have strong compensation governance practices, including a disciplined and systematic process for taking risk into account in compensation decisions. The Board of Directors reviews all stockholder proposals, including those related to executive compensation.

   No unearned dividends paid. We pay dividend equivalents on our PSUs and Deferred Stock Awards only if and when the underlying awards are earned and delivered. The dividend rate is the same for the executive officers as for other stockholders.

   No extensive use of employment agreements. Except as required by law, we do not use fixed-term employment agreements for executive officers. Agreements with executive officers may not provide for post-retirement personal benefits of a kind not generally available to other employees or retirees.

   No “springloading” of equity awards. Citi does not time the granting of equity awards to take advantage of information that may enhance their value to recipients.

STOCKHOLDER ENGAGEMENT AND STOCKHOLDER FEEDBACK

Our executive compensation program reflects feedback received from investors through an extensive stockholder engagement process.

The chair of the Compensation Committee and management conduct regular stockholder engagement to solicit feedback on compensation and governance. In 2023, we held two rounds of stockholder engagement with holders of meaningful percentages of our outstanding shares.

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102	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation

●  Spring 2023: Following the awards for 2022 performance but in advance of our 2023 Annual Meeting, Mr. Dugan, our Board Chair, who was then chair of our Compensation Committee, joined by the Chair of our Risk Management Committee, who was a member of the Compensation Committee, and is the New Chair of the Compensation Committee, led a stockholder outreach effort seeking feedback on the executive compensation awards. In this round of engagement, we reached out to stockholders representing approximately 38% of our outstanding shares and spoke to stockholders representing approximately 34.4% of our outstanding shares. The feedback we received on our executive pay program was broadly favorable, reflecting the numerous changes made in previous years in direct response to stockholder comments. Noting no concerns that merited discussion, investors representing approximately 3.5% of our outstanding shares declined our invitation to participate in the Spring 2023 engagement effort.

●  Fall/Winter 2023: In the Fall of 2023, we conducted a second round of engagement with stockholders representing approximately 21% of our outstanding shares in a series of meetings that focused on executive compensation as well as sustainability issues, including climate change and Citi’s net zero plan and human capital management. In the area of human capital management, the topics included our racial equity audit, diverse representation in senior roles at Citi, talent development and succession planning and gender pay equity.

OUR SAY ON PAY RESULTS

While we strive to continuously improve our practices, we were pleased with the positive feedback from our stockholders and their endorsement of our executive compensation program, which resulted in an 92.66% favorable say on pay vote at our 2023 Annual Meeting.

OUR INDEPENDENT COMPENSATION CONSULTANT

FW Cook has been the Compensation Committee’s independent advisor since 2012. FW Cook provides no services to us other than its services to the Board of Directors, has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure it maintains its independence. Representatives of FW Cook attended all Compensation Committee meetings during 2023, including executive sessions as requested, and engaged with Compensation Committee members between meetings. FW Cook advised the Compensation Committee regarding the compensation awarded to the CEO and other executive officers. FW Cook also provided extensive guidance and analysis regarding the Compensation Committee’s and the Board of Director’s responses to our advisory say on pay votes, offered market insights, and provided advice to the Compensation Committee on our executive compensation plan design and the presentation of our programs to stockholders through the investor outreach process described earlier as well as required SEC disclosures. FW Cook also provides advice to the Board of Directors on non-executive director compensation. Pursuant to SEC and NYSE rules, the Compensation Committee assessed the independence of FW Cook, most recently in March 2023, and determined that FW Cook is independent from our management and that its work for the Compensation Committee has not raised any conflicts of interest.

TAX DEDUCTIBILITY OF INCENTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation paid to our NEOs for U.S. federal income tax purposes, generally to $1 million per year. Further, once any of our employees is considered a “covered employee” under Section 162(m) of the Internal Revenue Code, that person will remain a “covered employee” so long as the person receives compensation from Citi.

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The Compensation, Performance Management and Culture Committee Report

The Compensation Committee has evaluated the performance of and determined the compensation for the CEO, approved the compensation of executive officers, and approved the compensation structure for other members of senior management and other highly compensated employees. The Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with members of senior management and, based on this review, the Compensation Committee recommended to the Board of Directors of Citigroup Inc. that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and Proxy Statement on Schedule 14A filed with the SEC.

The Compensation, Performance Management and Culture Committee:

Duncan P. Hennes (Chair)
Peter B. Henry
Renée J. James
Gary M. Reiner
Diana L. Taylor
Casper W. von Koskull

Dated: March 15, 2024

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104	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation

2023 Summary Compensation Table and Compensation Information

2023 Summary Compensation Table

The following table shows the compensation for 2023 and applicable prior years for Citi’s CEO, CFO, the three other most highly compensated executive officers as of December 31, 2023 and one person who would have been named but who ceased to be an executive officer during the year. These six individuals are referred to in this Proxy Statement as Citi’s NEOs.

Name and Principal Position(1)	Year	Salary ($)		Bonus(2) ($)	Stock Awards(3) ($)		Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Jane Fraser CEO	2023	$1,500,000		$3,675,000	$18,701,013		$1,562,500	$—	$19,800	$25,458,313	(7)
	2022	$1,500,000		$3,450,000	$15,533,265		$1,562,500	$—	$18,300	$22,064,065
	2021	$1,333,333		$6,350,000	$11,215,773		$1,562,500	$—	$79,718	$20,541,324
Mark Mason CFO	2023	$1,000,000		$4,930,000	$7,535,196		$1,001,378	$2,122	$19,800	$14,488,496
	2022	$1,000,000		$5,216,000	$7,201,834		$1,608,239	$1,792	$18,300	$15,046,165
	2021	$750,000		$4,644,000	$7,106,691		$844,167	$1,167	$17,400	$13,363,425
Andrew Morton(8) Head of Markets	2023	$7,708,719	(9)	$1,081,628	$11,610,885		$3,895,621	$—	$292,612	$24,589,465
Anand Selvakesari(8) Chief Operating Officer	2023	$1,000,000		$4,682,600	$6,560,070		$2,471,645	$—	$28,931	$14,743,246
	2022	$1,000,000		$4,541,000	$6,050,533		$2,894,687	$—	$18,300	$14,504,520

Andy Sieg(8) Head of Wealth	2023	$268,493		$4,400,000	$9,440,673		$—	$769	$—	$14,109,935

Paco Ybarra(10) Former CEO, Institutional Clients Group	2023	$8,048,408	(11)	$1,193,909	$15,618,292	(12)	$4,583,066	$26,373	$25,611	$29,495,659
	2022	$7,963,258		$—	$6,608,123		$4,334,073	$—	$21,611	$18,927,065
	2021	$8,973,981		$—	$4,809,382		$4,684,706	$—	$23,466	$18,491,535
(1)	The principal position for each named executive officer is the position he or she held on December 31, 2023. Mr. Ybarra was not a Citi executive officer on December 31, 2023, but his 2023 and prior-year compensation is required to be disclosed under SEC rules.
(2)	Amounts in this column show cash bonuses for service in the listed year.
(3)	In accordance with SEC rules, the amounts in this column for 2023 are the aggregate grant date fair values of PSUs and Deferred Stock Awards awarded during 2023 under the 2019 Stock Incentive Plan, even where performance related to 2022. SEC rules require the presentation of equity awards granted during calendar year 2023, not equity awards made in respect of performance in 2023. The separate grant date value of each award shown in the Stock Award column is disclosed in the 2023 Grants of Plan-Based Awards Table on page 106. The aggregate grant date fair values of the awards shown in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The assumptions made, if any, when calculating the amounts in this column are found in Note 7 to the Consolidated Financial Statements of Citigroup Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2023. The amounts reported in the Summary Compensation Table for the PSUs are the values at the grant date as determined in accordance with ASC 718, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the nominal amounts of the awards made by the Compensation Committee, which are divided by the Citi common stock price as

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determined on the grant date to yield a target number of PSUs. The values of the PSUs at the 2023 grant date awarded for 2022 performance and shown in the 2023 Summary Compensation Table, assuming that the highest levels of performance conditions are achieved, are: Ms. Fraser, $17,250,000; Mr. Mason, $5,868,000; and Mr. Selvakesari, $5,108,625
(4)	The amounts shown in this column represent the cash settled amounts of the first and second tranches of each Transformation Bonus Award, Deferred Cash Award and notional interest considered earned by the Named Executive Officer in the applicable year, even though the awards were granted in prior years in respect of prior-year service. Deferred Cash Awards were granted to executives (1) who are not eligible for PSUs, which were awarded only to the CEO and executives who report directly to her or (2) whose compensation is designed to comply with UK and E.U. regulatory guidance, such as Messrs. Morton and Ybarra. Generally, these awards vest in equal portions over four years and are credited with notional interest at market rates, subject to regulatory requirements. In addition, Ms. Fraser and Mr. Selvakesari were granted special deferred incentive awards in 2019, which are included in the amount shown for them in this column. No notional interest is paid in connection with Ms. Fraser’s or Mr. Selvakesari’s special award. Ms. Fraser and Mr. Sieg were not eligible for Transformation Bonus Awards. The table below shows the portion of the amount set forth in the column that represents each such component of compensation.
Name	Deferred Cash Award	Notional Interest	Transformation Bonus Award
Jane Fraser	$1,562,500	—	—
Mark Mason	—	$1,378	$1,000,000
Andrew Morton	$3,156,934	—	$738,687
Anand Selvakesari	$1,448,356	$23,289	$1,000,000
Andy Sieg	—	—	—
Paco Ybarra	$3,752,044	—	$831,022
Messrs. Morton and Ybarra’s Transformation Bonus Awards reflect 80% and 90% respectively of the second tranche of the Transformation Bonus Award because the payment of this award is designed to comply with UK and E.U. regulatory guidance. Messrs. Morton and Ybarra’s Deferred Cash Awards are denominated in British pounds because they relate to their service in London. They are shown as converted from British pounds to U.S. dollars at the December 31, 2023, conversion rate used to prepare Citi’s financial statements (1 British pound = 1.2748 U.S. dollars). A portion of Mr. Selvakesari’s Deferred Cash Awards are denominated in Singapore dollars because they relate to his service in Singapore. They are shown as converted from Singapore dollars to U.S. dollars at the December 31, 2023, conversion rate used to prepare Citi’s financial statements (1 Singapore dollar = 0.7591 U.S. dollars). Our Transformation Bonus Program awards are described in more detail on pages 94 to 95.
(5)	These amounts represent the increases in the present value of pension benefits for Messrs. Mason, Sieg, and Ybarra, as more fully described in the 2023 Pension Benefits Table. The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.
(6)	Set forth below is a breakdown of All Other Compensation for 2023 (including personal benefits):
Name	401(k) Plan Matching Contribution/DC Plan ($)	Tax Reimbursement Costs ($)	Temporary Living & Home Leave ($)	Housing/ Cost of Living Allowance ($)	Relocation Expenses ($)	Total ($)
Jane Fraser	$19,800	—	—	—	—	$19,800
Mark Mason	$19,800	—	—	—	—	$19,800
Andrew Morton	$35,590	$146,464	—	—	$110,558	$292,612
Anand Selvakesari	$19,800	$5,049	—	—	$4,082	$28,931
Andy Sieg	—	—	—	—	—	—
Paco Ybarra	$25,611	—	—	—	—	$25,611
Except for Mr. Ybarra, the NEOs received 401(k) plan matching contributions pursuant to the formula applicable to all eligible U.S. employees. In addition to a 401(k) plan matching contribution, Mr. Morton also received a UK-based employer contribution from a broad-based retirement plan and is determined according to a generally applicable formula. The amount in the table for Mr. Ybarra is a taxable cash payment in lieu of an employer contribution to a broad-based retirement plan and is determined according to a generally applicable formula. The amounts shown are converted from British pounds to U.S. dollars at the December 31, 2023, conversion rate used to prepare Citi’s financial statements (1 British pound = 1.2748 U.S. dollars).
(7)	The amounts shown for 2023 relative to prior years reflect, in part, a change in the form of Ms. Fraser’s incentive compensation beginning in 2022. Specifically, the timing of amounts reported as bonus and as stock awards changed by reason of the change in the form of Ms. Fraser’s 2022 incentive compensation from 30% cash to 15% cash.
(8)	2021 compensation amounts for Messrs. Morton, Selvakesari, and Sieg, and 2022 amounts for Messrs. Morton and Sieg are not required to be disclosed because they were not NEOs for those years.

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106	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation
(9)	The Salary column for Mr. Morton shows base salary plus a fixed role-based allowance delivered in cash for this his working in London. Role-based allowances within the UK are awarded based on certain guidelines related to the significance of the role. Mr. Morton’s base salary and role-based allowance through November 1, 2023 were paid in British pounds, and the portion is shown as converted from British pounds to U.S. dollars at an average 2023 conversion rate (1 British pound = 1.2382 U.S. dollars).
(10)	Mr. Ybarra ceased his Section 16 Officer status on September 13, 2023.
(11)	The Salary column for Mr. Ybarra shows base salary plus a fixed role-based allowance delivered in cash. Role-based allowances within the UK are awarded based on certain guidelines related to the significance of the role. Mr. Ybarra’s base salary and role-based allowance are paid in British pounds, and the total is shown as converted from British pounds to U.S. dollars at an average 2023 conversion rate (1 British pound = 1.2382 U.S. dollars).
(12)	The amounts shown for 2023 relative to prior years reflect, in part, a change in the form of Mr. Ybarra’s incentive compensation beginning in 2022. Specifically, the portion of Mr. Ybarra’s 2022 incentive compensation that was delivered in the form of stock awards changed from 55% to 100%.

2023 Grants of Plan-Based Awards

The table below provides information regarding awards granted by the Compensation Committee to the NEOs in 2023.

						All Other Stock		Grant Date Fair
		Estimated Future Payouts Under Equity				Awards; Number of		Value of Stock
		Incentive Plan Awards				Shares of Stock or		and Option
		Threshold	Target		Maximum	Units		Awards(1)
Name	Grant Date	(#)	(#)		(#)	(#)		($)
Jane Fraser	2/16/2023	—	158,140	(2)	158,140	—		$8,050,000
	2/16/2023	—	225,915	(3)	338,872	—		$10,651,013
Mark Mason	2/16/2023	—	76,850	(2)	76,850	—		$3,912,000
	2/16/2023	—	76,850	(3)	115,275	—		$3,623,196
Andrew Morton	2/16/2023	—	233,035	(2)	233,035	—		$10,589,335
	2/20/2023	—	22,231	(4)	22,231	—		$1,021,550
Anand Selvakesari	2/16/2023	—	66,905	(2)	66,905	—		$3,405,750
	2/16/2023	—	66,905	(3)	100,357	—		$3,154,320
Andy Sieg	10/5/2023	—	—		—	237,143	(5)	$9,440,673
Paco Ybarra	2/16/2023	—	321,225	(2)	321,225	—		$14,596,742
	2/20/2023	—	22,231	(4)	22,231	—		$1,021,550

(1)	The assumptions used in determining grant date fair value are the same as those set forth in footnote 3 to the 2023 Summary Compensation Table. These amounts do not necessarily represent the actual value that may be realized by the named executive officer. The amounts reported in the 2023 Grants of Plan-Based Awards table for the PSUs are the values at the grant date under applicable accounting principles, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the nominal amount of the awards made by the Compensation Committee, which is divided by the Citi common stock price as determined on the grant date to yield a target number of PSUs.
(2)	These Deferred Stock Awards were granted under the 2019 Stock Incentive Plan for performance in 2022. More detailed information about the terms of these awards appears on page 93.
(3)	These awards are PSUs for performance in 2022. More detailed information about the terms of these awards appears on pages 91 and 92, except that the performance metrics for these awards are as follows:

Average RoTCE 2023-2025	Cumulative TBVPS 2023-2025	Percentage of Target PSUs Earned
Less than 5.0%	Less than or equal to $235.00	0%
5% to 10%	$245.00	50%
10% to 11%	$265.00 less than $275.00	100%
11% or more	$285.00 or more	150%

(4)	Granted in relation to the amount of the first tranche of each Transformation Bonus Award to comply with UK and E.U. regulatory guidance.
(5)	Deferred Stock Award associated with the replacement of forfeited equity from prior employer.

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Outstanding Equity Awards at December 31, 2023

The market values below were computed using the closing price of Citi common stock on December 31, 2023, which was $51.44.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Jane Fraser	2/13/2020	11,405	(1)	$586,673	—		—
	2/11/2021	—		—	39,595	(2)	$2,036,767
	2/11/2021	79,190	(3)	$4,073,534	—		—
	2/10/2022	—		—	47,721	(4)	$2,454,768
	2/10/2022	—		—	159,071	(5)	$8,182,612
	2/16/2023	—		—	158,140	(6)	$8,134,722
	2/16/2023	—		—	225,915	(7)	$11,621,068
Mark Mason	2/13/2020	9,602	(1)	$493,927	—		—
	2/11/2021	—		—	25,088	(2)	$1,290,527
	2/11/2021	50,177	(3)	$2,581,105	—		—
	2/10/2022	—		—	39,263	(4)	$2,019,689
	2/10/2022	—		—	52,350	(5)	$2,692,884
	2/16/2023				76,850	(6)	$3,953,164
	2/16/2023	—		—	76,850	(7)	$3,953,164
Andrew Morton	2/14/2019	10,906	(8)	$561,005
	2/13/2020	—		—	23,801	(9)	$1,224,323
	2/11/2021	—		—	57,097	(10)	$2,937,070
	2/10/2022	—		—	53,529	(11)	$2,753,532
	2/16/2023	—		—	233,035	(12)	$11,987,320
	2/20/2023	—		—	22,231	(13)	$1,143,563
Anand Selvakesari	2/13/2020	4,660	(1)	$239,710	—		—
	2/11/2021				14,068	(2)	$723,658
	2/10/2022	—		—	32,986	(4)	$1,696,800
	2/10/2022	—		—	43,981	(5)	$2,262,383
	2/16/2023				66,905	(6)	$3,441,593
	2/16/2023	—		—	66,905	(7)	$3,441,593
Andy Sieg	10/5/2023	—		—	237,143	(14)	$12,198,636
Paco Ybarra	2/14/2019	15,945	(8)	$820,211
	2/13/2020	—		—	30,119	(9)	$1,549,321
	2/11/2021	—		—	50,187	(10)	$2,581,619
	2/10/2022	—		—	86,766	(15)	$4,463,243
	2/16/2023	—		—	321,225	(12)	$16,523,814
	2/20/2023				22,231	(13)	$1,143,563

(1)	This Deferred Stock Award vested in four equal annual installments beginning on January 20, 2021.
(2)	This Deferred Stock Award vests in four equal annual installments beginning on January 20, 2022.
(3)	These are the PSUs awarded in 2021 and discussed on page 93. This PSU award vests in three equal annual installments beginning on January 20, 2022, subject to performance conditions based on return on tangible common equity and tangible book value per share. The value of earned PSUs is delivered in full after the end of the three-year performance period. Based on attainment of the performance metric of the award, 100 percent of the target number of units was delivered to each executive. The performance period for the award ended on December 31, 2023. The table presents the award values at December 31, 2023 and realized values of the awards.
(4)	This Deferred Stock Award vests in four equal annual installments beginning on January 20, 2023.

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108	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation
(5)	This PSU award vests in three equal annual installments beginning on January 20, 2023, subject to performance conditions based on return on tangible common equity and tangible book value per share. The value of earned PSUs is delivered in full after the end of the three-year performance period. The table includes the entire value of PSUs assuming that 100% of target for both performance metrics is achieved and the Citi common stock price at December 31, 2023, remains unchanged through the end of the performance period in 2024.
(6)	This Deferred Stock Award vests in four equal annual installments beginning on January 20, 2024.
(7)	This PSU award vests in three equal annual installments beginning on January 20, 2024, subject to performance conditions based on return on tangible common equity and tangible book value per share. The value of earned PSUs is delivered in full after the end of the three-year performance period. The table includes the entire value of PSUs assuming that 100% of target for both performance metrics is achieved and the Citi common stock price at December 31, 2023, remains unchanged through the end of the performance period in 2025.
(8)	This Deferred Stock Award vested in five equal annual installments beginning on February 20, 2020, subject to a six-month holdback period after each vesting date.
(9)	This Deferred Stock Award vests in five equal annual installments beginning on February 20, 2021, subject to a six-month holdback period after each vesting date.
(10)	This Deferred Stock Award vests in five equal annual installments beginning on February 20, 2022, subject to a six-month holdback period after each vesting date.
(11)	This Deferred Stock Award vests in four equal annual installments beginning on February 20, 2023, subject to a twelve-month holdback period after each vesting date.
(12)	This Deferred Stock Award vests in five equal annual installments beginning on February 20, 2024, subject to a six-month holdback period after each vesting date.
(13)	Deferred stock granted pursuant to the Transformation Bonus Award Plan for UK participants and vests in five equal annual installments beginning on February 20, 2024.
(14)	This Deferred Stock Award associated with the replacement of forfeited equity from prior employer vests in annual installments beginning on February 20, 2025.
(15)	This Deferred Stock Award vests in five equal annual installments beginning on February 20, 2023, subject to a six-month holdback period after each vesting date.

Stock Vested in 2023

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Jane Fraser	78,628	$3,797,670
Mark Mason	41,872	$2,067,247
Andrew Morton	70,868	$3,644,047
Anand Selvakesari	35,092	$1,652,183
Andy Sieg	—	—
Paco Ybarra	83,973	$4,317,894

(1)	The values in the Stock Awards columns reflect, for each named executive officer, the number of shares underlying Deferred Stock Awards that were settled in 2023, and the value of shares delivered in settlement thereof. No PSUs settled in 2023.

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2023 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Jane Fraser	N/A	N/A	N/A	N/A
Mark Mason	The Citigroup Pension Plan	6.0	$52,835	—
Andrew Morton	N/A	N/A	N/A	N/A
Anand Selvakesari	N/A	N/A	N/A	N/A
Andy Sieg(2)	The Citigroup Pension Plan	2.0	$19,125	—
Paco Ybarra	The Retirement Plan for Specified Non-United States International Staff of Citibank, N.A. and Participating Companies (International Staff Plan)	13.8	$411,874	—
(1)	The mortality table, plan discount rate, interest crediting rate, and payment form assumptions used in determining the present value of The Citigroup Pension Plan and International Staff Plan benefits are the same as the year-end 2023 assumptions used to prepare Note 8 to the Consolidated Financial Statements of Citigroup Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2023. Benefits in the 2023 Pension Benefits Table have been calculated using a normal retirement age of 65, as defined in the plans.
(2)	Mr. Sieg was previously employed by Citigroup from 2005 through 2009.

Citi’s policy is that executives should accrue retirement benefits on the same basis generally available to Citi employees under Citi’s broad-based, tax-qualified retirement plans. Citi has not granted extra years of credited service under any retirement plan to any of the NEOs. Ms. Fraser and Messrs. Selvakesari and Morton have never been eligible to participate in a defined benefit pension plan under the terms of Citi’s broad-based retirement programs in effect in their employment countries; they have participated only in defined contribution retirement plans since the commencement of their employment at Citi.

The following describes the pension plans listed in the 2023 Pension Benefits Table.

The Citigroup Pension Plan. The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all eligible U.S. employees. Effective December 31, 2006, The Citigroup Pension Plan was closed to new members and generally ceased benefit accruals effective December 31, 2007. Mr. Mason and Mr. Sieg are eligible for benefits under this plan. Their entire benefits are cash balance benefits.

The Citigroup Pension Plan cash balance benefit is expressed as a hypothetical account balance. Prior to January 1, 2008, the plan generally provided for the annual accrual of benefit credits for most of the covered population, including the covered NEOs, at a rate between 1.5% and 6% of eligible compensation; the benefit credit rate increased with age and service. Eligible compensation generally included base salary and incentive awards, but excluded compensation payable after termination of employment, certain non-recurring payments, and other benefits. Annual eligible compensation was limited by the Internal Revenue Code to $225,000 for 2007 (the final year of cash balance benefit accrual). Interest credits continue to be applied annually to each participant’s account balance; these credits are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service).

Benefits under The Citigroup Pension Plan are payable in annuity form or in other optional forms, including a lump sum, upon termination of employment. The Citigroup Pension Plan’s normal retirement age is 65. The portion of an eligible participant’s benefit determined under the Citibank Retirement Plan formula may be paid upon early retirement, which is defined for this purpose as the first day of the month after the later of the participant’s 55th birthday or the date on which the participant completes a year of service (as defined in the plan).

The Retirement Plan for Specified Non-United States International Staff of Citibank, N.A. and Participating Companies (International Staff Plan). The International Staff Plan is an unfunded, nonqualified deferred compensation plan that was offered to a select group of management or highly compensated employees. The International Staff Plan provided a retirement benefit to internationally mobile staff participating in the Citi Expatriate Program who, due to their mobile status, were ineligible for any other Citi defined benefit retirement plan. Benefits mirrored the Citibank Retirement Plan and, after 1999, The Citigroup Pension Plan. The International Staff Plan closed to new members and generally ceased benefit accruals effective December 31, 2007, like The Citigroup Pension Plan.

www.citigroup.com

110	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation

Mr. Ybarra accrued benefits under the International Staff Plan from 1994 through 2007. From 1994 through 1999, Mr. Ybarra accrued an International Staff Plan benefit determined using the Citibank Retirement Plan formula described above, and from 2000 through 2007, Mr. Ybarra accrued an International Staff Plan benefit determined using The Citigroup Pension Plan cash balance benefit formula previously described. Limits on eligible compensation and benefits imposed by the Internal Revenue Code on tax-qualified retirement plans generally did not apply to International Staff Plan benefit accruals because the International Staff Plan is nonqualified; however, the International Staff Plan was amended over time to include certain limits. Effective January 1, 2000, eligible compensation under the International Staff Plan was limited to $500,000, and effective January 1, 2002, the limit on eligible compensation imposed by the Internal Revenue Code applied to International Staff Plan benefit accruals.

Mr. Ybarra is eligible for early retirement under the Citibank Retirement Plan formula, meaning that he is eligible for a benefit, actuarially reduced for early commencement, under the International Staff Plan commencing upon his termination of employment. He is eligible for an unreduced benefit commencing immediately. The International Staff Plan offered lump sum and life annuity distribution options to participants.

Payments upon Termination or Change of Control

General Policies. Citi does not provide guaranteed executive severance or change of control agreements.

Potential Payments Table. Set forth below is a table showing the estimated value of outstanding awards that would have been delivered over time to each named executive officer employed by Citi on December 31, 2023, had the applicable employment termination or other event occurred on December 31, 2023 and assuming that all award vesting and performance conditions are satisfied. Unless the awards are forfeited, the awards shown in the Potential Payments Table vest on schedule following termination of employment and do not accelerate by their terms except in the case of death. The closing price of Citi’s common stock on December 31, 2023 ($51.44) was used in developing the estimates shown in the Potential Payments Table.

Name	Change of Control of Citigroup	Termination for Gross Misconduct	Involuntary Termination not for Gross Misconduct	Voluntary Resignation or Retirement	Disability or Death
Jane Fraser
Deferred Stock Awards	—	—	$13,212,930	$13,212,930	$13,212,930
Performance Share Units(1)	—	—	$23,877,214	$23,877,214	$23,877,214
Deferred Cash Awards	—	—	—	—	—
Mark Mason
Deferred Stock Awards	—	—	$7,757,307	$7,757,307	$7,757,307
Performance Share Units(1)	—	—	$9,227,153	$9,227,153	$9,227,153
Deferred Cash Awards	—	—	—	—	—
Andrew Morton
Deferred Stock Awards	—	—	$20,606,812	$20,606,812	$20,606,812
Performance Share Units	—	—	—	—	—
Deferred Cash Awards(2)	—	—	$7,567,296	$7,567,296	$7,567,296
Anand Selvakesari
Deferred Stock Awards	—	—	$6,101,761	$6,101,761	$6,101,761
Performance Share Units(1)	—	—	$5,703,976	$5,703,976	$5,703,976
Deferred Cash Awards(3)	—	—	$1,341,216	$1,341,216	$1,341,216
Andy Sieg
Deferred Stock Awards	—	—	$12,198,636	—	$12,198,636
Performance Share Units	—	—	—	—	—
Deferred Cash Awards	—	—	$2,705,993	—	$2,705,993
Paco Ybarra
Deferred Stock Awards	—	—	$27,081,771	$27,081,771	$27,081,771
Performance Share Units	—	—	—	—	—
Deferred Cash Awards	—	—	$9,672,914	$9,672,914	$9,672,914

Citi 2024 Proxy Statement

Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation	111
(1)	The Potential Payments Table includes (a) the value of the PSUs granted in February 2021 assuming that the Citi common stock price at December 31, 2023 remained unchanged through the final vesting date; and (b) the value of the PSUs granted in February 2022 and February 2023 assuming that PSUs are earned at 100% of target levels and that the Citi common stock price at December 31, 2023 remains unchanged through the final vesting date.
(2)	Messrs. Morton’s and Ybarra’s Deferred Cash Awards are denominated in British pounds because they were awarded for years in which they were employed in London. The amounts presented above for Messrs. Morton and Ybarra are shown as converted from British pounds to U.S. dollars at the December 31, 2023 conversion rate used to prepare Citi’s financial statements (1 British pound = 1.2748 U.S. dollars).
(3)	Mr. Selvakesari’s Deferred Cash Awards are denominated in Singapore dollars because they were awarded for years in which he was employed in Singapore. The amounts presented above for Mr. Selvakesari are shown as converted from Singapore dollars to U.S. dollars at the December 31, 2023 conversion rate used to prepare Citi’s financial statements (1 Singapore dollar = 0.7591 U.S. dollars).
Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” by Citi and certain financial metrics. For further information concerning Compensation Philosophy and the relationship between pay and performance at Citi, please see our Compensation Discussion and Analysis, on pages 71 through 102.

	Summary Compensation Table Total(1)		Compensation Actually Paid(2)		Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment on 12/31/19 as of last day of each year indicated:
Year	Jane Fraser	Mike Corbat	Jane Fraser	Mike Corbat			Citi Total Stockholder Return	S&P Financial Index Total Stockholder Return	Net Income ($B)	RoTCE
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	25,458,313	N/A	20,716,290	N/A	19,485,360	19,433,470	$75.19	$133.20	9.2	4.9%
2022	22,064,065	N/A	15,950,982	N/A	15,608,729	14,236,325	$63.22	$118.77	14.8	8.9%
2021	20,541,324	14,054,614	22,536,411	19,942,191	13,359,184	13,181,334	$81.16	$132.75	22.0	13.4%
2020	N/A	22,984,090	N/A	(2,054,816)	14,006,358	10,647,262	$80.36	$98.31	11.0	6.6%

(1)	Values shown are for Ms. Fraser as Citi CEO from February 26, 2021 and for Mr. Corbat as Citi CEO through February 26, 2021.

 (2)

The values shown for Ms. Fraser and Mr. Corbat were determined by the adjustments in the table below

www.citigroup.com

112	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation

	Jane Fraser 2023	Jane Fraser 2022	Jane Fraser 2021	Mike Corbat 2021	Mike Corbat 2020
Total Compensation as reported in Summary Compensation Table (SCT)	$25,458,313	$22,064,065	$20,541,324	$14,054,614	$22,984,090
Pension values reported in SCT	$—	$—	$—	$(6,633)	$(3,914)
Fair value of equity awards granted during fiscal year	$(18,701,013)	$(15,533,265)	$(11,215,773)	$(13,780,581)	$(16,202,576)
Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$—	$—	$—	$—	$—
Fair value of equity compensation granted in current year—value at end of year-end	$16,955,587	$11,957,810	$11,522,259	$14,157,154	$9,472,389
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$2,731	$(325,570)	$49,438	$(153,242)	$17,397
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(2,999,328)	$(2,212,058)	$1,639,163	$5,670,880	$(18,322,202)
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$—	$—	$—	$—	$—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$—	$—	$—	$—	$—
Compensation Actually Paid to CEO	$20,716,290	$15,950,982	$22,536,411	$19,942,191	$(2,054,816)

(3)	2023 compensation amounts include compensation reported for Messrs. Mason, Morton, Selvakesari, Sieg, and Ybarra; 2022 compensation amounts include compensation reported for Messrs. Mason, Ybarra, Selvakesari, and Babej; 2021 compensation amounts include compensation reported for Messrs. Mason, Ybarra, Torres Cantu, and Babej; and 2020 compensation amounts include compensation reported for Ms. Fraser and Messrs. Mason, Ybarra, and Whitaker.

(4)

The values shown for non-CEO NEOs were determined by the adjustments in the table below.

	NEO Averages
	2023	2022	2021	2020
Total Compensation as reported in Summary Compensation Table (SCT)	$19,485,360	$15,608,729	$13,359,184	$14,006,358
Pension values reported in SCT	$(5,853)	$(448)	$(292)	$(16,115)
Fair value of equity awards granted during fiscal year	$(10,153,023)	$(6,477,136)	$(5,531,828)	$(5,514,834)
Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$—	$—	$—	$—
Fair value of equity compensation granted in current year—value at end of year-end	$10,482,486	$5,688,773	$5,650,137	$4,098,053
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$(8,920)	$(36,771)	$—	$(137,636)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(366,580)	$(546,822)	$(295,868)	$(1,788,563)
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$—	$—	$—	$—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$—	$—	$—	$—
Compensation Actually Paid to NEO	$19,433,470	$14,236,325	$13,181,334	$10,647,262

Citi 2024 Proxy Statement

Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation	113

The amounts set forth in the table above illustrate the relationships, for the years indicated, between (1) the compensation actually paid (as defined by SEC rules) to our CEO and other NEOs, and (2) our total stockholder return, Net Income and RoTCE. The relationships evidence the adherence of our compensation decisions to the principles set forth in our Compensation Philosophy, described on page 77.

Specifically:

●	More than half of the compensation of our CEO and other NEOs was granted in an equity-linked award, which aligns our compensation programs, structures and decisions with stockholders’ interests. The value each executive receives is not fixed and delivered until the scheduled payment date.
●	“Compensation actually paid”, as defined by the SEC’s disclosure rules, is linked to changes in our Net Income and RoTCE by virtue of the relationship between those metrics and the value of shares of Citi common stock. However, the “compensation actually paid” in the table above does not reflect the full extent of the alignment between the compensation we actually paid and our total stockholder return, because changes in the value of vested (but unpaid) Deferred Stock Awards are not reflected in “compensation actually paid”. PSUs, for purposes of the table above, do reflect such alignment, as the compensation actually paid for PSUs do fluctuate based on the value of Citi common stock.
●	Changes in the “compensation actually paid” to each executive is most impacted by the historical composition of their compensation packages - specifically, in the percentage of compensation in the form of PSUs granted to each executive. PSUs are granted to our EMT, including for 2023 to EMT members residing in the UK. Three of our six 2023 NEOs were not granted PSUs in 2023.

The following is a tabular list of the financial performance measures that the Company has determined represent the most important financial performance measures used to link compensation actually paid for 2023 to Citi’s performance:

●	RoTCE
●	Tangible Book Value per Share
●	Net Income

RoTCE and Tangible Book Value per Share are the financial metrics that comprise the performance-based vesting conditions for our PSUs, as described on pages 91 to 92. Net Income affects RoTCE and is taken into account as an important factor in our performance assessments, as described above.

www.citigroup.com

114	Proposal 3: Advisory Vote to Approve Our 2023 Executive Compensation

Additional Compensation Disclosures

Our Annual Management Analysis of Potential Adverse Effects of
Compensation Plans

Citi has adopted multiple coordinated strategies to manage the risk of material adverse effects to the franchise through the design and administration of its incentive compensation programs, including those applicable to the NEOs. Those strategies, including regular analyses and reviews by Citi’s Chief Risk Officer and Chief Compliance Officer, are detailed on pages 79 to 80 and 99. On the basis of the foregoing analysis, management has concluded that Citi’s compensation plans are not reasonably likely to have a material adverse effect on Citi.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees to the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

●	For 2023, the median annual total compensation of all employees of our Company (other than the CEO) was $70,731, and the annual total compensation of our CEO was $25,472,477.(1)
●	Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was estimated to be 360.
(1)	This number is the sum of the 2023 total compensation reported in the 2023 Summary Compensation Table and the value of employer contributions to broad-based employee benefit plans not already included in the Summary Compensation Table.

The following summarizes how we calculated our CEO pay:

●	The “median annual total compensation of all employees” is the annual total compensation of a single employee who is at the midpoint of employees ranked in order of compensation amounts. When determining our midpoint, we considered compensation of approximately 240,000 Citi employees (other than the CEO) who were employed by Citi on December 31, 2023, in about 100 countries. We did not exclude any countries and we did not make any adjustments for the cost of living. We applied the data used to determine the 2023 median in the calculation of the 2023 ratio.
●	SEC regulations allow employers to identify the midpoint based on a “consistently applied compensation measure” (CACM). We used 2023 base pay and awards under our incentive compensation plans as our CACM to determine the midpoint of our employee population. We chose this CACM because these two pay elements were consistently available across all countries in which we have employees.
➢	Compensation paid in foreign currency was converted to U.S. dollars using a monthly average.
●	We then calculated the 2023 “annual total compensation” for a group of representative employees with compensation at or very near our 2023 midpoint (our “midpoint group”). We used the 2023 annual total compensation of the employee with 2023 annual total compensation at approximately the median of our midpoint group to determine our CEO pay ratio.
➢	In determining the “annual total compensation” for each employee in our midpoint group, we followed the methodology required under SEC regulations for calculating the total compensation of our NEOs as reported in the Summary Compensation Table and added the value of employer contributions to broad-based employee benefit plans not already included in the Summary Compensation Table.
●	The SEC rules for identifying the median-paid employee and calculating the CEO pay ratio allow companies to apply various methodologies and assumptions and, as a result, the CEO pay ratio reported by Citi may not be comparable to the CEO pay ratio reported by other companies.

Citi 2024 Proxy Statement

115

Proposal 4: Approval of Additional Shares for, and a Term Extension and Restatement of, the Citigroup 2019 Stock Incentive Plan

On the recommendation of the Compensation Committee, the Board of Directors has approved amendments to, and the restatement of, the Citigroup 2019 Stock Incentive Plan (the 2019 Plan). In general, the amendments would: extend the term of the Plan by five years to a date ending on the date of the 2029 Annual Meeting; increase the authorized number of shares available for grant by 30 million; clarify certain provisions with respect to equitable adjustments, minimum vesting requirements, and adjustments in performance conditions in connection with a change in control; and reflect the Company’s adoption of mandatory clawback provisions regarding the recoupment of erroneously awarded incentive compensation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Clawback Provisions). The discussion and description of the 2019 Plan, as amended and restated, that follows is qualified in its entirety by the text of the amended and restated 2019 Plan that is included as Annex B.

Board Recommendation The Board recommends that you vote FOR approval of the amendments to, and restatement of, the Citigroup 2019 Stock Incentive Plan, as described in Proposal 4.

Executive Summary

●	30 million additional shares for issuance under the 2019 Plan are being requested.
●	A five-year extension of the term of the Plan is being requested.
●	Other changes being proposed for approval for the 2019 Plan include: clarifying certain provisions, including those regarding equitable adjustments, minimum vesting requirements, and adjustments in performance conditions in connection with a change in control; and reflecting the Company’s adoption of the Dodd-Frank Clawback Provisions.
●	For 2023, we granted stock-based awards to approximately 12,000 employees. Of the total number of shares subject to such awards, more than 95% were granted to non-section 16 officers.
●	Our equity awards are intended to align incentive compensation programs with Citi’s long-term business objectives, the interests of stockholders, and market practices, to attract and retain employees by providing compensation opportunities that are competitive within the global financial services industry and to provide compensation opportunities that do not create, but rather help to mitigate, incentives to take imprudent risks.
●	For the reasons discussed in our Compensation Discussion and Analysis on pages 72 through 102 above, the amount of compensation paid to our senior executives is performance-based and appropriate. The compensation paid to our senior executives disclosed in this Proxy includes our equity awards.
●	As of March 4, 2024:
➢	12.4 million shares are reserved for issuance and available for grant under the 2019 Plan
➢	No shares are reserved for issuance and available under any other plan
➢	68.9 million shares are subject to outstanding Deferred Stock Awards under the 2019 Plan and its predecessor plans
➢	1,915.4 million total shares of Citi common stock were outstanding.
●	In 2024, we granted Deferred Stock Awards related to 29.3 million shares in respect of 2023 service, compared to Deferred Stock Awards related to 34.3 million shares in respect of 2022 service.
●	We have strong equity award practices, including a minimum one-year vesting requirement applicable to at least 95% of the shares granted under the 2019 Plan, stringent change of control provisions, and an annual limit on the number of shares and SARs that may be granted to employees. The 2019 Plan has a fixed number of shares available for grant and limits on dividends and dividend equivalent payments.
●	We propose to add language to the Plan authorizing sub-plans offering tax-qualified awards in certain non-U.S. jurisdictions, including France.

www.citigroup.com

116	PROPOSAL 4: APPROVAL OF ADDITIONAL SHARES FOR, and a TERM EXTENSION AND RESTATEMENT

Our Recent Share Requests

At the 2019 Annual Meeting, stockholders approved the 2019 Plan, including an initial share authorization of 30 million shares. The initial authorization was estimated to be approximately equal to the shares that would no longer be available for grant upon the expiration of the 2014 Stock Incentive Plan (the 2014 Plan); no additional shares were requested at our 2019 Annual Meeting. The initial share authorization under the 2019 Plan was intended to support grant activity for at least one year. At the 2020 Annual Meeting, we requested and received approval for an additional 15 million shares; at the 2021 Annual Meeting we requested and received approval for an additional 20 million shares; at the 2022 Annual Meeting we requested and received approval for an additional 36 million shares; and at the 2023 Annual Meeting we requested and received approval for an additional 28 million shares. In each case, the request was intended to support grant activity for one year. Beginning with incentive compensation for services rendered in 2021, 100% of deferrals for all employees eligible for annual discretionary bonuses were indexed to and paid in Citi stock, where local regulations permit. Previously, some incentive compensation was paid in deferred cash with interest. Our current share request is consistent with our approach on share authorizations, which is to request increases as often as annually but only as needed to support grant activities for at least one year.

Our Equity Award Practices Are Aligned with Stockholder Interests

●	Equity compensation aligns employee and stockholder interests. Citi’s equity awards are a key component of annual incentive awards for thousands of employees worldwide, thereby aligning the interests of stockholders and a broader group of Citi employees (not just senior executives). In 2024, approximately 12,000 employees in 63 countries received equity awards under the 2019 Plan as part of our annual bonus program.
●	Citi has prudent equity award practices.
➢	All deferred equity awards have cancellation and clawback provisions. Citi’s equity awards are subject to cancellation and clawback provisions covering a range of circumstances, as set forth on page 99. In 2023, we added a mandatory clawback policy pursuant to Section 954 of the Dodd-Frank Act and applicable NYSE listing standards for our equity awards to applicable covered executive officers.
➢	Incentive compensation levels at which equity awards are used are consistent with market practices. Equity awards are granted to employees whose annual incentive compensation levels exceed certain thresholds. Those thresholds, and the percentage of annual incentive compensation that is delivered in the form of equity awards, are consistent with market practices used at U.S.-based global banks with lines of business and scale similar to ours.
➢	Stock ownership requirements. Executive officers are generally required to hold at least 75% of the net after-tax shares acquired through Citi’s incentive compensation programs as long as they are executive officers and are required to retain at least 50% of the shares subject to the stock ownership commitment for one year after ceasing to be an executive officer, as a result of leaving Citi employment or otherwise.
➢	Share buybacks offset dilution from equity compensation programs. During 2023, we returned nearly $2 billion in capital to our stockholders through share repurchases.
●	Equity compensation helps Citi to comply with its regulatory obligations. Regulatory guidance in the U.S. and in other countries in which Citi does business provides that a substantial portion of variable compensation awarded to senior executives and other employees whose actions have a material impact on the risk exposure of Citi should be awarded in shares.
●	Equity compensation helps Citi to focus employees on achieving our objectives. By aligning employees’ personal financial circumstances with the interests of Citi’s senior management and stockholders, and giving employees a direct economic stake in the performance of Citi’s stock, we incentivize employees to prioritize helping Citi to achieve the financial goals presented at our 2022 Investor Day and to accomplish our strategic priorities described on page 75.

Citi 2024 Proxy Statement

PROPOSAL 4: APPROVAL OF ADDITIONAL SHARES FOR, and a TERM EXTENSION AND RESTATEMENT	117

Overhang Table

“Overhang” refers to the potential stockholder dilution represented by outstanding employee equity awards and shares available for future grants.

	December 31, 2023	Record Date (March 4, 2024)	April 30, 2024 (estimated)
Simple overhang(1)	5.34%	4.25%	5.81%
Fully diluted overhang(2)	5.07%	4.07%	5.49%

(1)	Simple overhang is the sum of outstanding equity awards and shares available for grant stated as a percentage of common shares outstanding.
(2)	Fully diluted overhang is the sum of outstanding equity awards and shares available for grant stated as a percentage of fully diluted common shares (i.e., common shares outstanding plus outstanding equity awards and shares available for grant under the stock incentive plans).

Run Rate Table

Our run rate is the number of shares subject to equity awards granted during a year stated as a percentage of common shares outstanding for such year, based on annual grant data and the basic weighted average number of common shares outstanding as reported in Citigroup’s Annual Report on Form 10-K for such year.

	2021	2022	2023	Three-year average
Run rates for 12-month periods ending December 31	0.86%	1.32%	1.92%	1.37%

Mitigating Dilution Through Return of Capital

Our burn rate and overhang shown in the preceding Overhang Table and Run Rate Table reflect that our strong history of buying back shares lowers our shares outstanding and consequently increases the burn rate and overhang.

The following table illustrates how share repurchases have offset increases in our Common Stock outstanding attributable to the use of equity awards in our compensation programs:

	2021	2022	2023	2021–2023 Three-Year Average	(1)
(a) Equity-based awards granted(2)	17,535,978	25,729,643	37,029,558	26,765,060
(b) Shares repurchased(3)	(105,498,201)	(55,576,037)	(44,170,867)	(68,415,035)
(c) Common Stock outstanding	1,984,355,194	1,936,986,425	1,903,113,839	—
(d) Common Stock outstanding (adjusted for cumulative repurchases since 2010)(4)	3,159,672,517	3,167,879,785	3,178,178,066	—
(e) Unadjusted burn rate (a/c)(5)	0.9%	1.3%	1.9%	1.4%	(6)
(f) Burn rate adjusted for share repurchases (a/d)(5)	0.6%	0.8%	1.2%	0.9%	(6)
(1)	Average of the underlying figures.
(2)	Reflects the gross number of shares underlying equity-based awards granted during the applicable year. For more information on our share repurchase program and our 2023 equity-based awards, see Note 7 to our consolidated financial statements included in our 2023 Annual Report on Form 10-K.
(3)	Repurchases are subject to the approval of the Federal Reserve Board in the U.S. and past levels of repurchases do not guarantee any particular rate of repurchase in the future.
(4)	We repurchased approximately 1,275.1 million shares of Common Stock from the beginning of 2010 through December 31, 2023.

www.citigroup.com

118	PROPOSAL 4: APPROVAL OF ADDITIONAL SHARES FOR, and a TERM EXTENSION AND RESTATEMENT
(5)	Not adjusted for any future forfeitures or cancellation of awards to satisfy tax withholding requirements, which would further reduce the burn rate if taken into account. During 2021-2023, approximately 40% of share-based awards were canceled or remitted at delivery to satisfy tax withholding requirements.
(6)	Average of underlying burn rates.

2021-2023 AVERAGE BURN RATE*	2023 BURN RATE*

*	Not adjusted for any future forfeitures or cancellation of awards to satisfy tax withholding requirements, which would further reduce the burn rate if taken into account. During 2021-2023, approximately 40% of share-based awards were canceled or remitted at delivery to satisfy tax withholding requirements.

Our Plan Terms Are Aligned with Stockholder Interests

The following features of the 2019 Plan protect the interests of our stockholders:

●	No “evergreen” feature. The 2019 Plan has a fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.
●	Minimum one-year vesting requirement. Our one-year minimum vesting requirement will generally apply to at least 95% of the shares that may be granted pursuant to any type of award.
●	A limit on total annual compensation for Directors. The maximum number of shares subject to awards to an individual Director in a calendar year, taken together with any cash fees paid during the calendar year to the Director for services as a member of the Board of Directors may not exceed $1 million in value, except where the Board of Directors approves a higher limit for a non-executive Board chair.
●	Annual limits on shares and options or stock appreciation rights (SARs) that can be granted to individual employees. The 2019 Plan limits the number of shares subject to stock options and SARs that may be granted in a calendar year to an individual employee to one million shares. Separately, the 2019 Plan limits the number of shares subject to stock awards that may be granted in a calendar year to an individual employee to one million shares.
●	No discounted options or SARs. Option or SAR exercise prices must be at least 100% of fair market value on the date an option or SAR is granted.
●	No repricings or cash buyouts. The 2019 Plan prohibits any “repricing” of any outstanding option or SAR, except with the approval of the stockholders of the Company. The 2019 Plan defines “repricing” to mean (i) any action that constitutes a “repricing” under GAAP or the rules of the NYSE (including any modification or amendment to an outstanding option or SAR that has the effect of reducing its exercise price); (ii) any cancellation of an outstanding option or SAR when its exercise price exceeds its fair market value in exchange for cash; (iii) any cancellation of an option or SAR in exchange for a new option or SAR with a lower exercise price; or (iv) a substitution of a stock award for an option or SAR when its exercise price exceeds fair market value; in each case other than a permitted equitable adjustment.
●	No reload option grants. Reload options are additional options that are granted automatically upon the exercise of previously granted options; options granted under the 2019 Plan may not include a reload feature.
●	No liberal share “recycling.” If an award under the 2019 Plan, or, after April 16, 2019 (the effective date of the 2019 Plan), the 2014 Plan and the 2009 Stock Incentive Plan (the 2009 Plan), is forfeited, cancelled, or expires or is settled without the issuance of shares, the shares subject to such award will be available for future grants under the 2019 Plan. However, the 2019 Plan prohibits re-granting shares withheld or tendered to pay option

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exercise prices, repurchased by the Company with option exercise proceeds, or withheld or tendered to satisfy tax withholding obligations on any award. Also, shares of stock subject to options or SARs that are not issued on settlement may not be re-granted.
●	No dividend or dividend equivalent payments on unvested shares subject to a performance vesting condition. The 2019 Plan permits payment of dividends or dividend equivalents on shares of restricted or deferred stock subject to a performance vesting condition only if and when the underlying shares vest. The 2019 Plan also prohibits the payment of dividends and dividend equivalents on shares subject to outstanding options and SARs.
●	A “double trigger” change of control provision. The 2019 Plan requires that participants must experience an involuntary termination of employment for an award to vest as a result of a change of control of Citigroup Inc. (a “double trigger”). The Compensation Committee has also adopted a policy affirming that no deferred incentive awards to executive officers will vest solely by reason of a change of control of Citigroup Inc.
●	No excise tax gross-ups. The 2019 Plan does not provide for excise tax gross-ups in the event of a change of control of Citigroup Inc., nor do any executive agreements.
●	No liberal definition of change of control. Our definition of “change of control” of Citigroup Inc. requires the consummation, and not merely the approval, of a reorganization, merger, consolidation, or other corporate transaction that results in stockholders of Citigroup Inc. not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from such transaction. Additionally, the 2019 Plan defines a “change of control” of Citigroup Inc. to mean: (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 30% or more of the combined voting power of then outstanding securities of Citigroup Inc.; (ii) specified changes in the majority of the Board (not including the election of Directors whose election or nomination was approved by a majority of the then incumbent Board); (iii) a sale, transfer, or distribution of all or substantially all of the assets of Citigroup Inc., or a dissolution or liquidation of Citigroup Inc.; or (iv) the consummation of a reorganization, merger, consolidation, or other corporate transaction that results in stockholders of Citigroup Inc. not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from the transaction.
●	Ability to adopt sub-plans that facilitate participation by employees located outside the United States. Any special terms or conditions that the Compensation Committee considers necessary or appropriate to accommodate differences in non-U.S. law, tax policy, or custom may be included in a sub-plan that forms a part of the 2019 Plan. We intend to consider the adoption of a sub-plan that would permit the grant of tax-qualified awards in France.

Equity Compensation Plan Information

All of Citi’s outstanding equity awards have been granted under three stockholder-approved plans—the 2019 Plan and two predecessor plans, the 2014 Plan and the 2009 Plan. There are no equity awards outstanding under plans for which stockholder approval was not required or sought. The information below is as of March 4, 2024.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights (in millions)	(b) Weighted-average exercise price of outstanding options, warrants, and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions)
Equity compensation plans approved by security holders	68.9	N/A	12.4
Equity compensation plans not approved by security holders	0	N/A	0
Total	68.9	N/A	12.4

2019 Plan Benefits

Awards under the 2019 Plan are granted by the Compensation Committee in its sole discretion. Therefore, the benefits or amounts that will be received by any particular employee or group of employees in the future is not determinable at this time.

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Description of the Citigroup 2019 Stock Incentive Plan

This summary description of the 2019 Plan, as amended and restated, is qualified in its entirety by reference to the 2019 Plan document, which is included as Annex B. If Proposal 4 is approved by stockholders at our Annual Meeting, we intend to file a registration statement on Form S-8, pursuant to the Securities Act of 1933, as amended, to register the additional shares authorized for grant under the 2019 Plan.

General. The 2019 Plan became effective on April 16, 2019 and will expire on the date of the 2024 annual meeting of stockholders unless this Proposal 4 is approved by stockholders at the 2024 Annual Meeting. The 2019 Plan provides for various types of awards denominated in shares of Citi common stock to Citi employees, officers, and non-employee Directors. The NYSE closing price of a share of Citi common stock on March 4, 2024 was $56.14.

Administration. The 2019 Plan is administered by the Compensation Committee. All members of such Committee or a sub-committee thereof must satisfy the requirements for independence of SEC Rule 16b-3. With respect to participants who are outside Directors, the 2019 Plan is administered by the Board of Directors. The Compensation Committee may delegate some or all of its authority over administration of the 2019 Plan to one or more officers, directors, employees, or another plan administrator except with respect to persons who are Section 16(a) officers. In addition, any special terms or conditions that the Compensation Committee considers necessary or appropriate to accommodate differences in non-U.S. law, tax policy or custom may be included in a sub-plan that forms a part of the 2019 Plan.

Eligibility. All “employees” of Citi—within the broad definition set forth in the instructions to the SEC Form S-8 registration statement, as in effect on April 16, 2019 with respect to the Citi or any of its subsidiaries, but expressly excluding consultants and advisors who are not members of the Board of Directors—generally are eligible to receive awards under the 2019 Plan. Based on worldwide employment at December 31, 2023, approximately 239,000 persons could be eligible to participate in the 2019 Plan. However, participation is discretionary—awards are subject to approval by the Compensation Committee. In general, employees with discretionary annual incentive awards of at least $75,000 are eligible to receive at least 15% of that annual award in deferred stock. For the twelve months ending March 1, 2024, awards were made under the 2019 Plan to 12 non-employee Directors, 18 executive officers, and approximately 12,000 employees worldwide. Former “employees” are eligible to participate in the 2019 Plan, but only with respect to their last year of service or in connection with a sale, spin-off or other similar transaction.

Shares subject to the 2019 Plan. Shares of Citi common stock issued in connection with awards under the 2019 Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. The initial share authorization under the 2019 Plan was 30 million shares. Pursuant to amendments approved at the 2020 Annual Meeting, the 2021 Annual Meeting, the 2022 Annual Meeting, and the 2023 Annual Meeting, the number of authorized shares increased by 15 million, 20 million, 36 million, and 28 million, respectively. Pursuant to the amendment described in Proposal 4, the number of authorized shares would increase by 30 million.

“Recycling” provisions. If an award under the 2019 Plan, or, after April 16, 2019 (the effective date of the 2019 Plan), the 2014 Plan and the 2009 Plan, is forfeited, cancelled, or expires or is settled without the issuance of shares, the shares subject to such award will be available for future grants under the 2019 Plan. However, shares tendered by a participant or withheld by Citi to pay an option exercise price, withheld or tendered to satisfy tax withholding obligations relating to any award, repurchased by Citi with option exercise proceeds, covered by an option or stock-settled SAR (without regard to the number of shares actually issued upon exercise), or withheld to satisfy any debt or other obligation owed to Citi, and cancelled fractional shares will be considered issued and shall not be added to the maximum number of shares that may be issued under the 2019 Plan.

Limits on awards. The maximum number of shares subject to awards to an individual Director in a calendar year (including awards made at the election of a Director in lieu of his or her cash retainer), taken together with any cash fees paid during the calendar year to the Director, in respect of the Director’s service as a member of the Board of Directors during such year (including service as a member or chair of any committees of the Board), may not exceed $1 million in value, as determined as of the date of each award. However, the independent members of the Board of Directors may make exceptions to this limit for a non-executive chair of the Board, provided that the Director

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receiving any additional compensation may not participate in the decision to award such compensation. For all other eligible “employees,” the number of shares subject to stock options or SARs granted during a calendar year may not exceed one million shares, and the number of shares that may be subject to stock awards granted in a calendar year may not exceed one million shares, unless granted subject to substitute awards that replace awards of a former employer acquired by the Company.

Types of awards. The following types of awards may be made under the 2019 Plan:

●	Stock options. An award of a stock option under the 2019 Plan grants a participant the right to purchase a specified number of shares of Citi common stock during a specified term in the future at an exercise price equal to at least 100% of the “fair market value” (see below) of Citi common stock on the grant date. The term of a stock option may not exceed 10 years from the date of grant.
●	Stock appreciation rights (SARs). A SAR, upon exercise, entitles the participant to receive an amount equal to the difference between the fair market value of Citi common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of fair market value of a share of Citi common stock on the grant date) times the number of shares subject to the SAR. Payment to a participant upon the exercise of a SAR may be in cash and/or shares of Citi common stock. The term of a SAR may not exceed 10 years from the date of the grant.
➢	For purposes of setting the exercise price of any option or SAR granted under the 2019 Plan, “fair market value” means the closing price on the NYSE (or on the principal national securities exchange on which the common stock is traded or quoted, if not the NYSE) on the date on which the stock option or SAR is granted. For all other purposes under the 2019 Plan, “fair market value” will be as determined by the Compensation Committee.
●	Stock payment. The Compensation Committee may grant vested shares of Citi common stock as a stock payment.
●	Restricted stock. A restricted stock award is an award of outstanding shares of Citi common stock that does not vest until vesting conditions are satisfied and which will be forfeited if conditions to vesting are not met. Participants may receive dividends on the shares subject to their awards during the vesting period, unless the awards are subject to one or more performance conditions, in which case the dividends, if any, shall be paid only if and when, and only to the extent that, the underlying shares vest.
●	Deferred stock. A deferred stock award is an unfunded, unsecured promise to deliver shares of Citi common stock to the participant in the future, if the participant satisfies the conditions to vesting. Participants do not have voting rights (their rights are no greater than a general unsecured creditor of the Company), but may receive dividend equivalent payments during the vesting period, unless the awards are subject to one or more performance conditions, in which case the dividend equivalents, if any, shall be paid to participants only if and when, and only to the extent that, the underlying shares vest.
●	Other stock-based awards. The Compensation Committee may grant any other award that is denominated in shares of Citi common stock and that may be settled by the delivery of shares and/or cash. For the avoidance of doubt, awards that by their terms shall be settled only in cash shall not be considered to have been granted under the 2019 Plan.
●	Performance-based awards. Subject to the terms of the 2019 Plan, the Compensation Committee may grant awards that are subject to one or more performance conditions related to a performance period of not less than one year.

Minimum vesting requirement. Awards granted under the 2019 Plan may not vest earlier than the first anniversary of the date on which the award is granted, except that the Compensation Committee may grant awards that vest in less than a year (i) as a “substitute award” to replace awards of a former employer acquired by the Company, (ii) awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, (iii) shares of Citi common stock delivered in lieu of fully vested cash obligations, and (iv) any additional awards the Compensation Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2019 Plan. This restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability, leave of absence, termination of employment, change of control, or upon the sale or other disposition of the subsidiary employing a participant or other similar event.

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Performance conditions. In the case of an award subject to a performance condition, the applicable performance condition may include one or more of the following performance conditions and be expressed in either, or a combination of, absolute or relative values or a percentage of: revenue, revenue or product growth, net income (pre- or after-tax), earnings, earnings per share, stockholders’ equity or return on stockholders’ equity, assets or return on assets, return on risk-adjusted assets, capital or return on capital, return on risk capital, return on tangible common equity, book value or book value per share, tangible book value per share, economic value-added models or equivalent metrics, operating income, pre- or after-tax income, expenses or reengineering savings, margins, cash flow or cash flow per share, stock price, total stockholder return, market share, debt reduction, net promoter scores, operating efficiency ratios, expense ratios, liquidity ratios, regulatory achievements, or any objective or subjective performance conditions selected by the Compensation Committee. Pursuant to the amendment described in Proposal 4, the Compensation Committee may make equitable adjustments to any performance condition to the extent needed or appropriate to prevent the enlargement or diminution of the rights of participants; provided that in the event of a change of control, such adjustment(s) must be made at the time of grant, or prior to, or coincident with, the change of control.

Prohibition against repricing. The 2019 Plan prohibits any action under the 2019 Plan that would constitute a “repricing” of any outstanding option or SAR granted under the 2019 Plan, the 2014 Plan, the 2009 Plan or any other plan of the Company or of any acquired company, except with the approval of the stockholders of the Company. The 2019 Plan defines “repricing” to mean: (i) any action that constitutes a “repricing” under GAAP or the rules of the NYSE (including any modification or amendment to an outstanding option or SAR that has the effect of reducing its exercise price); (ii) any cancellation of an outstanding option or SAR when its exercise price exceeds its fair market value in exchange for cash; (iii) any cancellation of an option or SAR in exchange for a new option or SAR with a lower exercise price; or (iv) a substitution of a stock award for an option or SAR when its exercise price exceeds fair market value; in each case other than a permitted equitable adjustment.

Prohibition of reload options. The 2019 Plan does not permit the grant of “reload” options.

Repayment obligation; right of set-off. If the Compensation Committee subsequently determines that all conditions to vesting and payment of an award, or the vesting and exercisability of an option or SAR, were not satisfied in full, the Compensation Committee may cancel such vesting or exercise and refuse to issue shares and immediately terminate the participant’s rights with respect to such award (or improperly vested portion thereof). If the vesting or exercise of any such award (or portion thereof) has already been settled by delivery of shares or cash, the participant shall be obligated, upon demand, to return the shares or cash (or higher value received at vesting or exercise), to Citi, without reduction for any shares or cash withheld to satisfy withholding tax or other obligations. Consistent with the requirements of Section 409A of the Internal Revenue Code, the 2019 Plan also provides for (x) the set-off of vested awards against obligations a participant may owe to Citi, including but not limited to the obligation to repay improperly vested or exercised awards, and (y) the set-off of any amount recovered by a participant, and to be paid by the Company, in the nature of severance pay or compensation for hypothetical or potential future services in connection with any legal claim or action alleging violation of law relating to the participant’s employment or termination thereof (whether by reason of a decision or settlement of such claim) against the pre-tax amount the Company was required to pay for the participant’s account, including legal fees, in connection with such claim or action. Any failure to timely pay tax-related obligations owed to Citi in connection with an award may result in its cancellation.

Dodd-Frank Act Mandatory Clawback of Erroneously Awarded Incentive Compensation. In 2023, the Company adopted the Dodd-Frank Clawback Provisions in accordance with the applicable NYSE listing requirements, promulgated pursuant to the final rules adopted by the U.S. Securities and Exchange Commission enacting the clawback standards of Section 954 of the Dodd-Frank Act. Accordingly, erroneously awarded incentive compensation, including equity awards awarded under the 2019 Plan, received by current or former executive officers of the Company are subject to recovery by the Company to the extent required.

Non-transferability. During the vesting period, awards and sale-restricted shares generally are not transferable other than by will or the laws of descent and distribution.

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Adjustments. The 2019 Plan provides that the Compensation Committee shall make appropriate equitable adjustments to the maximum number of shares available for grant under the 2019 Plan and to the annual individual award limits expressed in numbers of shares in the event of any changes to the Company’s capital structure, including a change in the number of shares outstanding on account of any stock dividend, stock split, reverse stock split, spinoff or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or similar transaction or event affecting Citi’s capitalization. In the event of any such transaction or event, or any extraordinary dividend, divestiture, or other distribution (other than ordinary cash dividends) of assets to stockholders, the Compensation Committee shall make appropriate equitable adjustments to the number or kind of shares subject to outstanding awards, or the exercise prices of outstanding options and SARs, to the extent necessary to prevent the enlargement or diminution of participants’ rights.

Change of control. The Compensation Committee may, when an award is made, or at any time prior to, or coincident with, a “change of control” (as defined below), provide for the adjustment of performance conditions to prevent the enlargement or diminution of participants’ rights, provide for the cancellation of outstanding awards if the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) replaces the awards with new rights of substantially equivalent value, provide for the acceleration of any time periods or the waiver of any other conditions to vesting, exercise, payment, or distribution of an award upon an involuntary termination of a participant’s employment as a result of a change of control, or provide for the purchase of any award. Pursuant to the amendments described in Proposal 4, the Compensation Committee would no longer be able to take such action after the time of a change of control, and the Compensation Committee would be limited to only making adjustment(s) of performance conditions to the extent necessary to prevent the enlargement or diminution of participants’ rights. The vesting, payment, purchase, or distribution of an award, however, may not be accelerated by reason of a change of control for any participant unless the participant’s employment is involuntarily terminated as a result of the change of control. For these purposes, a termination of employment as a result of a change of control means involuntary termination of employment other than for “cause” (as defined in the 2019 Plan) upon, or on or prior to the first anniversary of, the change of control.

The 2019 Plan defines a “change of control” to mean (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 30% or more of the combined voting power of then outstanding securities of Citigroup Inc.; (ii) specified changes in the majority of the Board (not including the election of Directors whose election or nomination was approved by a majority of the then incumbent Board); (iii) a sale, transfer, or distribution of all or substantially all of the assets of Citigroup Inc. or a dissolution or liquidation of Citigroup Inc.; or (iv) consummation of a reorganization, merger, consolidation, or other corporate transaction that results in stockholders of Citigroup Inc. not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from the transaction.

Tax withholding. Citi retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state, local, and foreign taxes (including hypothetical taxes owed to Citi by tax-equalized expatriates) required by law or regulation to be withheld with respect to any taxable event as a result of the 2019 Plan.

Voting. The 2019 Plan provides that unless the Compensation Committee determines otherwise, participants who receive issued and outstanding shares of Citi common stock that are subject to continuing restrictions pursuant the terms of a stock award are generally entitled to direct the voting of the shares underlying their awards on matters submitted to a vote of stockholders. All shares underlying such awards as to which no voting instructions are received are voted proportionately, based on the voting instructions received with respect to all other such shares.

Amendment and termination. The 2019 Plan may be amended, suspended, or terminated by the Compensation Committee at any time, provided that no amendment shall be made without stockholder approval if it would materially increase the number of shares available under the 2019 Plan (other than in connection with an equitable adjustment), materially expand the types of awards available under the 2019 Plan or the class of persons eligible to participate in the 2019 Plan, materially extend the term of the 2019 Plan, materially change the method of

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determining the exercise price of an option or SAR granted under the 2019 Plan, delete or limit the prohibition against “repricing,” or otherwise require approval by stockholders in order to comply with applicable law or the rules of the NYSE (or principal national securities exchange upon which Citi’s common stock is traded or quoted).

Award modification. The Compensation Committee retains the right to modify outstanding awards without a participant’s prior consent if it determines that the modification is required to comply with applicable law, regulation, or regulatory guidance (including applicable tax law). Subject to certain exceptions, any other modifications, if adverse to a participant, shall not be effective without the participant’s written consent.

Certain U.S. Federal Income Tax Consequences

The following is a brief summary of the principal U.S. federal income tax consequences relating to stock options granted under the 2019 Plan, based on current U.S. federal income tax laws. This summary does not constitute tax advice and, among other things, does not describe state, local, or foreign tax consequences, which may be substantially different.

Generally, a participant will not recognize taxable income on the grant of a stock option. Upon the exercise of a stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Citi common stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Citi will ordinarily be entitled to a deduction on the exercise date in an amount equal to the amount of ordinary income recognized by the participant upon exercise, except as may be specified under Section 162(m) of the Internal Revenue Code. Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss, including any sale of shares freed from sale restrictions to fund the payment of taxes incurred at exercise. The 2019 Plan does not provide for awards of “incentive stock options,” which have different tax consequences under the Internal Revenue Code.

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Stockholder Proposals

Citi makes every effort to be responsive to concerns expressed by our stockholders by engaging in dialogues, participating in issuer/investor working groups, and adopting policies or initiatives we believe to be in the best interests of all stockholders. Over the years, Citi has met with several proponents and other interested parties regarding such issues as gender pay equity, proxy access, human rights, climate change, net zero, racial equity, culture, risk management, auditor rotation, trade association payments, diversity and inclusion risks, and viewpoint diversity, among others, and has, on certain occasions, as appropriate, taken action in response to these engagements and/or stockholder votes. For example, in 2021, Citi collaborated with a stockholder to outline the scope of a Racial Equity Audit for its Action for Racial Equity commitments and in 2019, Citi’s Board of Directors lowered the Special Meeting threshold in response to the stockholder vote at the 2019 Annual Meeting. We encourage our stockholders to communicate with management and the Board. Any stockholder wishing to communicate with management, the Board, or an individual Director, or obtain the addresses of any of the stockholder proponents or their Citi stock ownership information, should send a request to the Corporate Secretary, Brent J. McIntosh, at 388 Greenwich Street, New York, New York 10013.

Proposal 5

Kenneth Steiner has submitted the following proposal for consideration at the 2024 Annual Meeting.

Proposal 5 – Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an acclerated basis.

This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic.

Management says it supports having an independent Director in a Board leadership position. However management inconsistently has a bylaw that allows it to indefinitely have one person hold the 2 most important jobs at Bank of America as long as there is a so-called lead director.

The so-called lead director could then have excessive board tenure that would impair director independence. The lead director could also be a person who staunchly believes the 2 most important jobs in a $80 Billion company like Citigroup should be held by one person and that the person holding the 2 positions at once should be given the upmost deference.

A lead director is no substitute for an independent board chairman. A lead director cannot call a special shareholder meeting and cannot even call a special meeting of the board. A lead director can delegate most of his lead director duties to others and then simply rubber-stamp it. There is no way shareholders can be sure of what goes on.

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126	STOCKHOLDER PROPOSALS

A lead director can be given a list of duties but there is no rule that prevents the Chairman from overriding the lead director in any of the so-called lead director duties.

Please vote yes:

Independent Board Chairman – Proposal 5

Management Comment

Summary

Since 2009, Citi has had an independent Board Chair, separate from its CEO. The Board firmly supports having an independent Director in a Board leadership position at all times. As such, Citi’s Board, on December 15, 2009, adopted a By-law amendment which provides that if Citi does not have an independent Chair, the Board will elect an independent Lead Director having similar duties to an independent Chair, including leading the executive sessions of the non-management Directors at Board meetings. Citi’s Board has determined that the current structure, an independent Chair separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent Director in a Board leadership position. Since Citi’s Board has adopted a framework that provides for either an independent Chair or an independent Lead Director, the Board believes that this Proposal is not necessary.

Important Points to Consider

➢	As required by Citi’s By-Laws, the Board elects its Chair annually, and, for each of the past 14 years, the Board has elected an independent director to serve as Board Chair. Citi’s By-Laws ensure that there will be an independent member of the Board in a leadership position at all times. Rather than formally separating the roles of CEO and Chair, it is in the best interests of Citi’s stockholders to retain flexibility to determine the optimal leadership structure at any given time, while ensuring that an independent Board member oversees the Board. The Board values the flexibility of selecting the structure of leadership best suited to meet the needs of the Company and its stockholders.
➢	If the roles of Chair and CEO were combined, Citi’s Guidelines provide that the Board would designate a lead director from among the independent directors. As set forth in the Guidelines, the duties of the independent Lead Director and the non-executive chair include, but are not limited to, the following functions:
✓	presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent Directors;
✓	serving as liaison between the Executive Chair and the independent Directors;
✓	approving information sent to the Board;
✓	approving meeting agendas for the Board;
✓	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
✓	having the authority to call meetings of the independent Directors.
➢	Citi has an empowered independent Board that provides oversight. As previously noted, Citi has had an independent Chair since 2009. Twelve of the Board’s thirteen current directors, and 100% of each of the Board’s Audit Committee; Compensation, Performance Management and Culture Committee; and Nomination, Governance and Public Affairs Committee satisfy the independence standards of the New York Stock Exchange, Citi’s independence standards, and other regulatory independence requirements. Moreover, the Board holds executive sessions of its independent directors throughout the year, at which the independent Chair presides.
The stockholder proposal is unnecessary given the current framework the Board has in place to ensure independent leadership for the Board at all times and could restrict the Board’s decision-making ability and limit the options available to the Board in structuring effective leadership; therefore, the Board recommends a vote AGAINST this Proposal 5.

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Proposal 6

The Sisters of St. Joseph of Peace, Dominican Sisters of Springfield, Good Shepherd Province Center, Maryknoll Sisters, The Nathan Cummings Foundation, School Sisters of Notre Dame, The Sisters of St. Francis of Philadelphia and Sisters of the Order of St. Benedict have submitted the following proposal for consideration at the 2024 Annual Meeting.

RESOLVED

Shareholders request the Board of Directors provide a report to shareholders, at reasonable cost and omitting proprietary and confidential information, outlining the effectiveness of Citigroup’s policies, practices, and performance indicators in respecting internationally-recognized human rights standards for Indigenous Peoples’ rights in its existing and proposed general corporate and project financing.

WHEREAS

The UN Declaration on the Rights of Indigenous Peoples and International Labour Organization Convention 169 concerning Indigenous and Tribal Peoples in Independent Countries are internationally-recognized standards for Indigenous Peoples’ rights.1 Violation of these rights presents risks for Citigroup that can adversely affect shareholder value, including reputational damage, project disruptions, and civil and criminal liability.2 Citigroup has a history of financing projects and companies that violate Indigenous rights, most notably as a lead financier of the Dakota Access pipeline in 2016,3 and providing $5 billion to Enbridge through 2021, enabling the widely opposed Enbridge Line 3 and Line 5 pipeline reroutes.4

Indigenous leaders from the Great Lakes tribes have called Enbridge’s Line 5 pipeline reroute “an act of cultural genocide.”5 A 2022 ruling found that Line 5 was operating illegally on Bad River Band territory since 2013.6 Michigan’s twelve federally recognized Tribal Nations requested President Biden to decommission Line 5 in 2021,7 noting Enbridge’s deceptive tactics, poor environmental track record, and risk of “catastrophic damage” to Indigenous rights.8 Companies like Enbridge, financed by Citigroup, consistently fail to meet the international standard of free, prior, and informed consent (FPIC) with affected tribes.9

Citigroup is additionally the subject of ongoing protests for its role as a top financier of oil and gas operations in the Amazon rainforest that pose “an existential threat” to Indigenous Peoples.10 For example, Citigroup finances Frontera Energy, which is connected to widespread violations of Indigenous Rights in Peru and Columbia.11 Protests and blockades from Indigenous communities opposing poor management of oil spills, lack of consultation, and health hazards have halted operations on numerous occasions, even prompting Frontera to consider pulling its investments from Peru.12

Citigroup faces reputational risk if its “climate forward” commitments are discredited by its own financing activities.13 Citigroup’s human rights and risk management policies do not clearly define FPIC, nor include guidance on how Citigroup addresses companies with track records of violating Indigenous rights. Though Citigroup adheres to the Equator Principles to manage environmental and social risk, Indigenous experts have described them as “critically weak” and not aligned with international human rights standards.14 Effective policies that protect Indigenous rights are critical to managing material risk.

1	https://www.un.org/development/desa/indigenouspeoples/declaration-on-the-rights-of-indigenous-peoples.html ; https://www.ilo.org/dyn/normlex/en/f?p=NORMLEXPUB:12100:0::NO::P12100_INSTRUMENT_ID:312314
2	https://www.colorado.edu/program/fpw/sites/default/files/attached-files/social_cost_and_material_loss_0.pdf ; https://amazonwatch.org/news/2022/0622-the-business-case-for-indigenous-rights
3	https://www.business-humanrights.org/en/latest-news/usa-citi-ceo-says-bank-approved-dakota-access-pipeline-loan-without-sufficient-regard-for-indigenous-peoples-concerns/
4	https://www.ran.org/wp-content/uploads/2020/12/RAN-Briefing_Line3_KXL.pdf
5	https://www.stopline3.org/news/women-leaders-line5
6	https://michiganadvance.com/wp-content/uploads/2022/09/20515906551-1.pdf
7	https://www.baymills.org/_files/ugd/869f65_f8e5288d82084540a9f0e7d5d6c0921f.pdf
8	https://narf.org/nill/documents/20210510BayMills_banish_Enbridge.pdf?_ga=2.239143744.2105983367.1624287541-1503385769.1619537483

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9	https://www.colorado.edu/program/fpw/2022/06/13/united-nations-responds-second-time-violations-anishinaabe-rights-signals-priorities ; https://narf.org/bay-mills-line5-pipeline/
10	https://www.desmog.com/2022/04/26/existential-threat-indigenous-leaders-urge-citigroup-to-stop-backing-amazon- oil/#:~:text=Between%202016%20and%202020%2C%20Citigroup,land%20rights%2C%20the%20report%20found.
11	https://exitamazonoilandgas.org/ ; https://www.counterpunch.org/2020/07/13/oil-comes-first-in-peru-not-coronavirus-danger- not-indigenous-rights/
12	https://news.mongabay.com/2020/10/more-than-470-oil-spills-in-the-peruvian-amazon-since-2000-report/ ; https://www.bnamericas.com/en/news/colombian-protesters-lift-oil-blockades ; https://www.reuters.com/article/peru-frontera-energy-oil-idINL2N261114 ; https://www.reuters.com/article/peru-frontera-energy/update-1-frontera-energy-rethinking-peru-due-to-pipeline-problems-idUSL1N2091IS
13	https://www.stand.earth/latest/forest-conservation/amazon-forest-protection/citigroup-%E2%80%9Cclimate-forward%E2%80%9D-reputation-remains
14	https://www.colorado.edu/program/fpw/2019/11/19/first-peoples-response-ep4-critically-weak-equator-principles-puts-global-development

Management Comment

Summary

The Proposal requests that Citi prepare a report to stockholders outlining the effectiveness of Citi’s policies, practices, and performance indicators in respecting internationally recognized human rights standards for Indigenous Peoples. Please refer to our 2023 Proxy Statement for our concerns on misstatements made in the stockholder proposal regarding our financing activity.1

As part of Citi’s commitment to continually enhance our due diligence and disclosure practices, in our 2023 ESG Report, to be released in April 2024, we plan to include a special section on our policies and practices regarding Indigenous Peoples’ Rights to help our stakeholders better understand our approach to respecting human rights. This statement will offer a detailed overview of our due diligence procedures, explaining how we identify and mitigate risks related to Indigenous Peoples through different types of transactions.

Our Environmental and Social Risk Management (ESRM) Policy lies at the core of our strategy for addressing risks to Indigenous Peoples arising from our clients’ activities. This policy is informed by key international environmental and social standards, such as the United Nations Guiding Principles on Business and Human Rights (“UN Guiding Principles”), the Equator Principles and IFC Performance Standards. Specific “Areas of High Caution” outlined in Citi’s ESRM Policy, including potential risks to Indigenous Peoples, necessitate special attention, heightened due diligence, and when needed, active client engagement to assess whether a client has established appropriate policies, staffing and management systems to mitigate sensitive risks and prevent harm. This emphasis on robust due diligence and ongoing engagement with clients underscores Citi’s commitment to upholding the UN Guiding Principles “tenet of a business” responsibility to respect human rights, including the rights of Indigenous Peoples.

1	See https://www.citigroup.com/rcs/citigpa/storage/public/Citi-2023-proxy-statement.pdf, page 127.

Important Points to Consider

➢	Citi has a strong record of leadership in the financial sector regarding human rights disclosures. In 2007, Citi became the first major U.S. bank to publish a Human Rights Statement, publicly affirming its commitment to uphold the fundamental human rights outlined in the Universal Declaration on Human Rights and the core conventions of the International Labour Organization.
➢	In 2016, Citi was the first U.S. bank to use the UN Guiding Principles Reporting Framework to report on and describe our salient human rights risks, which stakeholders could be impacted by these risks, and how these risks are incorporated as “Areas of High Caution” in our ESRM Policy to trigger additional due diligence, including specific focus on Indigenous Peoples risks.

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➢	In 2018, we reinforced our commitment by updating our “Areas of High Caution” globally in project-related financings to outline Citi’s expectations that clients will have meaningful consultations with potentially affected Indigenous Peoples with the goal of achieving Free, Prior and Informed Consent (FPIC).
➢	In 2018, we also led an update to the Equator Principles requirements related to FPIC for Indigenous Peoples in project-related finance, supporting improved practices across the industry.
Given our ongoing commitment to respecting human rights, due diligence processes, and forthcoming ESG Report disclosure on Indigenous Peoples, which exemplify our commitment to transparency and continuous improvement, we believe that Citi is already fulfilling the primary concerns outlined in the Proposal; therefore the Board recommends that you vote AGAINST this Proposal 6.

Proposal 7

New York City Carpenters Pension Fund has submitted the following proposal for consideration at the 2024 Annual Meeting.

Director Election Resignation Bylaw Proposal:

RESOLVED: That the shareholders of Citigroup Inc. (“Company”) hereby request that the board of directors take the necessary action to amend its director election resignation bylaw that requires each director nominee to submit an irrevocable conditional resignation to the Company to be effective upon the director’s failure to receive the required shareholder majority vote support in an uncontested election. The proposed amended resignation bylaw shall require the Board to accept a tendered resignation absent the finding of a compelling reason or reasons to not accept the resignation. Further, if the Board does not accept a tendered resignation and the director remains as a “holdover” director, the resignation bylaw shall stipulate that should a “holdover” director fail to be re-elected at the next annual election of directors, that director’s new tendered resignation will be automatically effective 30 days after the certification of the election vote. The Board shall report the reasons for its actions to accept or reject a tendered resignation in a Form 8-K filing with the U.S. Securities and Exchange Commission.

Supporting Statement: The Proposal requests that the Board amend its director resignation bylaw to enhance director accountability. The Company has established in its bylaws a majority vote standard for use in an uncontested director election, an election in which the number of nominees equal the number of open board seats. Under applicable state corporate law, a director’s term extends until his or her successor is elected and qualified, or until he or she resigns or is removed from office. Therefore, an incumbent director who fails to receive the required vote for election under a majority vote standard continues to serve as a “holdover” director until the next meeting of shareholders. A Company resignation bylaw currently addresses the continued status of an incumbent director who fails to be re-elected by requiring such director to tender his or her resignation for Board consideration.

The proposed new director resignation bylaw will set a more demanding standard of review for addressing director resignations then that contained in the Company’s current resignation bylaw. The resignation bylaw will require the reviewing directors to articulate a compelling reason or reasons for not accepting a tendered resignation and allowing an un-elected director to continue to serve as a ““holdover” director. Importantly, if a director’s resignation is not accepted and he or she continues as a “holdover” director but again fails to be elected at the next annual meeting of shareholders, that director’s new tendered resignation will be automatically effective 30 days following the election vote certification. While providing the Board latitude to accept or not accept the initial resignation of an incumbent director that fails to receive majority vote support, the amended bylaw will establish the shareholder vote as the final word when a continuing “holdover” director is not re-elected. The Proposal’s enhancement of the director resignation process will establish shareholder voting in director elections as a more consequential governance right.

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Management Comment

Summary

The amendments to the By-Laws contemplated by the Proposal would require that, in situations where the Board finds compelling reasons not to accept a director’s tendered resignation and the director thus continues as a “holdover” director, if such director fails to receive a majority of the votes cast at the next annual meeting of stockholders, such director’s resignation “will be automatically effective 30 days after the certification of the election vote.”

The Board carefully considered the Director Resignation By-Law Amendment Proposal and concluded, for the reasons noted below, that a blanket prohibition on nominating a holdover director if he or she fails to secure a majority vote would not be in the best interests of the Company and our stockholders. In 2006, Citi adopted a majority vote standard for uncontested Director elections and amended our By-Laws to include a director resignation requirement. The director resignation requirement provides that a nominee in an uncontested election who is not elected by a majority vote shall offer to resign from his or her position as a Director. Unless the Board decides to reject the offer or to postpone the effective date, the resignation becomes effective 60 days after the date of the election. Under the By-Laws, if the Board rejects the Director’s resignation, it must publicly state its reasons for doing so. The Board continues to believe that having a director resignation provision in its By-Laws is a best practice that ensures the appropriate level of continuity for the Board, while giving the Board the authority to exercise its fiduciary duties in determining whether or not to accept a holdover director’s resignation. Each member of the Board has fiduciary duties to the Company’s stockholders, including ensuring that the Board members collectively possess skill sets that are directly relevant to the Company’s business and strategic objectives at any given time. In meeting this responsibility, the Board must act in the best interests of its stockholders to ensure that the Board composition is appropriate to provide oversight of Citi.

Important Points to Consider

➢	Citi’s Board is committed to good governance practices, which is why our By-Laws expressly provide for a director resignation policy that permits the Board to use its collective judgment to accept or reject a holdover director’s resignation by considering the circumstances that may drive the election outcome and the potential composition of the Board if the resignation were accepted. The automatic resignation of a given director may also negatively affect Citi’s regulatory and other compliance systems, particularly a resignation that affects the composition, collective experience, and performance of our board committees. This Proposal would remove the ability of the Board to exercise its judgment and make the determination automatic, thereby limiting the decision-making authority of Citi’s Board of Directors in contravention of its fiduciary duties. The Proposal would limit the Board’s range of action on these (and other) important issues. An automatic resignation may be unnecessary and inadvisable if the directors, acting in real-time and in accordance with their fiduciary duties, determine a better alternative is available to address stockholder concerns.
✓	The automatic removal of a holdover director removes Board members’ ability to exercise their considered judgment in determining whether to accept such a resignation. The amendment contemplated by the Proposal is significantly restrictive, as it would provide that the director’s resignation “will be automatically effective 30 days after” a holdover director fails to receive a majority of the votes cast at the next annual meeting of stockholders. As such, the Proposal impermissibly seeks to limit the Board’s ability to assess the election and the impact of the resignation to the Board and the Company.
✓	The Board believes that an automatic removal of a holdover director, irrespective of any special situations that are outside of a director’s control that may have impacted the election results, could have a chilling effect on both current and future Boards and would not be in the best interests of Citi or its stockholders.
➢	Citi has a very extensive Investor Engagement Program as disclosed in this Proxy Statement. To the extent our Investors wish to express dissatisfaction with a member of the Board, they have the opportunity to do so. If a Board member were to fail to receive a majority vote in an election, Citi would engage with our Investors to get a better understanding of the drivers behind the vote results and use that information to better enable the Board to make an informed decision as to whether it is appropriate to accept that director’s resignation.

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➢	Citi’s current director resignation requirement is consistent with market practices for large financial institutions, and Citi would be placed at a competitive disadvantage in attracting and retaining Director Nominees if the Proposal were adopted because of the automatic removal requirement of a holdover director.

Because Citi has supported majority voting and has a director resignation provision in its By-Laws that are aligned with best Corporate Governance practices, the Proposal, if adopted, would put Citi’s Board at a disadvantage by preventing them from exercising their fiduciary duties in determining whether to accept a holdover director’s resignation; therefore the Board recommends a vote AGAINST this Proposal 7.

Proposal 8

National Center for Public Policy Research has submitted the following proposal for consideration at the 2024 Annual Meeting.

Report to Shareholders on Risks Created by the Company’s Diversity, Equity, and Inclusion Efforts

WHEREAS:

The US Supreme Court ruled in SFFA v. Harvard on June 29, 2023, that discriminating on the basis of race in college admissions violates the equal protection clause of the 14th Amendment.1

Attorneys General of 13 States warned Fortune 100 companies on July 13, 2023, that SFFA implicated corporate diversity, equity, and inclusion (DEI) programs.2

Prior legal advice regarding the legality of racially discriminatory programs has been called into question post-SFFA.3

Recent analysis of American Fortune 100 hiring in the wake of the 2020 race riots found that whites were excluded from 94% of the hiring decisions,4 a statistic that itself provides prima facie proof of illegal discrimination on the basis of race by these companies, given that whites constitute 76% of the American population.5

A review of Citi’s website on Nov. 13, 2023, revealed the following: (1) Citi CEO Jane Fraser stating that: “I’m completely committed to supporting our affirmative action program ….”6 (2) “AVAILABLE DEVELOPMENT PROGRAMS” listing eight career development programs that facially discriminate on the basis of race/sex/gender, with straight White males apparently not eligible for any of these resource allocations.7 (3) Discussion of “more than $1 billion in strategic initiatives” apparently intended to allocate Citi resources on the basis of race in order to “help close the racial wealth gap.”8

RESOLVED:

Shareholders ask that the board commission and publish a report on (1) whether the Company engages in any practices directly or indirectly associated with diversity, equity, and inclusion (DEI) initiatives that may create risks of discriminating against individuals who might sue the Company (including employees, suppliers, contractors, and retained professionals) for illegal discrimination on the basis of protected categories like race and sex, and (2) the potential costs of such discrimination to the business.

SUPPORTING STATEMENT:

In just the past year, a corporation was successfully sued for a single case of discrimination against a white employee resulting in an award of more than $25 million.9 The risk of being sued for such discrimination appears only to be rising.10 With over 230,000 employees,11 Citi likely has at least 170,000 employees who are potentially the victims of this type of illegal discrimination because they are white, Asian, male, or straight.12 Accordingly, even if only 10 percent of such employees were to file suit, and only 10 percent of those prove successful, the cost to the company could

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exceed $42 billion. And while racial equity audits can cost up to $4 million, this report should cost much less, as it need review only the potentially discriminatory programs, unless Citi has established so many such programs that its liability for this discrimination must be expected to be much higher.

1	https://www.scotusblog.com/case-files/cases/students-for-fair-admissions-inc-v-president-fellows-of-harvard-college/
2	https://ag.ks.gov/docs/default-source/documents/corporate-racial-discrimination-multistate-letter.pdf?sfvrsn=968abc1a_2
3	https://freebeacon.com/democrats/starbucks-hired-eric-holder-to-conduct-a-civil-rights-audit-the-policies-he-blessed-got-the-coffee-maker-sued/
4	https://www.bloomberg.com/graphics/2023-black-lives-matter-equal-opportunity-corporate-diversity/ https://www.dailywire.com/news/bloomberg-flubs-data-for-bombshell-report-that-only-6-of-new-corporate-hires-are-white
5	https://www.census.gov/quickfacts/fact/table/US/PST045222
6	https://www.citigroup.com/global/eeo-aa-policy
7	https://www.citigroup.com/global/our-impact/diversity-equity-inclusion/diversity-at-citi
8	https://www.citigroup.com/global/news/press-release/2020/citi-launches-more-than-1-billion-in-strategic-initiatives-to-helpclose- the-racial-wealth-gap
9	https://www.foxbusiness.com/features/starbucks-manager-shannon-phillips-wins-25-million-lawsuit-fired-white-donte-robinson-rashon-nelson
10	See, e.g., https://aflegal.org/america-first-legal-files-class-action-lawsuit-against-progressive-insurance-for-illegal-racialdiscrimination/ ; https://aflegal.org/afl-files-federal-civil-rights-complaint-against-activision-for-illegal-racist-sexist-anddiscriminatory- hiring-practices-and-sends-letter-to-activision-board-demanding-they-end-unlawful-dei-polici/ ; https://aflegal.org/america-first-legal-files-federal-civil-rights-complaint-against-kelloggs-warns-management-that-itsviolating- fiduciary-duties/
11	https://www.citigroup.com/global/about-us/global-presence
12	https://www.census.gov/quickfacts/fact/table/US/PST045222

Management Comment

Summary

The Proposal requests that Citi’s Board “commission and publish a report on (1) whether the Company engages in any practices directly or indirectly associated with diversity, equity, and inclusion (DEI) initiatives that may create risks of discriminating against individuals who might sue the Company (including employees, suppliers, contractors, and retained professionals) for illegal discrimination on the basis of protected categories like race and sex, and (2) the potential costs of such discrimination to the business.” The Proposal asserts that certain of Citi’s DEI programs result in illegal racial discrimination, pointing to, for example, Citi’s career development programs that allegedly “facially discriminate on the basis of race/sex/gender, with straight White males apparently not eligible for any of these resource allocations” and Citi’s investment of more than $1 billion in strategic initiatives that are “apparently intended to allocate Citi resources on the basis of race in order to ‘help close the racial wealth gap.” The Supporting Statement further claims that Citi’s DEI programs could result in significant legal liability from employees “who are potentially the victims of … illegal discrimination because they are white, Asian, male, or straight.”

Citi disagrees with the Proposal’s assertion that its diversity, equity and inclusion programs are unlawful. Citi has a long-standing commitment to following equal employment opportunity principles and to complying with the full range of laws regarding fair employment practices and non-discrimination. Citi fully understands its obligation to provide equal employment opportunities and to not engage in unlawful conduct in establishing and implementing diversity, equity and inclusion initiatives. Citi continues to review and refine those policies and practices in light of the evolving legal landscape and business needs.

The proponent mischaracterizes Citi’s commitment to diversity, equity, and inclusion by suggesting that its diversity, equity and inclusion programs are unlawful. Citi’s policies are designed to emphasize that our personnel are expected to respect the beliefs, identity and values of others. Citi prohibits discrimination and harassment against its employees in all forms, regardless of whether or not individual protections are legally mandated in the countries

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and communities where it operates. Any unlawful discriminatory treatment based on a protected characteristic is prohibited at Citi, and that principle, in addition to the legal requirements outlined above, guides Citi’s design and implementation of diversity, equity and inclusion policies and practices.

In addition, Citi’s Code of Conduct clearly states that Citi does not “tolerate discrimination, harassment, retaliation, or intimidation of any kind that breaches our policies or is unlawful, whether committed by or against a manager, co-worker, client, supplier, or visitor and whether it occurs while at work, at work-related events, or outside of work” and requires its personnel to:

➢	“Respect the personal beliefs, cultures, identity, and values of every individual. Listen and be respectful of different backgrounds and points of view.”
➢	“Never treat someone differently based on that person’s race (including personal appearance and hair), sex, gender, pregnancy, gender identity or expression, color, creed, religion, national origin, nationality, citizenship, age, physical or mental disability or medical condition as defined under applicable law, genetic information, marital status (including domestic partnerships and civil unions as defined and recognized by applicable law), sexual orientation, culture, ancestry, familial or caregiver status, nursing status, military status, veteran’s status, socioeconomic status, unemployment.”
➢	“Provide fair and equitable access to goods, products, services, facilities, privileges, advantages, or accommodations and make decisions regarding their provision based on objective criteria.”

Important Points to Consider

➢	Adoption of the proposal is not necessary because Citi is obligated by law to not engage in unlawful conduct in establishing and implementing diversity, equity and inclusion initiatives.
➢	Citi has clearly articulated its firm commitment to non-discrimination, which extends to all employees, clients, customers and other stakeholders, and that commitment underlies all of its diversity, equity and inclusion initiatives.
➢	The Board already provides oversight of Citi’s diversity, equity and inclusion policies and practices, including related legal and regulatory compliance risks. In addition to oversight by the full Board, the Nomination, Governance and Public Affairs Committee of the Board oversees Citi’s ESG activity, including reviewing its policies and programs for human rights and diversity matters, among other things.
➢	The proposal requests a report and quantification of alleged discrimination risk and potential cost to the business; however, Citi already in the ordinary course evaluates litigation risks across the company, and it would not be in the best interests of Citi and its stockholders to produce the additional report that the proposal requests.
The stockholder proposal is not necessary as Citi is legally required to maintain its commitment to non-discriminatory practices, including with respect to its diversity, equity and inclusion initiatives, and the Board already oversees potential risks of discrimination associated with Citi’s diversity, equity and inclusion initiatives; therefore, the Board recommends a vote AGAINST this Proposal 8.

Proposal 9

American Family Association has submitted the following proposal for consideration at the 2024 Annual Meeting.

Report on Risks of Politicized De-banking

SUPPORTING STATEMENT:

Financial institutions are essential pillars of the marketplace. Because of their importance in America’s economy, many federal and state laws prohibit them from discriminating against customers. The UN Declaration of Human Rights recognizes that “everyone has the right to freedom of thought, conscience, and religion.”1 These guarantees are an important part of protecting every American’s freedom of speech and free exercise of religion.

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As shareholders of Citigroup, we believe the company must provide financial services on an equal basis without regard to factors such as race, color, religion, sex, national origin, or social, political, or religious views.

We are concerned with recent evidence of religious and political discrimination against customers by companies in the financial services industry, as seen in recent examples2 and the 2022 Statement on Debanking and Free Speech.3

Citigroup’s charitable giving policy4 excludes religious organizations. As noted in the 2023 Viewpoint Diversity Score Business Index5, “charitable giving policies [ought not] bar nonprofits from receiving support simply because of their religious status.”

As per the 1792 Exchange’s report6, which lists the Corporation as ‘High Risk’, Citigroup “does not protect its employees from viewpoint discrimination.” This lack of protection raises serious concerns over the possibility of politicized debanking which Citigroup shareholders have a right to have assuaged.

In the 2023 Viewpoint Diversity Index,7 Citigroup maintains a score of 0 (out of 100) in its respect for viewpoint diversity in the public square. In the workplace, Citigroup scores 12, with the report noting that “no publicly accessible policy affirms a minimum degree of respect for freedom of religion and viewpoint diversity in the workforce.” This lack of respect for viewpoint diversity can snowball into concerns over debanking of politically inconvenient clients.

In early 2023, shareholders called for Chase, Mastercard, PayPal, Capital One, and Charles Schwab to assess whether they have adequate safeguards to prevent politicized de-banking.8 Nineteen state attorneys general and fourteen state financial officers specifically called out Chase for their de-banking of a non-profit committed to advancing religious freedom and demanded action from the company to address such widespread concerns.9

The Index notes that Citigroup “did not respond” to a request for increased transparency in the Company’s procedures regarding “restricting services or content.” In absence of clearer protocols, Citigroup could be the next corporation to run such reputational risk.

Value for shareholders must take priority over activist demands.

RESOLVED: Shareholders request that Citigroup’s Board of Directors conduct an evaluation and issue a report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how it oversees risks related to discrimination against individuals based on their race, color, religion (including religious views), sex, national origin, or political views, and whether such discrimination may impact individuals’ exercise of their constitutionally protected civil rights.

1	https://www.un.org/en/about-us/universal-declaration-of-human-rights.
2	https://adflegal.org/press-release/bank-america-boots-charity-serving-impoverished-ugandans-under-vague-risk-tolerance; https://www.newsweek.com/stop-troubling-trend-politically-motivated-debanking-opinion-1787639; https://www.dailymail. co.uk/news/article-12314423/The-Coutts-Farage-dossier-bank-admitted-ex-Ukip-leader-DID-meet-commercial-criteria-used-tweet-
Ricky-Gervais-trans-joke-Novak-Djokovic-ties-decide-odds-position-inclusive-organisation.html; https://familycouncil. org/?p=25159
3	https://storage.googleapis.com/vds_storage/document/Statement%20on%20Debanking%20and%20Free%20Speech.pdf.
4	https://storage.googleapis.com/vds_storage/document/evidence-items/citigroup/PSQ.C.3_2022-Citi-Foundation-Grant- Guidelines_The-Citi-Foundation-Doesn-not-provide-funding-to.pdf
5	https://www.viewpointdiversityscore.org/news/how-they-scored-truist
6	https://1792exchange.com/pdf/?c_id=859
7	https://www.viewpointdiversityscore.org/company/citigroup

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8	https://www.jpmorganchase.com/content/dam/jpmc/jpmorgan-chase-and-co/investor-relations/documents/proxystatement2023. pdf pg. 100–101; https://s201.q4cdn.com/231198771/files/doc_financials/2023/ar/PayPal-Holdings-Inc-Combined-2023-Proxy-Statement-and-2022-Annual-Report.pdf pg. 105–106; https://ir-capitalone.gcs-web.com/staticfiles/ 8de8dcce-b518-491d-bd78-b01a8a66028c page 149–153; https://content.schwab.com/web/retail/public/about-schwab/ Charles_Schwab_2023_Proxy.pdf pg. 83–85.
9	https://www.wsj.com/articles/jpmorgan-targeted-by-republican-states-over-accusations-of-religious-bias-903c8b26

Management Comment

Summary

The Proposal requests that “Citigroup’s Board of Directors conduct an evaluation and issue a report within the next year, ... evaluating how it oversees risks related to discrimination against individuals based on their race, color, religion (including religious views), sex, national origin or political views, and whether such discrimination may impact individuals exercise of constitutionally protected civil rights.” The Supporting Statement outlines the proponents’ assertion that Citi “must provide financial services on an equal basis without regard to factors such as race, color, religion, sex national origin, or social, political or religious views” and highlights the need for clear protocols to protect against reputation risk in this area. Among other things, the statement cites to a third-party report alleging that Citi does not adequately protect its employees from viewpoint discrimination. The proponents conclude that such a “failure” supports a conclusion that Citi could engage in politicized de-banking with respect to its clients. The statement also cites to a report that incorrectly states that Citigroup does not have a “publicly accessible policy [that] affirms a minimum degree of respect for freedom of religion and viewpoint diversity of its workforce.”

Citi agrees that it has an obligation to provide financial services in a non-discriminatory manner but disagrees with the statements that it has failed to adopt—or disclose—appropriate policies demonstrating its commitment to conducting its business in a non-discriminatory manner both with respect to its clients and its own workforce. Through disclosure of its Code of Conduct, and other reports including the Proxy Statement, Citi has already appropriately disclosed how it prohibits unlawful discrimination against individuals based on race, color, religion (including religious views), sex, national origin or political views, as well as how it protects employee viewpoint expression. For example, the Environmental, Social and Governance Report explains that Citi’s Global Financial Access Policy “establishes the guiding principles and minimum standards for fair, equitable and nondiscriminatory access to the goods, products, services, facilities, privileges, advantages or accommodations that Citi provides to customers and clients.” Similarly, the Citi Foundation does not unlawfully discriminate against religious organizations, and religious organizations are eligible for funding for projects that are aligned with the Foundation’s mission.

The Board oversees risks related to discrimination through reporting it receives on Citi’s human capital management practices, Citi’s Code of Conduct, and its reporting on human capital management in its various public disclosures.

Citi strives to earn and maintain the public’s trust by constantly adhering to the highest ethical standards as outlined in Citi’s Code of Conduct, which is reviewed and approved by the Board. Citi’s commitment to non-discrimination extends to all employees, clients, customers, and stakeholders.

The Code of Conduct clearly states that Citi does not “tolerate discrimination, harassment, retaliation, or intimidation of any kind that breaches our policies or is unlawful, whether committed by or against a manager, co-worker, client, supplier, or visitor and whether it occurs while at work, at work-related events, or outside of work” and requires its personnel to:

➢	“Respect the personal beliefs, cultures, identity, and values of every individual. Listen and be respectful of different backgrounds and points of view.”

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136	STOCKHOLDER PROPOSALS
➢	“Never treat someone differently based on that person’s race (including personal appearance and hair), sex, gender, pregnancy, gender identity or expression, color, creed, religion, national origin, nationality, citizenship, age, physical or mental disability or medical condition as defined under applicable law, genetic information, marital status (including domestic partnerships and civil unions as defined and recognized by applicable law), sexual orientation, culture, ancestry, familial or caregiver status, nursing status, military status, veteran’s status, socioeconomic status, unemployment.”
➢	“Provide fair and equitable access to goods, products, services, facilities, privileges, advantages, or accommodations and make decisions regarding their provision based on objective criteria.”

With respect to its own workforce, the Code further encourages employees to “create a collaborative work environment where different points of view can be raised and are respected and all team members are encouraged to contribute, develop, and fully use their talents and their voice.” These obligations are reinforced through annual Code of Conduct Training and implemented through internal policies and procedures.

Important Points to Consider

➢	Adoption of the proposal would not be in the best interests of Citi’s stockholders because Citi has already clearly articulated its firm commitment to non-discrimination, which extends to all employees, clients, customers, and stakeholders.
➢	To support its efforts in this area, Citi maintains a Code of Conduct outlining the standards of ethics and professional behavior expected of employees and representatives of Citi when dealing with clients, business colleagues, stockholders, communities, and each other, as well as numerous other internal policies and procedures to promote non-discriminatory practices across its business operations and engagements with clients and suppliers.

The stockholder proposal is not necessary as Citi has already articulated its commitment to non-discriminatory practices and disclosed how it manages those risks through policies and training; therefore, the Board recommends a vote AGAINST this Proposal 9.

Proposal 10

Harrington Investments, Inc. has submitted the following proposal for consideration at the 2024 Annual Meeting.

WHEREAS: Animal welfare issues present material financial, operational, and reputational risks for companies that receive financing from our Company, and to Citigroup as their financier.

The risks of mismanaging animal welfare include business disruption or loss of goodwill associated with inhumane treatment of animals such as animal testing and conditions of habitation, but they also may include environmental impacts of factory farming and related supply chain risks, and potential liabilities associated with issues of food safety, including diseases passed from animals to humans and overuse of antibiotics in livestock.1

OpenInvest published an analysis of these issues: “A company that does not disclose or prioritize its processes or impact on animal welfare raises questions for investors on how effective that company can be in managing potential risks or opportunities down the road. It is also impossible to assess future risk without the disclosure of the right information.”2

To minimize these risks, some banks are taking animal welfare issues into account as part of their lending due diligence practices.

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However, Citi’s oversight on animal welfare is miniscule, at best. Citi’s Environmental and Social Policy Framework discusses due diligence regarding financing that potentially impacts critical habitat and areas of high conservation value3, and “traceability” in beef supply chains. However, this due diligence is limited to “areas of high caution” and “sensitive ecoregions”, failing to address the welfare of animals involved.4 Consideration for biodiversity and habitat loss in sensitive ecoregions does not equate to consideration for animal welfare.

Further, “animal welfare” is never mentioned in any of Citi’s reports, policies, or governance documents.

Though peers like Wells Fargo & Goldman Sachs perform abysmally regarding animal welfare, Citi performs even worse with a score of “0”, according to the Banks for Animals scorecard. Goldman notes financing to plant-based companies, and Wells Fargo has Sustainable Finance Eligibility criteria, whereas Citi does not and is seemingly lacking oversight in numerous key areas relating to animal welfare, including but not limited to “Animal Farming and Food Production” and “Animal Testing”.5

Alternatively, banks like Triodos and de Volksbank established specific exclusionary criteria to reduce exposure to animal cruelty and its associated risks.6,7

Simply because a process is not disclosed, does not necessarily indicate a lack of due diligence. However, neglecting to publicly acknowledge oversight on animal welfare risks the perception of our company’s failure of oversight on critical issues. Publicly asserting how Citigroup addresses the issue of animal welfare when considering financing decisions would not only increase transparency but enhance Citi’s overall reputation.

Resolved: Shareholders request that Citigroup publish a report at reasonable expense and excluding proprietary and privileged information, disclosing whether and how the Board of Directors exercises its oversight regarding material risks associated with animal welfare.

1	https://www.openinvest.com/articles-insights/support-animal-welfare
2	New Animal Welfare Cause: How to Avoid Future Risk and Hold Businesses Accountable, Published on May 12, 2021. https://www.openinvest.com/articles-insights/support-animal-welfare
3	https://www.citigroup.com/rcs/citigpa/storage/public/Environmental-and-Social-Policy-Framework.pdf
4	https://www.citigroup.com/rcs/citigpa/storage/public/Global-ESG-Report-2022.pdf
5	https://banksforanimals.org/institutions/citigroup/
6	https://www.triodos.com/en/articles/2022/triodos-bank-updates-minimum-standards
7	https://static.devolksbank.nl/files/Guide-ASN-Sustainability-Criteria-2022.pdf?v=1683199950

Management Comment

Summary

The proposal requests that Citi publish a report disclosing whether and how the Board of Directors exercises its oversight regarding material risks associated with animal welfare. The Supporting Statement expresses a concern that “animal welfare issues present material financial, operational, and reputational risks for companies that receive financing from our Company, and to Citigroup as their financier.”

Citi’s Board of Directors provides oversight of Citi’s work to identify, assess and integrate sustainability-related risks and opportunities. Moreover, our internal risk management processes are designed to help us understand a broad array of key risks associated with our activities and with our clients. Citi’s Enterprise Risk Management (ERM) Framework details the principles used to support consistent risk management across the organization. Risks related to animal welfare, such as threats to biodiversity and flora and fauna, have been incorporated in our Environmental and Social Risk Management (ESRM) Policy when relevant from a risk management perspective. Separately, a number of our clients in certain sectors have voluntarily committed to good practices related to animal welfare, such as the “Five Freedoms” of animal welfare.

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Important Points to Consider

➢	ESRM: Under Citi’s ESRM Policy, there are certain Areas of High Caution, such as risks to biodiversity, that require special attention, focus and respect. In addition, Citi’s ESRM Policy includes prohibitions on doing business with companies when our due diligence indicates that they are active in production or trade in wildlife or products regulated under CITES (the Convention on International Trade in Endangered Species of Wild Fauna and Flora), or drift net fishing in the marine environment using nets in excess of 2.5 km in length.
➢	Illegal Wildlife Trafficking: Citi is a member of United for Wildlife’s Financial Taskforce, a collaboration between financial institutions and nongovernmental organizations established to fight illegal wildlife trafficking. In 2022, Citi worked through the United for Wildlife Hong Kong chapter in support of legislation that elevates wildlife-related trafficking to a serious crime and helped develop a financial sector toolkit and threat profile for the region. In 2023, Citi expanded its active participation in the taskforce and joined the United for Wildlife regional chapters in East Africa; Middle East and North Africa; North America; and Hong Kong.
➢	Sustainable Finance: Citi’s sustainable finance activity includes sustainable agriculture and land use, such as work with clients in the agricultural tech space and focused on alternative proteins. We provide detailed annual reporting on our sustainable finance activity, by product, environmental/social criteria, and region. As one example of a sustainable finance transaction related to biodiversity, in 2022, Citi supported the World Bank in issuing a $150 million first-of-its-kind, outcome-based Wildlife Conservation Bond that contributes to protecting and increasing black rhino populations in two protected park areas in South Africa, by providing conservation investment payments to the parks in lieu of coupon payments to investors.
Citi believes that the stockholder proposal is not necessary in light of the Board’s existing oversight of Citi’s risk framework and policies, including pursuant to Citi’s Enterprise Risk Management Framework that drives board reporting on risk and related disclosures; therefore, the Board recommends a vote AGAINST this Proposal 10.

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Submission of Future Stockholder Proposals

Under SEC Rule 14a-8, a stockholder who intends to present a proposal at the next Annual Meeting of Stockholders and who wishes the proposal to be included in the Proxy Statement for that meeting must submit the proposal in writing to the Corporate Secretary of Citi at 388 Greenwich Street, New York, New York 10013 and send to the following email address: shareholderrelations@citi.com. Proposals for the 2025 Annual Meeting must be received no later than November 19, 2024. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8.

Citi’s By-laws permit a stockholder or group of stockholders (up to 20) who have owned at least 3% of Citi common stock for at least three years to submit Director nominees (up to the greater of two nominees or 20% of the Board, as determined in accordance with the By-laws) for inclusion in Citi’s Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in the By-laws. With respect to stockholder nominees for Director election submitted for inclusion in Citi’s Proxy Statement for the 2025 Annual Meeting, written notice of nominations must be provided by the stockholder proponent(s) to Citi in accordance with Citi’s By-laws. The notice must be delivered to, or mailed and received by, Citi’s Corporate Secretary not earlier than October 20, 2024 and not later than November 19, 2024. These deadlines are based on the 150th day and 120th day, respectively, before the one-year anniversary of the date that the Proxy Statement for this Annual Meeting was first sent to stockholders (which date, for purposes of Citi’s By-laws, is March 19, 2024). The ability to include a nominee in Citi’s Proxy Statement is subject to the terms and conditions set forth in Citi’s By-laws.

With respect to stockholder nominees for Director election at the next Annual Meeting (other than nominees submitted for inclusion in Citi’s proxy materials) and stockholder proposals for consideration at the next Annual Meeting that are not submitted for inclusion in Citi’s proxy materials under Rule 14a-8, written notice of nominations and proposals must be provided by the stockholder proponent to Citi in accordance with Citi’s By-laws (which includes information required under Rule 14a-19). The notice must be delivered to, or mailed and received by, Citi’s Corporate Secretary, not earlier than December 31, 2024 and not later than January 30, 2025 and must comply with all applicable provisions of Citi’s By-laws. You may obtain a copy of Citi’s By-laws on Citi’s website or by writing to Brent J. McIntosh, Corporate Secretary, at 388 Greenwich Street, New York, New York 10013 or to the following email address: shareholderrelations@citi.com.

Cost of Annual Meeting and Proxy Solicitation

Citi pays the cost of the Annual Meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Citi may solicit proxies by personal interview, telephone, and similar means. No Director, officer, or employee of Citi will be specially compensated for these activities. Citi also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay the brokers, banks, and other nominees certain expenses they incur for such activities. Citi has retained Morrow Sodali LLC, a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of
$30,000 plus reimbursement of certain out-of-pocket expenses.

Householding

Under SEC rules, a single set of Annual Reports and Proxy Statements or Notice of Internet Availability of Proxy Materials, as applicable, may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, will be sent to that address unless any stockholder at that address requested multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate Annual Report or Proxy Statement, he or she may telephone toll-free 1-866-540-7095 or write to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are record holders.

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About the 2024 Annual Meeting

Q:	Who is soliciting my vote?
A:	The Board of Directors of Citigroup Inc. is soliciting your vote at the 2024 Annual Meeting of Citi’s stockholders.
Q:	Where and when will the 2024 Annual Meeting take place?
A:	The Annual Meeting is scheduled to begin at 9:00 a.m. E.T. on April 30, 2024 through a virtual meeting platform. You or your proxyholder can participate, vote, ask questions and examine the rules of the meeting at the Annual Meeting by visiting www.virtualshareholdermeeting.com/CITI2024 and using your 16-digit control number. Electronic entry to the meeting will begin at 8:45 a.m. E.T. and the meeting will begin promptly at 9:00 a.m. E.T. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CITI2024.
Q:	Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
A:	Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to mail to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may access proxy materials in printed form by mail or electronically on an ongoing basis. This process has allowed us to expedite our stockholders’ receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of our 2024 Annual Meeting.
Q:	Why didn’t I receive a Notice in the mail about the Internet availability of the proxy materials?
A:	We are providing some of our stockholders, including stockholders who have previously asked to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a Notice. In addition, we are providing a Notice by email to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an email containing a link to the website where those materials are available and a link to the proxy voting website.
Q:	How can I access Citi’s proxy materials and Annual Report electronically?
A:

This Proxy Statement and the 2023 Annual Report are available on Citi’s website at www.citigroup.com. Click on “Investors,” then “Corporate Governance.” Most stockholders can elect not to receive paper copies of future Proxy Statements and Annual Reports and can instead view those documents on the Internet. Information on or connected to our website (or the website of any third party) referenced in this Proxy Statement is in addition to and not a part of or incorporated by reference into this Proxy Statement.

If you are a stockholder of record, you can choose this option and save Citi the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Citi stock through a bank, broker, or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future Proxy Statements and Annual Reports.

If you choose not to receive paper copies of future Proxy Statements and Annual Reports, you will receive an email message next year containing the Internet address to use to access Citi’s Proxy Statement and Annual Report. Your choice will remain in effect until you tell us otherwise or until your consent is deemed to be revoked under applicable law. You do not have to elect Internet access each year. To view, cancel, or change your enrollment profile, please go to www.InvestorDelivery.com.

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Q:	What will I be voting on?
A:

•

Election of Directors (see pages 46–67).

•

Ratification of KPMG as Citi’s independent registered public accounting firm for 2024 (see pages 69–70).

•

An advisory vote to approve our 2023 executive compensation (see pages 71–114).

•

Approval of additional shares for, and a term extension and restatement of, the Citigroup 2019 Stock Incentive Plan (see pages 115–124).

•

Six stockholder proposals (see pages 125–138).

An agenda and rules of procedures for the meeting will be posted on the virtual meeting platform on the day of the meeting.

Q:	How many votes do I have?
A:	You will have one vote for every share of Citi common stock you owned on March 4, 2024 (the record date).
Q:	How many votes can be cast by all stockholders?
A:	1,915,277,604, consisting of one vote for each of Citi’s shares of common stock that were outstanding on the record date. There is no cumulative voting.
Q:	How many votes must be present to hold the meeting?
A:	To constitute a quorum to transact business at the 2024 Annual Meeting, the holders of a majority of the votes that can be cast, or 957,638,803 shares, must be present or represented by proxy at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting. Persons voting by proxy will be deemed present at the meeting even if they abstain from voting on any or all of the proposals presented for stockholder action. Shares held by brokers who vote such shares on any proposal will be counted as present for purposes of establishing a quorum, and shares treated as broker non-votes for one or more proposals will nevertheless be deemed present for purposes of constituting a quorum for the Annual Meeting.
Q:	Does any single stockholder control more than 5% of any class of Citi’s voting stock?
A:

Yes, there are two stockholders that each control more than 5%. According to a Schedule 13G/A Information Statement filed by BlackRock, Inc. and certain subsidiaries on January 25, 2024, BlackRock may be deemed to beneficially own 8.7% of Citi’s common stock. According to a Schedule 13G/A Information Statement filed by The Vanguard Group, Inc. on February 13, 2024, Vanguard may be deemed to beneficially own 8.7% of Citi’s common stock.

For further information, see Stock Ownership — Owners of More than 5% of Citi Common Stock on page 45.

Q:	How do I vote?
A:	You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, stockholders have a choice of voting over the Internet, by QR code, by phone, or by using a traditional proxy card by mail. You can also vote at the Annual Meeting by accessing the virtual meeting platform at www.virtualshareholdermeeting.com/CITI2024. You will need your 16-digit control number.

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142	About the 2024 Annual Meeting

To reduce our administrative and postage costs, we ask that you vote using the Internet, by telephone, by mobile phone, or by QR code, all of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. E.T. on April 29, 2024. If you hold your shares in a Citi employee benefit plan, please submit your vote by the date indicated on your proxy card.

If you attend the Virtual Annual Meeting, you may vote your shares at the meeting by accessing www.virtualshareholdermeeting.com/CITI2024. You will need your 16-digit control number to vote. If you hold your Citi common stock through a securities broker (that is, in “street name”), you must obtain a proxy from your broker and access www.virtualshareholdermeeting.com/CITI2024 by using your 16-digit control number.

Q:	How do I get a printed proxy card?
A:

If you received a Notice instead of the printed materials, there are three ways you may request a proxy card and a full set of materials at no charge. For all three methods, you will need the 16-digit control number printed on the Notice.

Requesting a proxy card

By telephone: 1-800-579-1639;
By Internet: www.proxyvote.com; or
By email: sendmaterial@proxyvote.com (send a blank email with the 16-digit control number in the subject line).

Q:	Can I change my vote?
A:	Yes. Just send in a new proxy card or voter instruction form with a later date, cast a new vote by QR code, telephone or Internet, or send a written notice of revocation to Citi’s Corporate Secretary, Brent J. McIntosh, at 388 Greenwich Street, New York, NY 10013. If you attend the 2024 Virtual Annual Meeting, you can change your vote by voting on the virtual meeting platform, but simply attending the 2024 Virtual Annual Meeting without voting will not change your vote or revoke a previously granted proxy.
Q:	What if I don’t vote for some of the matters listed on my proxy card?
A:	If you return a signed proxy card without indicating voting instructions, your shares will be voted in accordance with the Board’s recommendation FOR the nominees listed on the card, FOR KPMG as independent registered public accounting firm for 2024, FOR our 2023 executive compensation, FOR an amendment to the Citigroup 2019 Stock Incentive Plan for the approval of additional shares, and term extension and restatement, and AGAINST each of the stockholder proposals. If you only vote for certain matters, the remaining matters will be voted as set forth above. See also “Could other matters be decided at the 2024 Annual Meeting?”
Q:	Can my shares held in street name be voted if I don’t return my voter instruction card and don’t attend the 2024 Annual Meeting?
A:

If you don’t vote your shares held in street name, your broker can vote your shares on matters that the New York Stock Exchange (NYSE) has ruled discretionary.

Discretionary Items. KPMG’s appointment is expected to be a discretionary item. NYSE member brokers who do not receive instructions from beneficial owners are expected to be able to vote on this proposal as follows: (i) a Citi affiliated member is permitted to vote your shares in the same proportion as all other shares are voted with respect to this proposal, and (ii) all other NYSE member brokers are permitted to vote your shares at their discretion.

Non-discretionary Items. Brokers will not be able to vote your shares on non-discretionary items if you fail to provide instructions. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

If your shares are registered directly in your name, not in the name of a bank or broker, you must vote your shares or your vote will not be counted. Please vote your proxy so your vote can be counted.

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Q:	If I hold shares through Citigroup’s employee benefit plans and do not provide voting instructions, how will my shares be voted?
A:	If you hold shares of common stock through Citigroup’s employee benefit plans or stock incentive plans and do not provide voting instructions to the plans’ trustees or administrators, your shares will be voted in the same proportion as the shares beneficially owned through such plans for which voting instructions are received, unless otherwise required by law.
Q:	What vote is required, and how will my votes be counted, to elect Directors and to adopt the other proposals?
A:	The following chart describes the proposals to be considered at the meeting, the vote required to elect Directors and to adopt each of the other proposals, and the manner in which votes will be counted:
Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”(1)
Election of Directors	For, against, or abstain on each nominee	A nominee for Director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.	No effect	No effect
Ratification of KPMG	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against	Brokers expected to have discretion to vote
Advisory vote to approve our 2023 executive compensation	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against	No effect
Approval of additional shares for, and a term extension and restatement of, the Citigroup 2019 Stock Incentive Plan	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against	No effect
Six stockholder proposals	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against	No effect
(1)	A broker non-vote generally occurs when a broker is not permitted to vote on a matter without instructions from a customer having beneficial ownership in the securities and has not received such instructions. Broker non-votes will not be counted as shares entitled to vote on the relevant proposal.

If a nominee for Director is not re-elected by the required vote, he or she will remain in office until a successor is elected and qualified or until his or her earlier resignation or removal. Citi’s By-laws provide that in the event a Director nominee is not re-elected, such Director shall offer to resign from his or her position as a Director. Unless the Board decides to reject the offer or to postpone the effective date of the offer, the resignation shall become effective 60 days after the date of the election.

The result of the votes on an advisory vote on our 2023 executive compensation are not binding on the Board, whether or not the resolution is passed under the voting standards described above. In evaluating the stockholder vote on the advisory resolution, the Board will consider the voting results in their entirety.

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144	About the 2024 Annual Meeting

As a matter of good corporate governance, the Board is requesting ratification of the Audit Committee’s selection of KPMG as the independent registered public accounting firm of Citi for 2024. If stockholders do not ratify the selection of KPMG, the Audit Committee will evaluate the stockholder vote when considering the selection of an independent registered public accounting firm for the audit engagement for the 2025 fiscal year.

Q:	Is my vote confidential?
A:

In 2006, the Board adopted a confidential voting policy as part of its Corporate Governance Guidelines. Under the policy, except as necessary to meet applicable legal requirements or as otherwise described below, all votes, whether submitted by proxies, ballots, Internet voting, telephone voting, or otherwise are kept confidential for registered stockholders who request confidential treatment. If you are a registered stockholder and would like your vote kept confidential, please check the appropriate box on the proxy card or follow the instructions when submitting your vote by telephone, mobile phone, QR Code or by Internet. If you hold your shares in “street name” or through an employee benefit plan or stock incentive plan, your vote already receives confidential treatment and you do not need to request confidential treatment in order to maintain the confidentiality of your vote.

The confidential voting policy will not apply in the event of a proxy contest or other solicitation based on an opposition Proxy Statement and in certain other limited circumstances. For further details regarding this policy, please see the Corporate Governance Guidelines, available on Citi’s website at www.citigroup.com.

Q:	Could other matters be decided at the 2024 Annual Meeting?
A:	We don’t know of any matters that will be considered at the Annual Meeting other than those described above. If a stockholder proposal that was excluded from this Proxy Statement is brought before the meeting, the Chair will declare such proposal out of order, and it will be disregarded, or we will vote the proxies AGAINST the proposal. If any other matters arise at the Annual Meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.
Q:	What happens if the meeting is postponed or adjourned or encounters technical difficulties?
A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. If there are any technical issues in convening or hosting the meeting, information on when and how the meeting will be reconvened will be displayed during the scheduled time of the meeting on the Virtual Meeting Platform.
Q:	Should I register to attend the 2024 Annual Meeting?
A:	Yes. To register for the meeting you will need to access the Shareholder Meeting Registration at www.proxyvote.com and follow the instructions provided (you will need the 16-digit control number included on your proxy card, voter instruction form, or Notice of Internet Availability of Proxy Materials). We encourage stockholders to log in to this website and access the webcast before the Virtual Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Virtual Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/CITI2024.
Q:	Can I submit a question during or in advance of the Annual Meeting?
A:	Yes. Stockholders may submit questions during the virtual meeting or in advance. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit control number and entering your first and last name and email address. If you are submitting a question in advance, please remember to submit your question by 11:59 p.m. E.T. on April 26. Questions may also be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CITI2024. All stockholders will need their 16-digit control number to ask questions–that number can be found on the proxy cards, voting instruction forms or other notices you received previously as well as your first and last name and email address. You will be prompted to submit your name and write your question. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CITI2024.

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Q:	What is the appropriate subject matter for questions during the Annual Meeting?
A:	Citi’s Chair and/or CEO will answer your questions relating to Citi’s business and operations. If you need assistance with a personal financial issue, please enter your concern in the web portal during the meeting and a member of Citi’s Customer Service Team will contact you. Questions that are substantially similar may be grouped and answered once to avoid repetition. Questions related to personal matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting.

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Annex A

Additional Information Regarding Proposal 3

Glossary

Cumulative Earnings per Share for our Performance Share Units is determined by adding the diluted earnings per share based on net income allocated to common stockholders from our quarterly earnings reports for the 12 quarters of the applicable three-year performance period.

Efficiency Ratio is a ratio signifying how much of a dollar in expense (as a percentage) it takes to generate one dollar in revenue. Represents total operating expenses divided by total revenues, net.

Operating Leverage represents the annual change in [(Revenues, net of Interest Expense in bps), less (the annual change in Operating Expenses in bps)].

Return on Assets (ROA) is net income (annualized), divided by average assets for the year.

Return on Common Equity is net income less preferred dividends (both annualized), divided by average common equity for the period.

Return on Tangible Common Equity (RoTCE), which is a non-GAAP financial measure, is annualized net income for a business or Citigroup (minus preferred dividends in the case of Citigroup) divided by average tangible common equity for the year.

Tangible Book Value per Share, which is a non-GAAP financial measure, is Tangible Common Equity at year end divided by Common Shares outstanding at year end.

Total Payout Ratio is the sum of dividends paid to common stockholders plus common share repurchases, divided by (Net Income, less preferred dividends).

Citi 2024 Proxy Statement

Annex A	147

Citigroup — Quantitative Scorecard Metric Details and Reconciliations

(In millions of dollars, except ratios and bps)

	2023						2022						2023 vs. 2022 Change in bps						2021
	Citigroup	Services	Markets	Banking	USPB	Wealth	Citigroup	Services	Markets	Banking	USPB	Wealth	Citigroup	Services	Markets	Banking	USPB	Wealth	Citigroup
Income from Continuing Operations before Income Taxes	$12,910	$7,076	$5,182	$(136)	$2,378	$449	$18,807
Less: Provision for Income Taxes	3,528	2,405	1,162	(92)	558	103	3,642
Add: Income from Discontinued Operations	(1)	—	—	—	—	—	(231)
Less: Noncontrolling Interests	153	66	67	4	—	—	89
Net Income	$9,228	$4,605	$3,953	$(48)	$1,820	$346	$14,845
Average Assets	$2,442,233						$2,396,023
Return on Assets (Net Income/Average Assets)	0.38%						0.62%
Total Revenues, Net of Interest Expense	$78,462	$18,050	$18,857	$4,568	$19,187	$7,091	$75,338	$15,619	$20,161	$5,396	$16,872	$7,448	414.7	1,556.4	(646.8)	(1,534.5)	1,372.1	(479.3)
Total Operating Expenses	$56,366	$10,024	$13,238	$4,869	$10,102	$6,644	$51,292	$8,728	$12,413	$4,471	$9,782	$6,058	989.2	1,484.9	664.6	890.2	327.1	967.3
Efficiency Ratio (Operating Expenses/Revenues, Net of Interest Expense)	72%						68%
Operating Leverage in bps [(annual change in Revenues, net of Interest Expense in bps), less (annual change in Operating Expenses in bps)]													(575)	72	(1,311)	(2,425)	1,045	(1,447)

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148	Annex A
	2023						2022						2023 vs. 2022 Change in bps						2021
	Citigroup	Services	Markets	Banking	USPB	Wealth	Citigroup	Services	Markets	Banking	USPB	Wealth	Citigroup	Services	Markets	Banking	USPB	Wealth	Citigroup
													% change from 2022							% change from 2021
Total Revenues, Net of Interest Expense	$78,462						$75,338						4%						$71,884	5%
Total Divestitures Impact on Revenues	1,346						854

Total Revenues, excluding Divestitures Impact	$77,116						$74,484						4%
Total Operating Expenses	$56,366						$51,292						10%
Total Divestitures Impact on Operating Expenses	372						696
Total Operating Expenses, excluding Divestitures Impact	$55,994						$50,596						11%
Net Income	$9,228						$14,845
Preferred Stock Dividends	1,198						1,032
Income Available to Common Stockholders	$8,030						$13,813
Total Citigroup Stockholders’ Equity at December 31, 2023 and 2022	$205,453						$201,189
Less: Preferred Stock	17,600						18,995

Citi 2024 Proxy Statement

Annex A	149
	2023						2022						2023 vs. 2022 Change in bps						2021
	Citigroup	Services	Markets	Banking	USPB	Wealth	Citigroup	Services	Markets	Banking	USPB	Wealth	Citigroup	Services	Markets	Banking	USPB	Wealth	Citigroup
Total Common Equity at December 31, 2023 and 2022 (A)	$187,853						$182,194
Less:
Goodwill (GW) at December 31, 2023 and 2022	20,098						19,691
Intangible Assets (Other than Mortgage Servicing Rights (MSRs)) at December 31, 2023 and 2022	3,730						3,763
GW and Int. Assets (Other than MSRs) related to Assets Held-For-Sale at December 31, 2023 and 2022	—						589
Tangible Common Equity at December 31, 2023 and 2022 (B)	$164,025						$158,151
End of Period Common Shares Outstanding (C)	1,903,113,839						1,936,986,425

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	2023						2022						2023 vs. 2022 Change in bps						2021
	Citigroup	Services	Markets	Banking	USPB	Wealth	Citigroup	Services	Markets	Banking	USPB	Wealth	Citigroup	Services	Markets	Banking	USPB	Wealth	Citigroup
Book Value Per Share [(A)/(C)]	$98.71						$94.06
Tangible Book Value Per Share [(B)/(C)]	$86.19						$81.65
Average Tangible Common Equity during 2023 and 2022	$163,356	$23,000	$53,100	$21,400	$21,900	$13,400	$155,943
Return on Tangible Common Equity	4.9%	20.0%	7.4%	(0.2%)	8.3%	2.6%	8.9%
Average Common Equity	$187,730						$180,093
Return on Common Equity [(Reported Net Income less Preferred Dividends)/ Average Common Equity]	4.3%						7.7%
Common Dividends	$4,076						$4,028
Common Stock Repurchases	2,000						3,250
Distributions to Common Stockholders (Total Payout)	$6,076						$7,278
Total Payout Ratio [Total Payout/ (Net Income less Preferred Dividends)]	76%						53%

Citi 2024 Proxy Statement

151

Annex B

Citigroup 2019 Stock Incentive Plan

(as proposed to be amended and restated as of April 30, 2024, subject to stockholder approval at the 2024 Annual Meeting)

1. Purpose

The purposes of the Citigroup 2019 Stock Incentive Plan (as amended from time to time, the “Plan”) are to (i) align incentive compensation programs with the Company’s long-term business objectives and the interests of stockholders; (ii) attract and retain Employees by providing compensation opportunities that are competitive within the global financial services industry; and (iii) provide compensation opportunities that do not create incentives to take imprudent risks. The Plan is hereby being amended and restated, subject to and effective upon stockholder approval at the annual meeting of stockholders on April 30, 2024, for the purposes of extending the Plan’s terms and authorizing additional shares for Award grants under the Plan.

2. Effective Date and Term

The Plan, as amended and restated, will become effective on April 30, 2024 (the “Effective Date”), subject to approval by the stockholders of the Company. Unless terminated earlier by the Committee, the Plan will expire on the date of the annual general meeting of stockholders to be held in 2029. The adoption and effectiveness of the Plan will not affect the terms or conditions of any outstanding awards granted under the Prior Plans or any other plan prior to the Effective Date.

3. Definitions

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

“Award” shall mean an Option, SAR, Stock Award, or Other Stock-Based Award granted under the Plan.

“Award Agreement” shall mean one or more documents (in either paper or electronic form (including by posting on the Company’s intranet or other shared electronic medium controlled by the Company to which a Participant has access)) evidencing the terms and conditions of an Award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, for purposes of Section 11, one or more of the following: (a) a Participant’s continued failure, after written notice, to substantially perform the duties of his or her position; (b) a Participant’s fraud, dishonesty, theft, embezzlement or other deliberate injury to the Company, its Subsidiaries or its affiliates in connection with the performance of his or her duties to the Company, its Subsidiaries or its affiliates; (c) a Participant’s material violation of any material policies of the Company; (d) a Participant’s material violation of any banking or securities laws, or any rules or standards of any applicable governmental entities or national securities exchanges that adversely impacts the Company, its Subsidiaries or its affiliates; and (e) a Participant’s conviction of, or guilty plea or plea of no contest to, any felony charge (or equivalent designation), or any misdemeanor charge (or any equivalent designation) involving any acts or omissions of dishonesty, fraud or theft.

“Change of Control” shall have the meaning set forth in Section 11.

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152	ANNEX B

“Code” shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder.

“Committee” shall mean the Compensation, Performance Management and Culture Committee of the Board, any successor thereto, or any sub-committee thereof, the members of which shall qualify as “Non-Employee Directors” under Rule 16b-3 of the 1934 Act; provided, however, that with respect to the application of the Plan to Directors, unless specifically provided otherwise herein, “Committee” shall mean the Board. Unless expressly provided otherwise herein or not permitted by applicable law, “Committee” includes any authorized delegate of the Committee, including each Plan Administrator. For avoidance of doubt, a failure of one or more members of the Committee to qualify as “Non-Employee Directors” under Rule 16b-3 of the 1934 Act shall not impair the validity of actions taken by the Committee, including the granting of any Award.

“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

“Company” shall mean Citigroup Inc., a Delaware corporation.

“Deferred Stock Award” shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“Director” shall mean a member of the Board who is not also an active employee or officer of the Company or a Subsidiary.

“Dodd-Frank Act” shall mean the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

“Employee” shall have the meaning set forth in General Instruction A to the Registration Statement on Form S-8 promulgated under the Securities Act of 1933, as amended, in effect on the Effective Date with respect to the Company or any of its Subsidiaries.

“Fair Market Value” shall mean, in the case of a grant of an Option or a SAR, the closing price of a share of Common Stock on the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted) on the date on which the Option or the SAR is granted. For all other purposes of administering an Award (including Options and SARs granted as Substitute Awards), “Fair Market Value” shall be as determined pursuant to the valuation methodology approved for such purpose by the Committee.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“Other Stock-Based Award” shall mean any of the Awards described in Section 7(c)(iv) herein.

“Participant” shall mean an Employee or former Employee who holds an Award under the Plan (and the legal representative of the estate of a deceased Participant).

“Performance Condition” shall mean any condition to the vesting of an Award based on the performance of the Company (including one or more of its Subsidiaries), the performance of any branch, business unit of the Company (or of any Subsidiary), or the performance of an individual Participant (other than remaining employed by the Company or a Subsidiary), whether based on absolute or relative performance measures.

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ANNEX B	153

“Plan Administrator” shall mean any officer or employee of the Company or a Subsidiary performing a function related to administration of the Plan as part of his or her normal job duties, and any director, officer, or employee, whether acting alone or as part of a committee or other group, or non-employee agent, to whom any authority over any matter related to administration of the Plan or any Award has been directly or indirectly delegated by the Committee.

“Prior Plans” shall mean the 2014 Stock Incentive Plan and the Citigroup 2009 Stock Incentive Plan.

“Repricing” shall mean (a) any action that constitutes a “repricing” under GAAP or the rules of the New York Stock Exchange (including any modification or amendment to an outstanding Option or SAR that has the effect of reducing its exercise price), (b) any cancellation of an Option or SAR when its exercise price exceeds Fair Market Value in exchange for cash, (c) any cancellation of an Option or SAR in exchange for a new Option or SAR with a lower exercise price, or (d) a substitution of a Stock Award for an Option or SAR when its exercise price exceeds Fair Market Value; in each case other than an adjustment to an outstanding Award that is consistent with the requirements of Section 6(d).

“Restricted Stock Award” shall mean an Award of Common Stock that is subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“SAR” shall mean “stock appreciation right,” which is a right to receive a payment, during a specified term, in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR, which right is subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“Section 16(a) Officer” shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

“Stock Award” shall mean a Deferred Stock Award, a Restricted Stock Award, a Stock Payment, or Other Stock-Based Award.

“Stock Payment” shall mean an immediately vested payment in shares of Common Stock that may or may not be in lieu of cash.

“Subsidiary” shall mean any of the consolidated subsidiaries of the Company.

“Substitute Award” shall mean an Award designated as such and granted in connection with a transaction between the Company or a Subsidiary and another entity or business in substitution or exchange for, or conversion, adjustment, assumption, or replacement of, awards previously granted by such other entity to any individuals who have become Employees of the Company or any Subsidiary as a result of such transaction or who were formerly employed by the acquired entity. An Award granted as an inducement to joining the Company or a Subsidiary in replacement of an award forfeited when leaving a previous employer to join the Company or a Subsidiary shall not be considered a Substitute Award.

4. The Committee

(a)	Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures, and guidelines governing the Plan and Awards as it deems appropriate from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; and (iii) establish all other terms, conditions, limitations, and restrictions applicable to Awards, Award programs and the shares of Common Stock issued pursuant thereto. Subject to the limitations set forth in the Plan, the Committee may suspend, accelerate, or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any

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154	ANNEX B
conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards, and make any and all other determinations that it deems appropriate with respect to the administration of the Plan. For purposes of this Plan, except as otherwise determined by the Committee, the term “vest” shall mean that the Participant has satisfied all conditions precedent imposed by the Plan and the related Award Agreement to his or her exercise of an Option or SAR. Any decision of the Committee made in accordance with this Section 4 shall be final, binding, and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries, and all Participants.
(b)	Administration of the Plan. The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission, or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate.
(c)	Delegation of Authority. To the extent not inconsistent with applicable law, the rules of the New York Stock Exchange, or other provisions of the Plan, the Committee may at any time delegate to a Plan Administrator some or all of its authority over the administration of the Plan, with respect to persons who are not Section 16(a) Officers. Actions taken or determinations made by or ratified by a duly authorized Plan Administrator shall have the same force and effect as if undertaken or made by the Committee, and all references in the Plan to the Committee (except with respect to actions or determinations related exclusively to Section 16(a) Officers) shall be deemed to include a reference to a duly authorized Plan Administrator.
(d)	Prohibition Against Repricing. Notwithstanding any provision of the Plan to the contrary, in no event shall any action be taken under the Plan that constitutes a Repricing of any Option or SAR granted under the Plan, or of any option or stock appreciation right granted under the Prior Plans or of an acquired company, except with approval of the stockholders of the Company.
(e)	Indemnification. No member of the Committee or any Plan Administrator shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and every Plan Administrator shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the By-laws and policies of the Company. In the performance of its functions under the Plan, the Committee (and each member of the Committee and every Plan Administrator) shall be entitled to rely in good faith upon information and advice furnished by the Company’s officers, employees, accountants, counsel, and any other party they deem appropriate, and neither the Committee nor any Plan Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

5. Participation

(a)	Eligible Employees. The Committee shall determine which Employees shall be eligible to receive Awards under the Plan, provided that consultants and advisors (other than members of the Board in their roles as such) shall not be eligible to receive Awards under the Plan. Former Employees may be eligible to receive Awards under the Plan, with respect to their last year of service or in connection with a sale, spin-off or other similar transaction. With respect to Employees subject to U.S. income tax, Options and SARs (unless Substitute Awards) shall only be granted to such Employees who provide direct services to the Company or a Subsidiary of the Company as of the date of grant of the Option or SAR.
(b)	Participation by Employees of Subsidiaries. Employees of Subsidiaries may participate in the Plan upon approval of Awards to such Employees by the Committee. Awards to Employees of Subsidiaries may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Committee.
(c)	Participation Outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider

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ANNEX B	155
necessary or appropriate to accommodate differences in local law, tax policy, or custom. Any special terms or conditions adopted by the Committee in accordance with this Section 5(c) may be set forth in a sub-plan, which shall constitute a part of this Plan; provided that the terms and conditions of any such sub-plan shall not be inconsistent with the terms and conditions of this Plan, as then in effect.
(d)	Maximum Individual Awards
(i)	Limits on Awards to Directors. The maximum number of shares of Common Stock subject to Awards granted during a single calendar year to any Director, taken together with any cash fees paid during the calendar year to the Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards in accordance with GAAP). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Director receiving such additional compensation may not participate in the decision to award such compensation.
(ii)	Limits on Options and SARs. The aggregate number of shares of Common Stock that may be subject to all Options and SARs granted to an individual Employee (other than as a Director) in a calendar year may not exceed 1,000,000 shares (subject to adjustment pursuant to Section 6(d)).
(iii)	Limits on Stock Awards. The aggregate number of shares of Common Stock that may be subject to all Stock Awards granted to an individual Employee (other than as a Director) in a calendar year may not exceed 1,000,000 shares (subject to adjustment pursuant to Section 6(d)).
(iv)	Substitute Awards. Notwithstanding the foregoing, shares subject to an Award that is a Substitute Award shall not count against any individual Award limit in this Section 5(d).

6. Available Shares of Common Stock

(a)	Shares Subject to the Plan. Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares may consist of shares purchased in open market transactions or otherwise. Pursuant to and subject to the other provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed the sum of (i) thirty million (30,000,000) shares approved by stockholders of the Company effective April 16, 2019; and (ii) any additional number of shares that may be authorized for issuance pursuant to any amendments to the Plan approved by stockholders of the Company thereafter. Effective April 21, 2020, pursuant to an amendment to the Plan approved by stockholders of the Company, an additional 15 million (15,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan. Effective April 27, 2021, pursuant to an amendment to the Plan approved by stockholders of the Company, an additional 20 million (20,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan. Effective April 26, 2022, pursuant to an amendment to the Plan approved by stockholders of the Company, an additional 36 million (36,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan. Effective April 25, 2023, pursuant to an amendment to the Plan approved by stockholders of the Company, an additional 28 million (28,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan. Effective April 30, 2024, pursuant to an amendment to the Plan approved by stockholders of the Company, an additional 30 million (30,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan.
(b)	Forfeited and Expired Awards. Awards granted under the Plan or the Prior Plans that, after the Effective Date, are forfeited, expire, or are cancelled or settled without issuance of shares shall not count against the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for

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156	ANNEX B
future Awards under the Plan. Notwithstanding the foregoing, all shares of Common Stock that are (i) withheld or tendered in payment of an Option exercise price or repurchased by the Company with Option exercise proceeds; (ii) withheld or tendered to satisfy any tax withholding obligation (in connection with any Option, SAR, Stock Award, or otherwise); (iii) covered by an option or SAR (to the extent that it would be settled in shares of Common Stock, without regard to the number of shares of Common Stock that are actually issued to the Participant upon exercise); (iv) withheld by the Company to satisfy any debt or other obligation owed to the Company or any Subsidiary; and (v) fractional shares of Common Stock that are cancelled pursuant to Section 7(f), shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 6(a). In addition, shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).
(c)	Other Items not Included in Share Limit. The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; or (ii) the grant of Substitute Awards. Any shares purchased by or on behalf of Participants in a dividend reinvestment program established under the Plan shall not count against the maximum number of shares that may be issued under the Plan as set forth in Section 6(a), provided that such shares are purchased in open-market transactions or are treasury shares purchased directly from the Company at Fair Market Value at the time of purchase.
(d)	Adjustments. In the event of any change in the Company’s capital structure, including but not limited to a change in the number of shares of Common Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split, spinoff or any similar equity restructuring, or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, or (iii) any change to the capital structure or event affecting the capitalization of the Company, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to (i) the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a), and (ii) the maximum number of shares that may be granted to any single individual pursuant to the limits set forth in Section 5(d). In the event of any extraordinary dividend, divestiture, or other distribution (other than ordinary cash dividends) of assets to stockholders, or any transaction or event described above or in the applicable Award Agreement, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award. The Company shall give each Participant notice of an adjustment to an Award hereunder, and any determination by the Committee under this Section 6(d) shall be deemed made pursuant to its authority under Section 4(a). Notwithstanding the foregoing, the Committee shall decline to adjust any Award made to a Participant if such adjustment would violate applicable law.

7. Awards Under the Plan

Awards under the Plan may be granted as Options, SARs, or Stock Awards, as described below. Awards may be granted singly, in combination, or in tandem as determined by the Committee. Subject to the terms of the Plan (including but not limited to the minimum vesting requirement of Section 7(d)), Awards shall have such terms, conditions, limitations, and restrictions as may be determined by the Committee from time to time, and may include vesting, forfeiture, cancellation and clawback provisions as may be required by applicable laws, rules or regulations or any applicable securities exchange listing standards or as may be imposed in accordance with Company policies or practices, in either case as may be in effect from time to time.

(a)	Options. Options shall expire after such period, not to exceed 10 years, as may be determined by the Committee. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise cancelled pursuant to its terms or the terms of the Plan. In no event shall any Option issued under the Plan be a “reload” Option or carry any similar rights.

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(i)	Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Fair Market Value on the grant date, unless the Option is a Substitute Award.
(ii)	Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. An Option may be exercised by any method as may be permitted by the Committee from time to time, including but not limited to any “net exercise” or other “cashless” exercise method.
(b)	Stock Appreciation Rights. SARs granted under the Plan shall expire after such term, not to exceed 10 years, as may be determined by the Committee. The exercise price per share of Common Stock subject to a SAR shall not be less than 100% of Fair Market Value on the grant date, unless the SAR is a Substitute Award.
(c)	Stock Awards
(i)	Stock Payment. Subject to the terms of the Plan, the Committee may grant vested shares of Common Stock as a Stock Payment. A Stock Payment may be in lieu of cash compensation, but may be subject to restrictions on sale or transfer, or cancellation and recoupment, as determined by the Committee. A Stock Payment under the Plan may be granted as, or in payment of, a bonus determined pursuant to any other plan. Any shares of Common Stock granted as a Stock Payment in lieu of cash compensation shall be valued at their Fair Market Value.
(ii)	Restricted Stock. Upon satisfaction of all conditions to vesting and any tax withholding obligations, and upon the lapse of any post-vesting restrictions on sale or transfer, shares of Common Stock subject to a Restricted Stock Award shall be delivered to a Participant free of restriction.
(iii)	Deferred Stock. A Deferred Stock Award represents only an unfunded, unsecured promise to deliver shares of Common Stock in the future and does not give a Participant any greater rights than those of an unsecured general creditor of the Company. Upon satisfaction of all conditions to vesting and any tax withholding obligations, shares of Common Stock subject to a vested Deferred Stock Award will be issued, and upon the lapse of any post-vesting restrictions on sale or transfer, such shares of Common Stock will be delivered to a Participant free of restriction.
(iv)	Other Stock-Based Awards. To the extent not prohibited by applicable law, the Committee may grant any other Award that is denominated in shares of Common Stock and that may be settled in cash and/ or by the delivery of shares of Common Stock (for the avoidance of doubt, an award that by its terms may be settled only in cash shall not be an Award under this Plan).
(d)	Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, (iii) shares of Common Stock delivered in lieu of fully vested cash obligations, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 6(a) (subject to adjustment under Section 6(d)); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, leave of absence, termination of employment, Change in Control, upon the sale or other disposition of a Participant’s employer, or any other similar event, as specified in the Award Agreement.

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158	ANNEX B
(e)	Performance-Based Awards
(i)	The Committee may grant Awards that are subject to the achievement of one or more Performance Conditions related to a period of performance of not less than one year.
(ii)	Performance Conditions may be expressed in either, or a combination of, absolute or relative values or a percentage of: revenue, revenue or product growth, net income (pre- or after-tax), earnings, earnings per share, stockholders’ equity or return on stockholders’ equity, assets or return on assets, return on risk-adjusted assets, capital or return on capital, return on risk capital, return on tangible common equity, book value or book value per share, tangible book value per share, economic value-added models or equivalent metrics, operating income, pre- or after-tax income, expenses or reengineering savings, margins, cash flow or cash flow per share, stock price, total shareholder return, market share, debt reduction, net promoter scores, operating efficiency ratios, expense ratios, liquidity ratios, regulatory achievements or any objective or subjective Performance Conditions selected by the Committee. In addition, such Performance Conditions may be used on an absolute or relative basis to measure the performance of the Company as a whole, any business unit(s) of the Company and its Subsidiaries and/or one or more of its branches or affiliates, or the performance of an individual Participant, and may be used in any combination as the Committee may deem appropriate. Such Performance Conditions may also be based on performance determined on a per share basis (either basic or fully diluted) and/or as compared to the performance of a group of peer or comparator companies, prior performance periods, a published or special index or indices that the Committee deems appropriate, or such other measures selected or defined by the Committee at the time such Performance Conditions are established.
(iii)	Subject to Section 11, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to any Performance Condition, including (but not limited to) with respect to items determined to be extraordinary or unusual in nature or infrequent in occurrence, or that are related to discontinued operations, the disposal of a business or assets, or a change in accounting principle under GAAP, or that are attributable to the business operations of any entity acquired by the Company or a Subsidiary during a relevant performance period;
(f)	Fractional Shares. The Company shall not be obligated to issue any fractional shares of Common Stock in settlement of Awards granted under the Plan. If an Award includes or results in an entitlement to a fractional share for any reason, the Award shall be settled in full by issuance of the maximum whole number of shares of Common Stock the Participant is entitled to receive pursuant to the terms of the Award (upon satisfaction of all applicable conditions to the issuance of shares) and the Company may cancel the fractional share without any compensation to the Participant.

8. Dividends and Dividend Equivalents

The Committee may provide that Stock Awards shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, limitations, and restrictions as the Committee may establish, from time to time, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents. Notwithstanding the foregoing, the Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an Award with a Performance Condition; for such Awards, the Committee may only provide for the accrual of dividends or dividend equivalents that will not be payable to a Participant unless and until, and only to the extent that, the shares of Common Stock subject to the Award vest upon satisfaction of the relevant Performance Condition and all other applicable conditions to vesting. Dividend or dividend equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards. No dividends or dividend equivalents shall be paid on Options or SARs.

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ANNEX B	159

9. Voting

Unless the Committee has determined otherwise, a Participant shall have the right to direct the vote of issued and outstanding shares of Common Stock subject to continuing restrictions pursuant to the terms of a Stock Award under the Plan. All such shares shall be voted by the Plan Administrator in accordance with instructions received from Participants (unless to do so would constitute a violation of any applicable exchange rules). Any such shares as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received with respect to all other such shares and with respect to shares underlying awards granted pursuant to a Prior Plan that are also subject to continuing restrictions.

10. Nontransferability

Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, or vesting of a Stock Award, may not be sold, pledged, hypothecated, assigned, margined, or otherwise transferred by a Participant in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts, or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way.

Notwithstanding the foregoing, the Committee may permit Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability to be transferred one time and without payment or consideration to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

11. Change of Control of the Company

(a)	The Committee may, at the time an Award is made or at any time prior to or coincident with a Change of Control:
(i)	provide for the adjustment of any Performance Conditions as the Committee deems necessary or appropriate to prevent the enlargement or diminution of the rights of the Participants;
(ii)	provide for the cancellation of any Awards then outstanding if the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) in the Change of Control replaces the Awards with new rights of substantially equivalent value;
(iii)	provide that upon an involuntary termination of a Participant’s employment as a result of a Change of Control, any time periods shall accelerate, and any other conditions relating to the vesting, exercise, payment, or distribution of an Award shall be waived; or
(iv)	provide that Awards shall be purchased for an amount of cash equal to the amount that could have been obtained for the shares covered by a Stock Award if it had been vested or by an Option or SAR if it had been exercised at the time of the Change of Control.
(b)	Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the vesting, payment, purchase, or distribution of an Award may not be accelerated by reason of a Change of Control for any Participant unless the Participant’s employment is involuntarily terminated as a result of the Change of Control. For purposes of this Section 11, a Participant’s employment will be deemed to have been involuntarily terminated as a result of a Change of Control if it is involuntarily terminated other than for Cause at any time beginning on the date of the Change of Control up to and including the first anniversary of the Change of Control.

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160	ANNEX B
(c)	A “Change of Control” shall be deemed to occur if and when:
(i)	any person, including a “person” as such term is used in Section 14(d)(2) of the 1934 Act (a “Person”), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;
(ii)	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)	all or substantially all of the assets of the Company are sold, transferred, or distributed, or the Company is dissolved or liquidated; or
(iv)	a reorganization, merger, consolidation, or other corporate transaction involving the Company (a “Transaction”) is consummated, in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such Transaction.

12. Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions, and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, cancellation, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award. The Committee need not require the formal execution or acceptance of such document by the Participant, in which case acceptance of any benefit of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions, and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time. Any assertion by an Employee that any term, condition, limitation, or restriction of the Award as specified in the Award Agreement is invalid or not binding on such Employee because of his or her non-acceptance of the Award Agreement (or any portion thereof) shall be deemed a refusal of the Award and the Employee shall cease to be a Participant with respect to the Award, which shall be immediately cancelled. Notwithstanding any provision of the Plan or of an Award Agreement to the contrary, each Award shall be subject to the Company’s mandatory clawback policy issued and established pursuant to Section 954 of the Dodd-Frank Act and applicable exchange listing standards (to the extent the Participant is subject to that policy).

13. Tax Withholding

Participants shall be solely responsible for any applicable taxes (including without limitation income, payroll, and excise taxes) and penalties, and any interest that accrues thereon, which they incur under applicable law in connection with the receipt, vesting, or exercise of any Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit or require shares to be tendered or sold (including shares of Common Stock delivered or vested in connection with an Award) in any method so specified and in an amount sufficient to cover withholding of, any federal, state, local, foreign, or other governmental taxes or charges required by law, or hypothetical taxes required to be paid by a Participant pursuant to a tax-equalization policy for expatriate employees, and to take such other

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ANNEX B	161

action as may be necessary to satisfy any such withholding or payment obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with GAAP, to the extent applicable. To the extent that a number of shares of Common Stock sufficient to satisfy a tax withholding obligation of the Company may not be withheld (whether because the Award has not vested in full pursuant to its terms, administrative procedures in effect at such time, applicable accounting principles, or any other reason), the Company shall have the right to condition the obligation of the Company to issue shares of Common Stock upon the exercise of an Option or a SAR, or in settlement of any vested Award, on the Participant paying to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any actual tax withholding (or hypothetical tax) liability. If the amount is not timely paid to the Company in cash by such Participant, the Company may cancel the Award and refuse to issue such shares.

14. Repayment Obligations and Right of Set-Off

(a)	If the Committee determines that all conditions to vesting and payment or distribution of an Award (or any portion thereof), or the vesting and exercisability of an Option or SAR (or any portion thereof), were not satisfied in full on the scheduled vesting date (including but not limited to, any Performance Condition), the Committee shall cancel such vesting and refuse to issue or distribute shares or cash and immediately terminate the Participant’s rights with respect to such Award (or improperly vested portion thereof). If any such Award (or portion thereof) has already been paid, distributed, or exercised, the Participant shall be obligated, upon demand, to: (i) in the case of an improperly vested Stock Award, return the amount of any cash payment received in settlement of the Stock Award (or improperly vested portion thereof), or if settled in shares, the number of shares of Common Stock issued in settlement of the Stock Award (or improperly vested portion thereof), or make a cash payment in an amount equal to the Fair Market Value of such shares on their vesting date, if greater than their Fair Market Value on the date they are due to be returned to the Company; or (ii) in the case of an improperly exercised Option or SAR, make a cash payment in an amount equal to the gain realized upon exercise of such Option or SAR (or improperly vested or exercised portion thereof), in each case, without reduction for any shares of Common Stock or cash withheld or paid to satisfy withholding, actual or hypothetical tax obligations in connection with such Awards or any other obligation of the Participant.
(b)	To the extent not prohibited by applicable law, and consistent with the requirements of Section 409A of the Code, if applicable, the Company will have the right: (x) to offset against its obligation to deliver vested shares of Common Stock or make any vested cash payment pursuant to any Award granted under the Plan: (i) any amounts paid by the Company or a Subsidiary to a third party pursuant to any award, judgment, or settlement of a complaint, arbitration, or lawsuit of which a Participant was the subject; and (ii) any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, clawback or other repayment obligations under any Awards granted under the Plan, or awards granted under any other plan, or any obligations pursuant to a tax-equalization or housing allowance policy or other expatriate benefit) that a Participant then owes to the Company or a Subsidiary; and (y) if Participant recovers any amount in the nature of severance pay or compensation for hypothetical or potential future services in connection with any legal claim or action alleging violation of law relating to Participant’s employment or termination thereof, whether by reason of a decision or settlement of such claim, reduce the amount to be paid in connection with the settlement of the Award following the termination of Participant’s employment, on a dollar-for-dollar basis, by the pre-tax amount required to be paid for the Participant’s account (including legal fees) in connection with such claim or action. The Company may not retain any funds or securities described herein, or set-off obligations or liabilities described above, until such time as such funds or securities would otherwise be distributable or payable to Participant in accordance with the applicable award terms. Only after-tax amounts will be applied to set-off any such obligations and liabilities and Participant will remain liable to pay any amounts that are not thereby satisfied in full.

15. Other Benefit and Compensation Programs

Awards granted under the Plan and amounts received upon vesting or exercise of an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits under any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless

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162	ANNEX B

specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions, restrictions, and limitations as may be provided in the Award Agreement.

16. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent that any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

17. Expenses of the Plan

The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries. The Company may require Subsidiaries to pay for the Common Stock issued under the Plan to Participants employed (or formerly employed) by such Subsidiaries.

18. Rights as a Stockholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 6(d) or Section 8.

19. Future Rights

No Employee shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans, or arrangements as they deem appropriate or necessary. The adoption of the Plan or the granting of any Award shall not confer upon any Employee any right to continued employment in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of its Employees at any time, free from any claim or liability under the Plan. Unless expressly provided otherwise elsewhere in the Plan or in an Award Agreement, Awards under the Plan shall be made in anticipation of future service and/or subject to other vesting conditions and will not be earned until all conditions to vesting have been satisfied.

20. Amendment and Termination

The Plan may be amended, suspended, or terminated at any time by the Committee, provided that no amendment shall be made without stockholder approval, if it would (a) materially increase the number of shares available under the Plan (other than pursuant to Section 6(d)), (b) materially expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) materially extend the term of the Plan, (e) materially change the method of determining the exercise price of an Award, (f) delete or limit the Plan’s prohibition against Repricing, or (g) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is then traded or quoted). No such amendment referred to above shall be effective unless and until it has been approved by the stockholders of the Company. The Committee retains the right to modify an Award without a Participant’s prior consent if it determines that the modification is required to comply with applicable law, regulation, or regulatory guidance

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ANNEX B	163

(including applicable tax law). Except as may be provided by Section 7(e), Section 11, and this Section 20, any other adverse modification shall not be effective without the Participant’s written consent. The Company shall furnish or make available to Participants a written notice of any modification through a brochure, prospectus supplement, or otherwise, which notice shall specify the effective date of such modification.

21. Successors and Assigns

The Plan and any applicable Award Agreement entered into under the Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Participants, including, without limitation, the executors, administrators, or trustees of a Participant’s estate, or any receiver or trustee in bankruptcy or representative of a Participant’s creditors.

22. Governing Law

The Plan and all Award Agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York, except that any principles or provisions of New York law that would apply the law of another jurisdiction (other than applicable provisions of U.S. federal law) shall be disregarded. Notwithstanding the foregoing, matters with respect to indemnification, delegation of authority under the Plan, and the legality of shares of Common Stock issued under the Plan, shall be governed by the Delaware General Corporation Law.

23. Tax Compliance

Awards granted hereunder shall comply with or be exempt from Section 409A of the Code, unless otherwise determined by the Committee. If, pursuant to any Award that is subject to Section 409A of the Code, a Participant is entitled to receive a payment on a specified date, such payment shall be deemed made as of such specified date if it is made (a) not earlier than 30 days before such specified date, and (b) not later than December 31 of the year in which such specified date occurs or, if later, the fifteenth day of the third month following such specified date; provided that the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which such payment is made. If, pursuant to any Award that is subject to Section 409A of the Code, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the regulations promulgated under the Code. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (a) qualify for favorable U.S. or foreign tax treatment, or (b) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Sections 409A and 457A of the Code.

24. Severability

If any provision of this Plan is finally held to be invalid, illegal, or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability, and the remaining provisions shall not be affected thereby; provided that, if any such provision is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed modified to the minimum extent necessary in order to make such provision enforceable.

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Citigroup Inc.
388 Greenwich Street
New York, NY 10013

MIX
Paper from responsible sources
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www.fsc.org

CITIGROUP INC.
3800 CITIGROUP CENTER DRIVE
BLDG G, MAIL ZONE G3-23
TAMPA, FL 33610-9122

SCAN TO VIEW MATERIALS & VOTE
VOTE BY INTERNET - www.proxyvote.com or from a mobile phone scan the QR code above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 29, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 29, 2024. Have this proxy card in hand when you call and then follow the recorded instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope so that it is received prior to the Annual Meeting on April 30, 2024.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Citigroup Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
SHAREHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to the "Attend a Meeting" link at www.proxyvote.com.
To view or print a copy of the Proxy Statement or Annual Report on Form 10-K, go to www.citigroup.com/citi/investor/corporate_governance.html.
VOTE DURING THE MEETING - Go to www.virtualshareholdermeeting.com/CITI2024
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V34780-P04470-Z86847-Z86843	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CITIGROUP INC.
The Board of Directors recommends you vote FOR Proposals 1 through 4.

1. Proposal to elect 13 Directors:
		For	Against	Abstain
1a.	Ellen M. Costello	☐	☐	☐

1b.	Grace E. Dailey	☐	☐	☐

1c.	Barbara J. Desoer	☐	☐	☐

1d.	John C. Dugan	☐	☐	☐

1e.	Jane N. Fraser	☐	☐	☐

1f.	Duncan P. Hennes	☐	☐	☐

1g.	Peter B. Henry	☐	☐	☐

1h.	S. Leslie Ireland	☐	☐	☐

1i.	Renée J. James	☐	☐	☐

1j.	Gary M. Reiner	☐	☐	☐

1k.	Diana L. Taylor	☐	☐	☐

1l.	James S. Turley	☐	☐	☐

1m.	Casper W. von Koskull	☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify the selection of KPMG LLP as Citi's independent registered public accounting firm for 2024.	☐	☐	☐

3.	Advisory vote to Approve our 2023 Executive Compensation.	☐	☐	☐

4.	Approval of additional shares for, and a term extension and restatement of, the Citigroup 2019 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposals 5 through 10.		For	Against	Abstain

5.	Stockholder proposal requesting an Independent Board Chairman policy.	☐	☐	☐

6.	Stockholder proposal requesting a report on the effectiveness of Citi's policies and practices in respecting Indigenous Peoples' rights in Citi's existing and proposed financing.	☐	☐	☐

7.	Stockholder proposal requesting that the Board amend its Director Election Resignation By-Law.	☐	☐	☐

8.	Stockholder proposal requesting a report to Shareholders on risks created by the Company’s diversity, equity, and inclusion efforts.	☐	☐	☐

9.	Stockholder proposal requesting a report on risks of Politicized De-banking.	☐	☐	☐

10.	Stockholder proposal requesting a report disclosing the Board’s oversight regarding material risks associated with animal welfare.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please indicate if you would like to keep your vote confidential under the current policy.		☐	☐
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Information

The 2024 Annual Meeting of Stockholders will be held virtually on Tuesday, April 30, 2024, 9:00 a.m. Eastern Time.
To attend the meeting, you must be a stockholder on the record date. You will be able to attend the Annual Meeting as well as vote and participate in the question and answer session by visiting www.virtualshareholdermeeting.com/CITI2024 and entering the 16-digit control number included in your proxy card as well as your first and last name and your email address.

Attending the Virtual Meeting: Electronic entry to the meeting will begin on Tuesday, April 30, 2024, at 8:45 a.m. Eastern Time and the meeting will begin promptly at 9:00 a.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the Virtual Stockholder Meeting page.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice
and Proxy Statement and Annual Report are available at
www.citigroup.com/citi/investor/corporate_governance.html and/or www.proxyvote.com/Citi

V34781-P04470-Z86847-Z86843
CITIGROUP INC.
Proxy Solicited on Behalf of the Board of Directors of Citigroup Inc.
for the Annual Meeting of Stockholders, April 30, 2024

The undersigned hereby constitutes and appoints John C. Dugan, Jane N. Fraser and Brent J. McIntosh, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Stockholders of Citigroup Inc. ("Citigroup") to be held on Tuesday, April 30, 2024, at 9:00 a.m. Eastern Time and at any adjournments or postponements thereof, as hereinafter specified on the proposals set forth on the reverse side and in their discretion upon such other matters properly coming before the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-4, and AGAINST Proposals 5-10 and will be voted in the discretion of the proxies (or, in the case of a Voting Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof. NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide full title.

Attention employee benefit plan participants: If you hold shares of Citigroup common stock through an employee benefit plan, you should vote this proxy card in order to instruct the trustee of the plan how to vote these shares. Your proxy must be received no later than 8:00 a.m., Eastern Time, on April 25, 2024 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential.

If shares of Citigroup common stock are issued to or held for the account of the undersigned under employee plans and voting rights are attached to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Citigroup common stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein and the terms of the applicable Voting Plan, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to, the matters set forth on the reverse side.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE